UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Zhongpin Inc.

(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules (14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

Zhongpin Inc. common stock, par value 0.001 (“common stock”)

(2)	Aggregate number of securities to which transaction applies:

37,209,344 shares of common stock less 9,687,505 shares of common stock held by the Rollover Investors (as defined in the Proxy Statement) and 787,000 shares of common stock issuable pursuant to the Company stock options.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing is $372,158,686.50. The maximum aggregate value of the transaction was calculated based upon the sum of (A)(1) 27,521,839 shares of common stock issued and outstanding and owned by persons other than the Company and the Rollover Investors (as defined in the Proxy Statement) on March 15, 2013, multiplied (2) by $13.50 per share (the “per share merger consideration”) and (B)(1) 787,000 shares of common stock issuable pursuant to the Company stock options, as of March 15, 2013, multiplied by (2) the excess of the per share merger consideration over the weighted average exercise price of $12.72. The filing fee equals the product of 0.00013640 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:

$372,158,686.50

(5)	Total fee paid:

$50,762.44

☒	Fee paid previously with preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

ZHONGPIN INC.

May 28, 2013

To the Stockholders of Zhongpin Inc.:

You are cordially invited to attend a special meeting of stockholders of Zhongpin Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) to be held at 10:00 a.m., local time, on Thursday, June 27, 2013, at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500.

On February 8, 2013, we entered into an Amended and Restated Agreement and Plan of Merger (the “merger agreement”) with Golden Bridge Holdings Limited, a Cayman Islands exempted company (“Parent”), Golden Bridge Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Mr. Xianfu Zhu, our Chairman and Chief Executive Officer (solely for the purposes of Section 6.15), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Xianfu Zhu. At the special meeting, we will ask you to adopt the merger agreement.

If the merger is completed, at the effective time of the merger, all shares of Company common stock will be cancelled, and, other than as provided below, each share of Company common stock that has been canceled will be converted into the right to receive $13.50 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.” The following shares of Company common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares of common stock owned by the Company as treasury stock and shares owned by Parent or Merger Sub, including shares contributed to Parent by the Rollover Investors (as defined below), all of which shares of common stock will be canceled at the effective time of the merger without the right to receive any consideration thereon, and (b) shares of common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the Delaware General Corporation Law, which shares of common stock will be canceled at the effective time for the merger and will entitle the former holders thereof to receive the appraised value thereon in accordance with such holder’s appraisal rights under the Delaware General Corporation Law.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders, and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders and recommended that our stockholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement. Our board of directors also recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of the per share merger consideration over the relevant exercise price per share.

The merger cannot be completed unless the merger agreement is adopted by (i) stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates. More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached thereto as Annex A.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Mr. Xianfu Zhu, our Chairman and Chief Executive Officer, beneficially owns approximately 17.3% of the total number of outstanding shares of Company common stock. Mr. Xianfu Zhu, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang (collectively, the “Rollover Investors”) have agreed with Parent to contribute to Parent all of the shares of Company common stock owned by them in exchange for ordinary shares of Jinqiao Investments Limited immediately prior to the completion of the merger. The Rollover Investors, including Mr. Xianfu Zhu, own approximately 26% of the total number of outstanding shares of Company common stock. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of our stockholders generally.

We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement but will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

We appreciate your continued support of the Company.

Sincerely,

/s/ Xianfu Zhu

Xianfu Zhu
Chairman of the board of directors

/s/ Raymond Leal

Raymond Leal
Chairman of the special committee

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated May 28, 2013 and is first being mailed to stockholders on or about May 29, 2013.

ZHONGPIN INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 27, 2013

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Zhongpin Inc. (the “Company,” “we,” “us” or “our”) will be held at 10:00 a.m., local time, on June 27, 2013, at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500, for the following purposes:

1.	To adopt the Amended and Restated Agreement and Plan of Merger, dated February 8, 2013, (the “merger agreement”), with Golden Bridge Holdings Limited, a Cayman Islands exempted company (“Parent”), Golden Bridge Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Mr. Xianfu Zhu, our Chairman and Chief Executive Officer (solely for the purposes of Section 6.15), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Xianfu Zhu;
2.	To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger; and
3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto as Annex A.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders, and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders and recommended that our stockholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement. Our board of directors also recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger.

Mr. Xianfu Zhu, our Chairman and Chief Executive Officer, beneficially owns approximately 17.3% of the total number of outstanding shares of Company common stock. Mr. Xianfu Zhu, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang (collectively, the “Rollover Investors”) have agreed with Parent to contribute to Parent all of the shares of Company common stock owned by them in exchange for ordinary shares of Jinqiao Investments Limited immediately prior to the completion of the merger. The Rollover Investors, including Mr. Xianfu Zhu, own approximately 26% of the total number of outstanding shares of Company common stock.

Only stockholders of record at the close of business on May 23, 2013, the record date, are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

The adoption of the merger agreement requires the affirmative vote of (i) stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date and

(ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates. The approval of, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger requires the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date, assuming a quorum is present. The adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement but will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,

/s/ Xianfu Zhu

Xianfu Zhu
Chairman of the board of directors
Changge City, Henan Province, People’s Republic of China
May 28, 2013

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY TELEPHONE, OVER THE INTERNET, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement but will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call
MacKenzie Partners, Inc., the firm assisting us with this proxy solicitation, at +1 (212) 929-5500 (Collect call) or toll free at +1 (800) 322-2885.

i

ii

ZHONGPIN INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 27, 2013

PROXY STATEMENT

This proxy statement contains information related to a special meeting of stockholders of Zhongpin Inc. which will be held at 10:00 a.m., local time, on June 27, 2013, at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500 and any adjournments or postponements thereof. We are furnishing this proxy statement to stockholders of Zhongpin Inc. as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting. This proxy statement is dated May 28, 2013 and is first being mailed to stockholders on or about May 29, 2013.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information” beginning on page 108. In this proxy statement, the terms “we,” “us,” “our,” “Zhongpin” and the “Company” refer to Zhongpin Inc. and its subsidiaries. We refer to China Wealth Growth Fund I L.P. as “China Wealth.” We refer to Jinqiao Investments Limited as “Holdco”. We refer to Golden Bridge Holdings Limited as “Parent” and Golden Bridge Merger Sub Limited as “Merger Sub.” We refer to Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang, together with Mr. Xianfu Zhu as the “Rollover Investors.” When we refer to the “ merger agreement” we mean the Amended and Restated Agreement and Plan of Merger, dated as of February 8, 2013, among the Company, Parent, Merger Sub and Mr. Xianfu Zhu (solely for the purposes of Section 6.15).

The Parties Involved in the Merger
(page 16)

Zhongpin Inc.

Zhongpin Inc. is principally engaged in the meat and food process and distribution business in the People’s Republic of China, specializing in pork and pork products, vegetables and fruits.

Our principal executive offices are located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China. Our telephone number is +86 10-8455 4188 and our fax number is +86 374-6227818.

For a description of our history and development, business and organizational structure, see our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. See “Where You Can Find More Information” for a description of how to obtain a copy of our Annual Report.

Mr. Xianfu Zhu

Mr. Xianfu Zhu is a director, Chairman of the board of directors, Chief Executive Officer and President of the Company. The business address for Mr. Xianfu Zhu is 21 Changshe Road, Changge City, Henan Province, People’s Republic of China. Mr. Xianfu Zhu’s telephone number is +86 10-8455 4188. Mr. Xianfu Zhu is a citizen of the People’s Republic of China. Mr. Xianfu Zhu beneficially owns approximately 17.3% of the total number of outstanding shares of Company common stock.

Golden Bridge Holdings Limited

Golden Bridge Holdings Limited, which we refer to as “Parent”, was incorporated under the laws of the Cayman Islands and was formed by Mr. Xianfu Zhu for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. The registered office of

Parent is located at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands and its telephone number is +86 374 6219316.

Golden Bridge Merger Sub Limited

Golden Bridge Merger Sub Limited, which we refer to as “Merger Sub” was incorporated under the laws of Delaware and was formed by Mr. Xianfu Zhu for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. The registered office of Merger Sub is located in the City of Wilmington, County of New Castle, State of Delaware, United States of America and its telephone number is +86 374 6219316.

Rollover Investors

The Rollover Investors have agreed with Parent to contribute to Parent all of the shares of Company common stock owned by them (the “Rollover Shares”), representing 26% of the total number of outstanding shares of Company common stock, including the shares owned by Mr. Xianfu Zhu, in exchange for ordinary shares of Holdco immediately prior to the completion of the merger.

Overview of the Transaction
(page 19)

The Company, Parent, Merger Sub and Mr. Xianfu Zhu entered into the merger agreement on February 8, 2013, which amended and restated the original merger agreement signed on November 26, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding immediately prior to the closing (other than treasury shares owned by the Company, shares owned by Parent, Merger Sub, including shares contributed to Parent by the Rollover Investors, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the Delaware General Corporation Law (“DGCL”)) will convert into the right to receive $13.50, per share, without interest, as described below; and
•	all shares of Company common stock will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated), or the appraisal right under the DGCL if the applicable holder has exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL.

Following and as a result of the merger:

•	Company stockholders (other than the Rollover Investors) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
•	shares of Company common stock will no longer be listed on the Nasdaq Stock Market (“NASDAQ”), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and
•	the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

The Special Meeting
(page 79)

The special meeting will be held on June 27, 2013 at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500. At the special meeting, you will be asked to, among other things, adopt the merger agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement
(page 79)

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on May 23, 2013, the record date for the special meeting. On that date, there were 37,209,344 shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of (i) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned, directly or indirectly, by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates. We refer to the approval described in clause (ii) above as the “majority of the minority” requirement. Any shares owned, directly or indirectly by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates that are voted will be counted towards determining whether the resolution has passed pursuant to clause (i) above but not towards determining whether the majority of the minority vote requirement has been satisfied.

Based on the 37,209,344 shares of Company common stock outstanding on the record date for the special meeting, 18,604,673 shares must be voted in favor of the resolution to adopt the merger agreement. In the event that Mr. Xianfu Zhu and the Rollover Investors vote all of their shares to approve the resolution, which they have agreed to do pursuant to a voting agreement, 8,887,168 shares must be voted by other stockholders in favor of the resolution for it to be passed.

Based on the 37,209,344 shares of Company common stock outstanding on the record date for the special meeting, 13,745,920 of the shares held by unaffiliated stockholders must be voted in favor of the adoption of the merger agreement to satisfy the majority of the minority requirement.

Pursuant to a voting agreement, the Rollover Investors have agreed to vote 9,717,505 shares, constituting approximately 26% of the Company’s total common stock outstanding, in favor of the proposal to adopt the merger agreement.

See “The Special Meeting” beginning on page 79 for additional information.

Merger Consideration

If the merger is completed, at the effective time of the merger, all shares of Company common stock will be cancelled and, other than as provided below, each share of Company common stock that has been cancelled, will be converted into the right to receive $13.50 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.” Common stock owned by the Company as treasury stock or owned by Parent or Merger Sub (including shares of Company common stock contributed to Parent by the Rollover Investors) will be canceled without payment of per share merger consideration. Shares of Company common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL will be canceled without payment of per share merger consideration and such stockholders will instead be entitled to appraisal rights under the DGCL.

A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration after we have completed the merger. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action required on your part. See “Exchange and Payment Procedures” beginning on page 85 for additional information.

Treatment of Company Stock Options (page 85)

The merger agreement provides that immediately prior to the effective time of the merger each outstanding stock option, whether vested or unvested, will be canceled as of the effective time of the merger and converted into the right to receive, as soon as reasonably practicable after the completion of the merger, an amount in cash equal to the excess, if any, of the per share merger consideration ($13.50) over the exercise price per share of such stock option, without interest and less any required withholding taxes. See “The Merger Agreement — Treatment of Common Stock and Options” beginning on page 85 for additional information.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger
(page 34)

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Our board of directors and the special committee believe that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the adoption of the merger agreement and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders, see “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34 for additional information.

Positions of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors Regarding the Fairness of the Merger
(page 58)

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders. However, none of China Wealth, Parent, Merger Sub or the Rollover Investors has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to our unaffiliated stockholders. Their belief is based upon the factors discussed under the captions, “Special Factors — Positions of China Wealth, Parent, Merger Sub and the Rollover Investors Regarding the Fairness of the Merger” beginning on page 58 of this proxy statement.

Purposes and Effects of the Merger
(pages 19 and 60)

If the merger is completed, all of our equity interests will be owned by Parent. Except for the Rollover Investors through their indirect interest in Parent, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the merger. As a result, our current stockholders (other than the Rollover Investors) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Shares of Company common stock are currently listed on NASDAQ under the symbol “HOGS”. It is expected that, following the consummation of the merger, the Company will cease to be a publicly traded company and shares of Company common stock will no longer be traded on NASDAQ or any other public market and will instead become a privately-held company directly owned by Parent and indirectly, through Holdco, by China Wealth and the Rollover Investors. Following the completion of the merger, the shares of Company common stock will cease to be listed on NASDAQ, and price quotations with respect to sales of shares of Company common stock in the public market will no longer be available. In addition, registration of the shares of Company common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if the shares of Company common stock are not listed on a national securities exchange and there are fewer than 300 record holders of the shares of Company common stock. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the shares of Company stock under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley, applicable to public companies, and our shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

Opinion of Cowen and Company (Asia) Limited (“Cowen”), Financial Advisor to the Special Committee
(page 41)

On February 8, 2013, Cowen rendered an oral opinion to the special committee (which was confirmed in writing by delivery of Cowen’s written opinion dated the same date), as to the fairness, from a financial point of view, to the holders of the Company’s common stock, other than shares held by (i) the Company as treasury stock and any wholly owned subsidiary of the Company, (ii) Parent, Merger Sub and the Rollover Investors and (iii) stockholders of the Company who have properly exercised and perfected their appraisal rights under Delaware law (together, the “Excluded Holders”) of the per share merger consideration.

The full text of the written opinion of Cowen, dated February 8, 2013, is attached to this proxy statement as Annex B and is incorporated by reference. Holders of the Company’s common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. Cowen’s analyses and opinion were prepared for and addressed to the special committee and are directed only to the fairness, from a financial point of view, of the per share merger consideration and do not constitute an opinion as to the merits of the proposed merger or a recommendation to any stockholder as to how to vote on the proposed merger. The per share merger consideration was determined through negotiations between the special committee and Mr. Xianfu Zhu and not pursuant to recommendations of Cowen.

Opinion of Duff & Phelps, LLC (“Duff & Phelps”), Financial Advisor to the Special Committee
(page 48)

On February 8, 2013, Duff & Phelps rendered an oral opinion to the special committee (which was confirmed in writing by delivery of Duff & Phelps’ written opinion dated the same date), as to the fairness, from a financial point of view, to the public stockholders of the Company (other than the Rollover Investors and affiliates of the Rollover Investors to the extent applicable and shares held by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL) of the $13.50 per share merger consideration to be received by such stockholders in connection with the merger (without giving effect to any impact of the merger on any particular stockholder of the Company other than in its capacity as a stockholder).

The full text of the written opinion of Duff & Phelps, dated February 8, 2013, is attached to this proxy statement as Annex C and is incorporated by reference. The opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion. The opinion of Duff & Phelps was addressed to the special committee, was given solely with respect to the merger and is not intended to be used, and may not be used, for any other purpose.

Financing of the Merger
(page 66)

Parent estimates that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger but excluding the investment of the Rollover Investors, is anticipated to be approximately $376 million. This amount is expected to be provided through a combination of (i) equity contributions from China Wealth totaling approximately $85 million, (ii) rollover financing from the Rollover Investors totaling approximately $131 million (based on the number of shares of common stock they own and the per share merger consideration); and (iii) debt financing of approximately $320 million. See “Special Factors — Financing of the Merger” beginning on page 66 for additional information.

Limited Guaranties
(page 67)

Mr. Xianfu Zhu and China Wealth have agreed to guarantee 60.61% and 39.39% (determined based upon the relative size of their equity commitments to Parent) respectively, of the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee, but Mr. Xianfu Zhu has also agreed to be liable for the entire amount of the obligations of Parent if Parent and China Wealth default on their obligations. See “Special Factors — Limited Guaranties” beginning on page 67 for additional information.

Interests of the Company’s Directors and Executive Officers in the Merger
(page 68)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

•	the expected beneficial ownership of equity interests in Parent by the Rollover Investors;
•	continued indemnification and liability insurance for directors and officers following completion of the merger;
•	the potential enhancement or decline of the share value for Parent, of which the Rollover Investors (including certain executive officers and directors of the Company) will be beneficial owners after the effective time of the merger, as a result of the merger and future performance of the surviving company;
•	prior to the effective time, the cancellation of each outstanding stock option (including 67,000 stock options held by the directors and executive officers), whether vested or unvested, and conversion into the right to receive, as soon as reasonably practicable after the completion of the merger, an amount in cash equal to the excess, if any, of the per share merger consideration ($13.50) over the exercise price per share of such stock option, without interest and less any required taxes (such net amount being $26,400 in the aggregate for the directors and executive officers holding stock options);
•	the compensation of members of the independent committee in exchange for their services in such capacity at a rate of a one-time fee of $30,000 and $5,000 per month until the earlier of (i) the effective time of the merger and (ii) the date upon which the fees paid equal $100,000 for the chairman and a one-time fee of $25,000 and $3,000 per month until the earlier of (i) the effective time of the merger and (ii) the date upon which the fees paid equal $70,000 for the other members of the independent committee (the payment of which is not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger); and
•	the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions.

See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 68 for additional information.

Accounting Treatment of the Merger
(page 93)

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations — Related Issues.”

Conditions to the Merger
(page 93)

The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement — Conditions to the Merger” beginning on page 93.

Regulatory Approvals
(page 72)

Other than filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by our stockholders and complying with U.S. federal securities laws, none of the parties is aware of any other required regulatory approvals. See “Special Factors — Regulatory Matters” beginning on page 72.

Solicitation of Alternative Transaction Proposals
(page 91)

At any time from and after the execution of the merger agreement and until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

•	solicit, initiate or knowingly facilitate or encourage any inquiry or the making of any alternative transaction proposals;
•	engage in, continue or otherwise participate in discussions or negotiations with any person with respect to any alternative transaction proposal;
•	provide any non-public information to any person in connection with or to encourage or facilitate a alternative transaction proposal; or
•	enter into any letter of intent, agreement or agreement in principle with respect to any alternative transaction proposal.

At any time from and after 12:00 a.m., Beijing time, on February 8, 2013 and prior to the time the Company’s stockholders adopt the merger agreement, if the Company receives an unsolicited written alternative transaction proposal from any person, the Company may:

•	contact such person to clarify the terms and conditions of such proposal; and
•	engage in discussions or negotiations with such person, and furnish to such third party information (including non-public information) pursuant to an acceptable confidentiality agreement (provided that the Company promptly makes such information available to Parent if not previously made available to Parent), if the special committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such alternative transaction proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

The Company must promptly advise Parent of any alternative transaction proposal, any initial request for non-public information concerning the Company or its subsidiaries from any person or group who would reasonably be expected to make an alternative transaction proposal and provide to Parent the material terms and conditions of any alternative transaction proposal including the identity of the person making such alternative transaction proposal.

Termination of the Merger Agreement
(page 94)

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•	any law, injunction, judgment, or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal has become final and non-appealable (but this right to terminate will not be available to a party if the issuance of such final, non-appealable law, injunction, judgment, or ruling is primarily due to the failure of such party to perform in all material respects any of its obligations under the merger agreement);
•	the merger has not been consummated by November 26, 2013 (the “walk-away date”) (but this right to terminate will not be available to a party if the failure to consummate the merger prior to the walk-away date was primarily due to the failure of such party to perform in all material respects any of its obligations under the merger agreement); or
•	the stockholder approval shall not have been obtained at the stockholders meeting duly convened therefor or any adjournment or postponement thereof;

by Parent, if:

•	the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to Parent and Merger Sub’s obligation to effect the merger and (ii) cannot be cured by the Company by the walk-away date, or if capable of being cured, is not cured within 60 days following receipt by the Company of written notice from Parent of Parent’s intention to terminate (or, if earlier, the walk-away date); provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to the Company’s obligation to effect the merger not being satisfied; or
•	the board of directors shall have effected an adverse recommendation change or a change in recommendation;

by the Company, if:

•	the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in the merger agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to the Company’s obligation to effect the merger and (ii) cannot be cured by the walk-away date, or if capable of being cured, is not cured within 60 days following receipt by the Parent or Merger Sub of written notice from the Company of the Company’s intention to terminate (or, if earlier, the walk-away date); provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Parent and Merger Sub’s obligation to effect the merger not being satisfied;
•	prior to the receipt of the stockholder approval, in order to concurrently enter into an agreement with respect to an alternative transaction proposal that constitutes a superior proposal, if (i) the Company has complied with the requirements described under “The Merger Agreement — Solicitation of Alternative Transaction Proposals” and (ii) prior to or concurrently with such termination, the Company pays the termination fee described under “The Merger Agreement — Termination Fees;”, to the extent applicable or
•	(i) the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated, (ii) the Company has irrevocably confirmed by notice to Parent that all conditions to the Company’s obligation to effect the merger have been satisfied or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated within ten business days after the delivery of such notice.

Termination Fees (page 95)

The merger agreement contains certain termination rights for the Company and Parent. Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $4.75 million. The merger agreement also provides that Parent will be required to pay the Company a reverse termination fee of $12.5 million in the event that the Company terminates the merger agreement because of Parent’s breach of the merger agreement or because Parent has not closed the merger within ten business days of notice that all conditions are satisfied. See “The Merger Agreement — Termination Fees” beginning on page 95.

Remedies
(page 96)

The Company’s right to receive the reverse termination fee from Parent (or Mr. Xianfu Zhu or China Wealth pursuant to the limited guaranties) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights described below, the sole and exclusive remedy of the Company against Parent, Merger Sub, the guarantors, the Rollover Investors, the financing sources of the debt financing or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or affiliates for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount(s) by Parent (or Mr. Xianfu Zhu or China Wealth pursuant to the limited guaranties) no other party shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Parent’s right to receive payment from the Company the applicable termination fee will be, subject to equitable relief, including specific performance, described below, the sole and exclusive remedy of Parent and Merger Sub (and the other related parties described in the preceding paragraph) against the Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount(s) by the Company, no other party will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Parent and Merger Sub are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement. The Company shall be entitled to enforce specifically the obligation of Parent and Merger Sub to send a drawdown notice under the facility agreement (as defined below, or the alternative financing agreement, if applicable) if the conditions to which the obligations of Parent and Merger Sub to consummate the merger are subject have been satisfied (other than conditions which by their nature cannot be satisfied until the effective time) and the funds contemplated by the facility agreement shall be available.

Appraisal Rights
(page 102)

If the merger is consummated, persons who are stockholders of the Company will have certain rights under Delaware law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Company common stock. Any shares of Company common stock held by a person who does not vote in favor of the adoption of the merger agreement, and demands appraisal of such shares of Company common stock in compliance with the applicable provisions of Delaware law will not be converted into the right to receive the per share merger consideration. A stockholder’s failure to vote against the merger will not constitute a waiver of his, her or its appraisal rights. However, if you sign and return a proxy card without indicating how you want your shares voted or vote by submitting a proxy by telephone or the Internet without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must check either the “against” or the “abstain” box next to the proposal on your card, vote in person or by submitting a proxy by telephone or the Internet against the proposal, register in person an abstention with respect thereto or not vote with respect to the transaction. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal. Neither voting against the proposal to adopt the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. Such appraisal rights, if the statutory procedures were complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting stockholders for their shares of Company common stock. The value so determined could be more or less than, or the same as, per share merger consideration.

You should read “Appraisal Rights” beginning on page 102 for a more complete discussion of the appraisal rights in relation to the merger as well as Annex D which contains a full text of the applicable Delaware statute.

Litigation Relating to the Merger
(page 76)

The Company and the members of the board of directors are named as defendants in purported class action lawsuits brought by stockholders of the Company. The lawsuits allege, among other things, that the members of the board of directors breached their fiduciary duties owed to the Company’s public stockholders and seek, among other things, to enjoin the defendants from completing the merger on the agreed-upon terms.

One of the conditions to the closing of the merger is that no injunction, judgment or ruling by a court or other governmental entity shall be in effect that enjoins, restrains, prevents or prohibits consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Material United States Federal Income Tax Consequences
(page 72)

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below) who receives cash for shares of Company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock. You should read “Special Factors — Material United States Federal Income Tax Consequences” beginning on page 72 for more information regarding the United States federal income tax consequences of the merger to stockholders. Because individual circumstances may differ, we urge stockholders to consult their tax advisors for a complete analysis of the effect of the merger on their U.S. federal, state and local and/or non-U.S. taxes.

Material PRC Income Tax Consequences
(page 75)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain recognized on the receipt of cash for shares of Company common stock pursuant to the merger should be subject to PRC tax to holders of such stock that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for shares of Company common stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for shares of Company common stock pursuant to the merger or through the exercise of appraisal rights by our stockholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals or 10% in the case of corporations (subject to applicable treaty relief). You should consult your own tax advisor for a full understanding of the tax consequences of the merger or the exercise of appraisal rights to you, including any PRC tax consequences. Please see “Special Factors — Material PRC Income Tax Consequences” beginning on page 75 for additional information.

Background — Certain Developments Prior to the Execution of the Original Merger Agreement

Prior to the execution of the original merger agreement on November 26, 2012:

•	The special committee received a non-binding proposal from a potential strategic acquirer in the food and pork processing industry (“Company A”) to acquire all the outstanding stock of the Company not owned by the Chairman at $15.00 per share;
•	The special committee’s original financial advisor, Barclays Bank PLC (“Barclays”), informed the special committee on November 18, 2012 that it was not prepared to render an opinion on the fairness of the Chairman’s proposal of $13.50 per share at that time;
•	Based on subsequent discussions that representatives of Barclays had with representatives of Credit Suisse (Hong Kong) Limited (“Credit Suisse”), representatives of Barclays concluded that the Chairman was offering a per share price of $13.75 in the interest of a speedy conclusion of the transaction but Credit Suisse denies that it indicated that the Chairman was willing to increase the offer price;
•	On November 23, 2012, Barclays resigned as financial advisor to the special committee stating that it was “not in a position to render an opinion on [the Chairman’s] revised proposal of $13.75 per share”; and
•	The special committee and the board of directors on November 23, 2012 approved the merger agreement, the merger and the other transactions contemplated by the merger agreement notwithstanding the fact that the special committee had not received a fairness opinion and Barclays had resigned as financial advisor to the special committee.

Please see “Special Factors — Background of the Merger” beginning on page 20 for additional information regarding Company A’s non-binding proposal, including the conditions related thereto, the circumstances surrounding Barclay’s resignation as financial advisor to the special committee and the purported offer of $13.75 per share by Mr. Xianfu Zhu and the special committee’s determination to approve the transaction prior to receipt of a fairness opinion.

Additional Information
(page 108)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (“SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 108.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Why am I receiving this proxy statement?
A:	On February 8, 2013, we entered into an Amended and Restated Agreement and Plan of Merger (the “merger agreement”), with Parent, Merger Sub and Mr. Xianfu Zhu (solely for the purposes of Section 6.15) providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Xianfu Zhu. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the adoption of the merger agreement.
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	Adoption of the merger agreement;
•	Approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the named executive officers of the Company in connection with the merger; and
•	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Q:	As a stockholder, what will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $13.50 in cash, without interest thereon and less any required withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the merger agreement.
Q:	When and where is the special meeting of our stockholders?
A:	The special meeting of stockholders will be held at 10:00 a.m., Beijing time, on June 27, 2013, at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500.
Q:	What vote of our stockholders is required to adopt the merger agreement?
A:	For us to complete the merger, both (i) stockholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates must vote “FOR” the proposal to adopt the merger agreement.

At the close of business on May 23, 2013, the record date, 37,209,344 shares of Company common stock were outstanding and entitled to vote at the special meeting. Approximately 18,604,673 shares must be voted in favor of the resolution to adopt the merger agreement, assuming all stockholders will be present and voting in person or by proxy at the special meeting. In the event that Mr. Xianfu Zhu and the Rollover Investors vote all of their shares to approve the resolution, which they have agreed to do, 8,887,168 shares must be voted by other stockholders in favor of the resolution for it to be passed.

Based on the 37,209,344 shares of Company common stock outstanding and entitled to vote at the special meeting, approximately 13,745,920 of the shares held by unaffiliated stockholders must be voted in favor of the adoption of the merger agreement to satisfy the majority of the minority requirement.

Pursuant to a voting agreement, the Rollover Investors have agreed to vote 9,717,505 shares, constituting approximately 26% of the Company’s total common stock outstanding, in favor of the proposal to adopt the merger agreement at the special meeting.

Q:	What vote of our stockholders is required to approve other matters to be discussed at the special meeting?
A:	The proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of the per share merger consideration over the relevant exercise price per share and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies require the affirmative vote of the holders of a majority of the voting power of the Company common stock present or represented by proxy and entitled to vote thereon.
Q:	Who can attend and vote at the special meeting?
A:	All stockholders of record as of the close of business on May 23, 2013, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock.
Q:	How does our board of directors recommend that I vote?
A:	Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

You should read “Special Factors — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34 for a discussion of the factors that our special committee and board of directors considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” beginning on page 68.

Q:	How will our directors and executive officers vote on the proposal to adopt the merger agreement?
A:	Pursuant to a voting agreement entered into on November 26, 2012, Mr. Xianfu Zhu and Mr. Baoke Ben, have agreed to vote all of their shares in favor of the adoption of the merger agreement, at any stockholders’ meeting of the Company. As of May 23, 2013, the record date for the special meeting, our directors (including Mr. Xianfu Zhu) and current executive officers owned, in the aggregate, 7,950,505 shares of Company common stock entitled to vote at the special meeting, or collectively approximately 21% of the outstanding shares of Company common stock entitled to vote at the special meeting.
Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Company common stock?
A:	Yes. Stockholders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law. See “Appraisal Rights” beginning on page 102. For the full text of Section 262 of the DGCL, please see Annex D hereto.

Q:	How do I cast my vote if I am a holder of record?
A:	If you were a holder of record on May 23, 2013, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

If you properly transmit and sign your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee?
A:	If you hold your shares in “street name,” which means your shares of Company common stock are held of record on May 23, 2013 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of Company common stock with instructions on how to vote your shares of Company common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.
Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?
A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.
Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	If I am a holder of certificated shares of Company common stock, should I send in my share certificates now?
A:	No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

Holders of uncertificated shares of Company common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration promptly after the effective time of the merger without any further action required on the part of such holders.

Q:	What happens if the merger is not completed?
A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ. Under specified circumstances, we may be required to pay Parent a termination fee in connection with the merger not being completed. See “The Merger Agreement — Termination Fees.”
Q:	When is the merger expected to be completed?
A:	We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the second quarter of 2013, however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain stockholder approvals and the other closing conditions under the merger agreement must be satisfied or waived.
Q:	Who can help answer my questions?
A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, Inc., the firm assisting us with this proxy solicitation, at +1 (212) 929-5500 (Collect call) or toll free at +1 (800) 322-2885.

SPECIAL FACTORS

The following description is a summary of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Amended and Restated Agreement and Plan of Merger attached to this proxy statement as Annex A for a more complete understanding of the merger.

The Parties

Zhongpin Inc.

Zhongpin Inc. is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables in the People's Republic of China. The company is a leading enterprise in developing a nationally recognized high quality brand for meats and food products through a brand image that appeals to the new Chinese middle class lifestyle. Zhongpin’s philosophy is to embrace the modern Chinese culture by being a positive part of everyday meals which bring happiness for today and for future generations. The Company has a complete state-of-the-art vertically-integrated fresh meat and meat products supply chain from farming, slaughtering, cutting, processing and wholesaling to retailing. The Company’s advanced logistic system includes integration and coordination of the transportation, warehouse management and inventory control systems as well as the integration of its marketing and manufacturing. All of the production lines are ISO 9001 certified, have passed HACCP (Hazard Analysis and Critical Control Point) under GMP (Good Manufacturing Practice) and SSOP (Sanitation Standard Operating Procedure in China). The Company also exports its products to the Europe, Hong Kong as well as other selected countries and regions in Asia. The Company’s principal executive offices are located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500 and its telephone number is +86 374 6216633.

China Wealth Growth Fund I L.P.

China Wealth Growth Fund I L.P. is organized as a private equity fund under the laws of the Cayman Islands. ZT China Wealth Management Limited, a Cayman Islands company, is the general partner of China Wealth Growth Fund I L.P. and is responsible for operating and managing the fund. The assets of the fund are to be invested in China-related companies, especially in areas of consumer products and advanced manufacturing. The registered offices of China Wealth Growth Fund I L.P. and ZT China Wealth Management Limited are located at Intertrust Corporate Services (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman, KY1-9005, and their telephone number is +86 10 8532 5935.

Rollover Investors

The Rollover Investors are Mr. Xianfu Zhu, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang.

Information on Mr. Xianfu Zhu, Mr. Baoke Ben and Mr. Chaoyang Liu is set forth below in “Special Factors — Business and Background of Natural Persons Related to the Company.”

Jinqiao Investments Limited

Jinqiao Investments Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands which we refer to as “Holdco”, was formed by Mr. Xianfu Zhu solely for the purpose of owning the Parent and Merger Sub and, after the merger, the Company. Holdco is owned by Mr. Xianfu Zhu. Holdco has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. The registered offices of Holdco are located at P O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and its telephone number is +86 374 6219316.

Golden Bridge Holdings Limited

Golden Bridge Holdings Limited, a Cayman Islands exempt company with limited liability which we refer to as “Parent,” was formed by Mr. Xianfu Zhu solely for the purpose of owning the Company after the merger and arranging the related financing transactions. Parent is currently owned by Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. The registered offices of Parent are located at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands, Cayman Islands, and its telephone number is +86 374 6219316.

Golden Bridge Merger Sub Limited

Golden Bridge Merger Sub Limited, a Delaware corporation which we refer to as “Merger Sub,” was formed by Parent solely for the purpose of completing the merger. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located in City of Wilmington, State of Delaware, United States of America and its telephone number is +86 3746219316.

Business and Background of Natural Persons Related to the Company

Set forth below for each director and executive officer of the Company is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director or executive officer. None of the Company nor any of the Company’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Company nor any of the Company’s directors or executive officers listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below, with the exception of Mr. Leal, is a citizen of the People’s Republic of China. Mr. Leal is a citizen of the United States.

Executive Officers

Xianfu Zhu.  Mr. Xianfu Zhu has served as Chairman of our board of directors and our Chief Executive Officer since January 2006. Mr. Xianfu Zhu has been Chairman and Chief Executive Officer of our wholly-owned subsidiary and the predecessor to our company, Henan Zhongpin Food Share Co., Ltd. (“Henan Zhongpin”) since its inception in 1993. Mr. Xianfu Zhu graduated from Beijing Technology and Business University and received an EMBA from Tsinghua University.

Baoke Ben.  Mr. Ben became our director in June 2007 and became our Executive Vice President in January 2006. Mr. Ben has been an Executive Vice President of Henan Zhongpin since July 2002 and was Director of Technology of Henan Zhongpin from October 1999 to July 2002. Prior to joining Henan Zhongpin in October 1999, Mr. Ben was a researcher at the Agriculture Research Center. Mr. Ben graduated from Henan Finance & Economy University and received his EMBA from Tsinghua University.

Feng Wang.  Mr. Wang has served as our Vice President, Chief Financial Officer, Financial Controller and Treasurer since October 2008. Prior to joining us, Mr. Wang served as Group Finance Controller at Agria Corporation, an agri-solutions provider that is listed on the New York Stock Exchange, from November 2007 to September 2008, as Deputy Chief Financial Officer at Beijing Media Company, an adverting sales company that is listed on the Stock Exchange of Hong Kong, from September 2006 to November 2007, and as Finance Director of Mediact Jingwen Media Group, a music publishing, advertising and public relations company located in Beijing, from January 2005 to August 2006.

Chaoyang Liu.  Mr. Liu has served as our Vice President of Operations since September 2007. Mr. Liu has also been serving as General Manager of our chilled and frozen products department since June 2005. In addition, Mr. Liu has served as Chairman of Henan Zhongpin Business Development Co., Ltd. since September 2006 and Chairman of Heilongjiang Zhongpin Food Co., Ltd. since November 2006. Mr. Liu joined Henan Zhongpin in 1993 and has been responsible for several areas of its operations, including product distribution, market research and product improvement.

Directors (other than Mr. Xianfu Zhu and Mr. Baoke Ben)

Raymond Leal.  Mr. Leal has served as our director since June 2007. Mr. Leal taught as an adjunct professor at the undergraduate and graduate level at several universities from 1978 to 2008. Most recently, Mr. Leal taught mathematics and statistics at Coastal Carolina University from 1997 to 2008 and finance and accounting at Webster University from 1999 to 2005. Mr. Leal served as Financial Advisor to clients of several regional investment banks based in Atlanta, Georgia from 1990 to 2002. Prior to that, Mr. Leal managed the mergers and acquisition practice for Sun Trust Banks from 1987 to 1990, served as Vice President of Corporate Development and Treasurer at Texas Eastern Corporation, a NYSE-listed energy company, from 1981 to 1987, and served as Assistant Treasurer at Progress Energy, a NYSE-listed electric power company, from 1976 to 1981.

Yaoguo Pan.  Mr. Pan has served as our director since September 2007. Mr. Pan has been a researcher at the Development Research Center, a policy research and consulting institution directly under the State Council of the People’s Republic of China, since 1990, where he is responsible for conducting research concerning the meat industry, including in the areas of meat consumption, food supply, animal husbandry and food nutrition. Prior to that, Mr. Pan served as an assistant researcher at China’s Central Rural Policy Research Office from 1987 to 1990, and was responsible for conducting research and investigations in the areas of rural policy at China’s Central Secretariat Rural Research Office from 1982 to 1987.

Xiaosong Hu.  Mr. Hu has served as our director since June 2011. Mr. Hu is currently a professor and an advisor to Ph.D. candidates at China Agricultural University, a position he has held since 1999. He has been engaged in teaching and research work in the Food Science and Engineering College of China Agricultural University since June 1988. Mr. Hu also concurrently serves in several academic and government organizations. He is Executive Vice President of the Science and Technology Development Academy of China Agricultural University, a member of the Growth Enterprise Market Technical Committee of the China Securities Regulatory Commission, Vice President of the Chinese Institute of Food Science and Technology, a member of the Science and Technology Committee of China’s Ministry of Agriculture, a member of the Academic Committee of the Chinese Academy of Agricultural Sciences and a member of the State Food and Nutrition Consultant Committee.

Business and Background of Natural Persons Related to China Wealth, Parent, Merger Sub and Holdco

Set forth below for each director and officer of China Wealth, Parent, Merger Sub and Holdco, is his or her respective present principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person. During the past five years, none of Parent, Merger Sub, Holdco or China Wealth and none of their respective directors or executive officers, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of Parent, Merger Sub, Holdco or China Wealth, and none of their respective directors or executive officers, has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the People’s Republic of China.

China Wealth

Dongfang Wang.  Ms. Wang serves as the director of ZT China Wealth Management Limited since October of 2012. Prior to joining ZT China Wealth Management Limited, Ms. Wang was a practicing lawyer, specializing in advising on investment banking matters, with broad experience in corporate reorganizations, mergers and acquisitions, financings and initial public offering. Ms. Wang practiced with DeHeng Law Firm between early 2008 and early 2010, and then with Jun Ze Jun Law Firm between early 2010 and early 2011. Ms Wang joined China Wealth Management (Tianjin) Limited as head of legal affairs and deputy investment director in early 2011. Ms. Wang is licensed as a People’s Republic of China lawyer.

Parent

Xianfu Zhu.  Mr. Xianfu Zhu has served as sole director of Parent since its formation. Mr. Xianfu Zhu has been Chairman and Chief Executive Officer of Zhongpin, Inc. and its wholly-owned subsidiary and predecessor, Henan Zhongpin since its inception in 1993. Mr. Xianfu Zhu graduated from Beijing Technology and Business University and received an EMBA from Tsinghua University.

Merger Sub

Xianfu Zhu.  Mr. Xianfu Zhu has served as sole director, president, treasurer and secretary of Merger Sub since its formation. Mr. Xianfu Zhu has been Chairman and Chief Executive Officer of Zhongpin, Inc. and its wholly-owned subsidiary and predecessor, Henan Zhongpin since its inception in 1993. Mr. Xianfu Zhu graduated from Beijing Technology and Business University and received an EMBA from Tsinghua University.

Holdco

Xianfu Zhu.  Mr. Xianfu Zhu has served as sole director of Holdco since its formation. Mr. Xianfu Zhu has been Chairman and Chief Executive Officer of Zhongpin, Inc. and its wholly-owned subsidiary and predecessor, Henan Zhongpin since its inception in 1993. Mr. Xianfu Zhu graduated from Beijing Technology and Business University and received an EMBA from Tsinghua University.

Overview of the Transaction

The Company, Parent and Merger Sub entered into the merger agreement on February 8, 2013, which amended and restated the original merger agreement signed on November 26, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Xianfu Zhu. The following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding immediately prior to the closing (other than treasury shares owned by the Company, shares owned by Parent, Merger Sub, including the shares contributed to Parent by the Rollover Investors, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration; and
•	all shares of Company common stock will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated) or the appraisal right under DGCL if the applicable holder has exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL.

Following and as a result of the merger:

•	Company stockholders (other than the Rollover Investors) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
•	shares of Company common stock will no longer be listed on the NASDAQ, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and
•	the registration of shares of Company common stock under the Exchange Act will be terminated.

Purpose of the Merger

The purpose of the merger is to enable Parent to acquire 100% control of the Company in a transaction in which the Company’s unaffiliated stockholders will be cashed out in exchange for $13.50 per share of Company common stock, so that Parent will bear the rewards and risks of the ownership of the Company after the merger, including any future earnings and growth of the Company which may result from improvements to the Company’s operations or acquisitions of other businesses.

The Company believes that as a privately-held entity, the Company’s management will have greater flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. As a privately-held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results, but that could increase the Company’s value over the long term. As a privately-held entity, the Company will also be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated stockholders’ concerns and to engage in dialogue with unaffiliated stockholders can also at times distract management’s time and attention from the effective operation and improvement of the business.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time of the merger (which we refer to as the “effective time”), consist of the sole director of Merger Sub, Mr. Xianfu Zhu, until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal. The officers of the Company will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

Background of the Merger

Our board of directors and senior management periodically review the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the board of directors and senior management also have periodically reviewed strategic alternatives that may be available to the Company, including potential joint ventures, acquisitions transactions and new business line.

During the second quarter of 2011, Mr. Xianfu Zhu, Chairman of the board of directors and Chief Executive Officer of the Company (the “Chairman”), was approached on separate occasions by two international private equity funds with respect to a potential going-private transaction involving the Company. The Chairman did not express an interest in participating in any such potential transaction with either private equity fund because (a) the Chairman had not had sufficient opportunity to study and analyze the process of a going-private transaction and its implications to the Company and (b) the Chairman believed that the benefits to the Company of having access to the international capital markets still outweighed the costs to the Company for remaining as a U.S. public company.

In July and August of 2011, shares of the Company experienced a significant increase in short selling activities followed by research reports published on the Internet alleging, among other things, that the Company's financial statements contained false and incomplete information and such financial statements materially differed from the Company's reported financial information submitted to PRC regulators. The Company categorically denied and vigorously defended against each and all of such allegations. The Chairman and other members of Company management spent a significant amount of time communicating with investors in response to those short selling activities.

During the second quarter and the third quarter of 2011, representatives of several investment banks separately approached the Chairman to introduce ideas with respect to a potential going-private transaction. In light of the volatility of the Company's share prices and the increase in short selling activity of the Company shares, the Chairman met with the representatives of the investment banks and listened to their high-level explanation of going-private transactions. In his meetings with the representatives of the investment banks, the Chairman also asked general questions with respect to the going private process and their experiences in going private transactions, but did not express any willingness to proceed with such a transaction.

The Chairman began to consider the feasibility of a going-private transaction involving the Company in late September 2011, and began to study and follow the developments of several going-private transactions involving similarly situated China-based issuers sponsored by their Chairmen and Chief Executive Officers.

Between September 2011 and March 2012, the Chairman continued to evaluate the pros and cons of a potential transaction. The Chairman also took into account the successful completion of several going-private transactions involving similarly situated China-based issuers in deciding whether to pursue the potential transaction. In March, 2012, the Chairman met with attorneys at Skadden, Arps, Slate, Meagher & Flom, LLP

(“Skadden”) and discussed the going-private process and key issues and concerns that may arise in a potential transaction. Thereafter, the Chairman engaged Skadden as his legal counsel in connection with a potential transaction because of its extensive experience in mergers and acquisitions, particularly going-private transactions involving China-based companies. The Chairman, with the assistance of Skadden, developed and prepared his proposal to submit to the board of directors. On March 27, 2012, the board of directors held a special meeting, during which the Chairman delivered his preliminary, non-binding proposal letter (the “Proposal Letter”) to acquire all of the outstanding common stock of the Company not then owned by him, in a going private transaction for $13.50 per share, in cash, subject to certain conditions. In the Proposal Letter, the Chairman, among other things: (a) outlined his desire to work with the board of directors to bring the proposed transaction to a successful and timely conclusion; (b) stated his expectations that the transaction would be financed with a combination of debt and equity capital, including his existing holdings of Company common stock and that a potential transaction might involve the participation of certain other Company stockholders; and (c) indicated his understanding that only the independent members of the board of directors would consider the proposed transaction. The Chairman also stated in the Proposal Letter that he did not intend to sell his stake in the Company to any third party.

On March 27, 2012, the Company issued a press release regarding its receipt of the Proposal Letter, and furnished the press release as an exhibit to a Current Report on Form 8-K. The board of directors (with the Chairman recusing himself) determined that it was in the best interests of the Company to form a special committee, consisting of the board’s three independent directors, Mr. Raymond Leal (to serve as chairman of the special committee), Mr. Yaoguo Pan and Mr. Xiaosong Hu, to evaluate the Chairman’s proposal and other strategic alternatives for the Company. The board of directors established the special committee on March 28, 2012. The board of directors delegated full power and authority to the special committee in connection with its evaluation of the proposal from the Chairman, including full power and authority to: (a) review, evaluate and negotiate the terms of the proposal from the Chairman or any alternative transaction, including negotiating the definitive agreement or agreements; (b) advise the board of directors whether the proposal from the Chairman or any alternative transaction was advisable and fair to, and in the best interests of, the Company and its unaffiliated stockholders; and (c) reject or approve the proposal from the Chairman or any alternative transaction, or recommend rejection or approval of the proposal from the Chairman or any alternative transaction to the board of directors. The board of directors agreed that the proposed transaction or any alternative transaction would not be considered by the board of directors without a favorable recommendation by the special committee.

Thereafter, the special committee interviewed multiple law firms to serve as independent legal advisor. On April 13, 2012, the special committee retained Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) as its legal counsel and furnished a press release regarding such retention as an exhibit to a Current Report on Form 8-K. Akin Gump had not performed any work for the Chairman, his affiliates or the Company prior to its engagement by the special committee.

On April 18, 2012, at a meeting of the special committee, representatives of Akin Gump provided advice on the key issues and implications with respect to a going-private transaction, including the special committee’s evaluation of the fairness of the transaction to the Company’s unaffiliated stockholders and the directors’ fiduciary duties under Delaware law and advised the special committee to ensure that it engaged in a fair process free of undue influence from the Chairman and the Company’s management. At this meeting, the special committee and representatives of Akin Gump discussed a proposed confidentiality agreement between the Company and the Chairman and a form confidentiality agreement to be used in connection with the provision of confidential information to potential financing sources working with the Chairman. Representatives of Akin Gump also presented the special committee with a summary of Section 203 of the DGCL and the waiver requested by the Chairman from the special committee in order to allow the Chairman to enter into discussions with potential equity financing sources in connection with the proposed transaction. After discussion, the special committee approved the waiver of Section 203 of the DGCL requested by the Chairman, in consideration for the Chairman entering into a confidentiality agreement with the Company including a standstill provision prohibiting the Chairman from acquiring any stock of the Company or any material part of the assets of the Company, entering into any extraordinary transaction involving the Company, participating in any solicitation of proxies, calling a special meeting of the stockholders of the Company and entering into any discussions with any person in respect of the foregoing without the special committee’s prior written consent.

During the next several weeks, the special committee received proposals from multiple investment banking firms to act as independent financial advisor and the special committee interviewed several investment banking firms. On May 10, 2012, the special committee retained Barclays as its independent financial advisor. On May 10, 2012, the Company issued a press release stating that Barclays had been retained as financial advisor to the special committee to assist in the evaluation of the Chairman’s proposal and furnished the press release as an exhibit to a Current Report on Form 8-K. Barclays terminated its engagement as financial advisor to the special committee on November 23, 2012, prior to the special committee’s recommendation to the board of directors to adopt the merger agreement as described in more detail on page 84 below.

In May of 2012, representatives of the Chairman met with China Development Bank Corporation Hong Kong Branch (“CDB”) to discuss the possibility of CDB providing debt financing for the proposed transaction.

On May 11, 2012, the Chairman engaged Credit Suisse as his financial advisor in connection with the proposed transaction.

After the announcement of the Chairman’s proposal on March 27, 2012, several private equity firms, including ZT China Wealth Management Limited (“ZT China Wealth”), approached the Chairman and expressed their interest in becoming equity sponsors in the proposed transaction. In June of 2012, the Chairman met with ZT China Wealth and engaged in a preliminary discussion about the possibility of ZT China Wealth providing an equity investment in the proposed transaction. The Chairman was interested in partnering with ZT China Wealth because of its extensive experience in investments in China as well as its well-established business network in China.

Over the course of the summer of 2012, representatives of Barclays and Akin Gump contacted representatives of Credit Suisse and Skadden a number of times regarding the Chairman’s activities related to potential debt and equity financing for the transaction.

On June 26, 2012, the special committee held a meeting in Beijing with representatives of Akin Gump and Barclays where the parties discussed the status of the proposed transaction, possible next steps, the Company’s financial and capital market performance, as well as potential strategic alternatives available to the Company.

During the second half of June, 2012, management provided CDB with a full set of projections for the Company covering 2012 through to 2016 which were prepared by the Company and reviewed by the Chairman in connection with their preparation (the “May Management Projections”; please refer to page 65 for a summary of the May Management Projections). Company management prepared the projections in May 2012 for the purposes of facilitating discussions with CDB regarding debt financing and in response to Barclays’ request for financing projections. Management provided ZT China Wealth with the May Management Projections at the end of June.

In July of 2012, the Chairman met with CDB to address questions from CDB regarding the operations and business of the Company and discuss the key terms of a term loan facility to be provided by CDB (the “CDB Loan”).

On September 12, 2012, management provided Barclays with the May Management Projections. Barclays had received a high level summary of the projections which were consistent with the May Management Projections in August 2012.

On September 12, 2012, Credit Suisse, on behalf of the Chairman, sent to Barclays an initial draft of a merger agreement and a letter affirming the proposal contained in the Proposal Letter with preliminary details of the Chairman’s potential debt and equity financing (the “Affirmation Letter”).

On September 17, 2012, Barclays sent to Credit Suisse a set of questions requesting clarification regarding the Chairman’s potential debt and equity financing for the proposed transaction, including questions regarding the treatment of the Company’s existing debt, whether CDB and ZT China Wealth had completed due diligence, the expected timing for draft definitive documentation and whether additional members of the management team expected to rollover their shares in the proposed transaction. On September 18, 2012, Credit Suisse sent to Barclays written responses to these clarification questions, explaining that the buyer group did not contemplate any refinancing of the Company’s existing debt in its current financing plan, CDB had completed the due diligence necessary for its internal credit approval process, ZT China Wealth expected to complete its due diligence in a short time once access had been given, the buyer group expected to be in a position to execute the facility agreement and equity commitment letter with CDB and ZT China Wealth, respectively, at or prior to reaching agreement with the Company on the merger agreement and the individuals expected to rollover their shares would include, in addition to the Chairman, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Ms. Juan Juan Wang and Mr. Shuichi Si.

On September 19, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays to discuss the Affirmation Letter and the key terms of the draft merger agreement. Representatives of Barclays summarized for the special committee the details of the potential debt and equity financing contained in the Affirmation Letter and in the written responses provided by Credit Suisse. Representatives of Akin Gump then led a discussion on the key terms in the draft merger agreement. In particular, the special committee and its advisors discussed adding a non-waivable “majority of the minority” voting requirement to provide additional protection to the Company’s unaffiliated stockholders, revising the provisions on each party's termination rights, the triggering events for termination fees and the “fiduciary out” protections contained in the draft agreement in order to better preserve the special committee's flexibility in auctioning the Company as well as increasing the certainty of the proposed transaction.

On September 21, 2012, Skadden received from White & Case LLP (“White & Case”), legal counsel to CDB, a preliminary draft of the facility agreement for the CDB Loan, which we refer to as the “facility agreement”.

On September 24, 2012, representatives of Barclays held a telephonic meeting with Company management to discuss and obtain more information regarding the May Management Projections.

On September 25, 2012, the Chairman's representatives, representatives of CDB, Skadden and White & Case met to discuss the key terms of the facility agreement, including, but not limited to, the term of the facility, the interest rate, repayment schedule, security package and drawdown conditions.

On September 27, 2012, Skadden circulated to White & Case the Chairman's comments to the facility agreement.

On September 28, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays to discuss the proposed transaction. At this meeting, the special committee and its advisors discussed the potential advantages and disadvantages of conducting a pre-signing market check. After consideration of the process and timeframe, the special committee concluded that a market check should be conducted prior to the execution of any merger agreement. Additionally, the special committee discussed its desire to understand more about the financing for the proposed transaction and future plans for the Company’s business from the Chairman. The special committee instructed Barclays to arrange a meeting with the Chairman so that the Chairman could explain to the special committee his plans for the Company as well as provide the special committee with additional details regarding his financing plan for the proposed transaction.

On October 8, 2012, White & Case circulated to Skadden a revised draft of the facility agreement and the initial drafts of the ancillary documents and security documents in connection with the facility agreement.

On October 10, 2012, Skadden discussed with White & Case the various outstanding issues in the facility agreement and circulated to White & Case the Chairman's comments to the facility agreement and the ancillary documents in connection with the facility agreement.

On October 11, 2012, the special committee held a telephonic meeting with the Chairman and Mr. Baoke Ben, Executive Vice President and a director of the Company. Representatives of Akin Gump, Barclays, Skadden and Credit Suisse also attended the meeting. During the meeting, the Chairman explained to the special committee his perspective on the Company’s logistics business and confirmed to the special committee that he planned to obtain debt financing from CDB and equity financing possibly from ZT China Wealth. When asked about his intention with respect to the Company's logistics business, the Chairman confirmed that the buyer group intended to continue the logistics business because (i) it is part of the overall supply chain, (ii) there is a market need for the logistics business and (iii) the Chinese government encourages the development of this sector. The Chairman also updated the special committee on the status of his discussions with CDB and ZT China Wealth and provided to the special committee his estimate of the timing for definitive agreements with the proposed financing sources. At this meeting, the special committee inquired as to whether the Chairman would be interested in selling his shares to a third party bidder and in response the Chairman reaffirmed his position that, as a stockholder of the Company, he was not willing to sell his shares in the Company to any third party.

On October 12, 2012, Skadden sent to Akin Gump a draft of the facility agreement.

On October 14, 2012, Credit Suisse sent to Barclays a letter from the Chairman to the special committee outlining his progress in obtaining the equity and debt financing for the proposed transaction. With respect to the debt financing, CDB had informed the Chairman its credit committee had approved the provision of the debt financing for the proposed transaction and would be ready to sign the definitive agreements in connection with the debt financing on or prior to October 26, 2012. With respect to the equity financing, the Chairman and ZT China Wealth were close to reaching an agreement on the specific investment terms.

On October 16, 2012, Skadden sent to Akin Gump the drafts of the ancillary and security documents in connection with the CDB Loan.

On October 16, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays. Representatives of Barclays informed the special committee that Credit Suisse had orally informed Barclays (i) that management had revised the May Management Projections and could provide the revised projections later that day and (ii) that the revised set of projections would reflect a decrease in the Company’s projected revenues, profits and gross margin. The special committee and its advisors also discussed requesting from Company management additional detail regarding the reasons for the revised projections that were expected to be received. Representatives of Barclays discussed with the special committee the next steps in beginning the market check and a preliminary timeline. The special committee instructed Akin Gump to send a revised draft of the merger agreement based on feedback discussed at the special committee meeting on September 19, 2012 to Skadden.

In the evening of October 16, 2012, Company management provided Barclays with a revised set of management projections of the Company (the “October Management Projections”) which were reviewed by the Chairman in connection with their preparation. The May Management Projections and October Management Projections differed in several respects, with the October Management Projections being based upon the Company’s preliminary third quarter financial reports, which reflected reductions in the Company’s revenue and profits as compared to the May Management Projections. Barclays prepared a summary comparison of the May Management Projections and October Management Projections. Later that night, the special committee, representatives of Barclays and Akin Gump held a telephonic meeting with Mr. Feng Wang, the Company’s Chief Financial Officer, to discuss and obtain more information regarding the October Management Projections, the Company’s preliminary third quarter results and the state of the Company’s business. Representatives of Barclays, on behalf of the special committee, led a discussion regarding these topics and asked Mr. Wang to explain the key drivers and rationale behind the revision of the management projections, the process of revising the management projections, the assumptions underlying the October Management Projections and expectations of management regarding the Company’s business.

Also on October 16, 2012, Akin Gump provided a revised draft of the merger agreement to Skadden reflecting the special committee’s position by adding, among other things: (i) a non-waivable “majority of the minority” voting requirement; (ii) a 60-day go-shop provision to allow the Company to continue to actively solicit proposals from third parties after entering into a merger agreement with the Chairman; (iii) a lower termination fee payable by the Company if it were to enter into an agreement in respect of an alternative transaction proposal received during the go-shop period; (iv) additional termination rights for the Company in certain circumstances; and (v) a specific performance remedy for the Company to compel the Chairman to consummate the transaction if all conditions to closing were satisfied or waived.

On October 17, 2012, White & Case sent to Skadden further revised drafts of the facility agreement and security documents for the CDB Loan.

On October 19, 2012, Barclays launched the market check process. Per the special committee’s instruction, the deadline set forth in the bid invitation letter for preliminary proposals was November 9, 2012.

On October 19, 2012, the special committee held a telephonic meeting with Mr. Baoke Ben and Mr. Feng Wang, both of whom had been involved in the preparation of the May Management Projections and the October Management Projections, to further discuss and obtain more information regarding the October Management Projections. During the meeting, the special committee instructed Barclays to ask Company management to explain the key drivers and rationale behind the revision of the management projections, the process of revising the management projections, the assumptions underlying the October Management Projections and expectations of management regarding the Company’s business. At this meeting, representatives of Company management explained to the special committee and its advisors that, based on preliminary results, the Company’s third quarter results were going to be below the estimates included in the May Management Projections. According to management, the drivers of the lower third quarter results were the worsening macroeconomic conditions in China and intense competitive pressures in the industry due to consolidation. Management also noted rising operating costs and declining pork and hog prices. Company management further explained that after the end of the third quarter they had re-evaluated their expectations for the business on a going forward basis taking into account these trends and determined that it was necessary to adjust the May Management Projections to reflect their updated view with respect to the business. Company management confirmed that the October Management Projections were also provided to CDB.

Also on October 19, 2012, the special committee sent an email to the Chairman requesting, among other things, that the Chairman (i) not agree to any exclusivity arrangement with any potential investors, including ZT China Wealth, (ii) be open to and discuss the possibility of partnering with potential strategic and/or financial parties, (iii) actively engage in discussions and negotiations with such potential investors and (iv) allow Barclays to coordinate and facilitate discussions between the Chairman and all potential investors.

On the same day, Skadden, on behalf of the Chairman, responded to the special committee's email and confirmed that (i) the Chairman had not yet reached any agreement with ZT China Wealth and would not agree to any exclusivity arrangement with any potential investor, (ii) the Chairman agreed to be open to discussions with legitimate and serious potential investors who were not using the opportunity to gain competitive information from the Company, while reserving his rights and discretion, as a buyer, to discuss and negotiate the terms of investments with potential investors of his choosing and (iii) the Chairman agreed to engage in discussions with potential investors arranged and coordinated by Barclays.

On October 22, 2012, Skadden circulated to Akin Gump a revised draft of the merger agreement which proposed, among other things, (i) a majority of outstanding shares voting requirement without a majority of the minority approval condition; (ii) the deletion of the 60-day go-shop provision requested by the special committee; and (iii) the deletion of the specific performance remedy for the Company.

On the same day, Skadden, on behalf of the Chairman, made a request to Akin Gump for the special committee to grant to ZT China Wealth a limited waiver to the application of Section 203 of the DGCL (the “203 Waiver”) allowing the Chairman to form a group with ZT China Wealth in connection with the proposed transaction.

Later that day, the special committee held a telephonic meeting with representatives of Barclays and Akin Gump to consider the October Management Projections. The special committee and its advisors discussed the differences between the May Management Projections and the October Management Projections, the reasons behind the differences as explained by Company management and certain supporting materials that had been provided by Company management. After further questions and discussion, the members of the special committee agreed that the October Management Projections would be used by Barclays for valuation analysis and provided to interested parties as part of the market check process. Representatives of Akin Gump discussed with members of the special committee the 203 Waiver requested by the Chairman for ZT China Wealth and noted that a confidentiality and standstill agreement had been entered into by the Company and ZT China Wealth. After discussion, the special committee approved the granting of the 203 Waiver to ZT China Wealth.

On October 26, 2012, representatives of Skadden circulated drafts of the voting agreement, contribution agreement, equity commitment letter and limited guaranty to representatives of Akin Gump.

On October 30, 2012, a telephonic meeting of the special committee was held with representatives of Akin Gump and Barclays. Representatives of Barclays summarized the status of the market check process and informed the special committee that two potential strategic buyers and 17 potential financial buyers had received bid invitation letters, and discussed next steps with the special committee. Representatives of Akin Gump discussed with the members of the special committee the key terms of the draft merger agreement received from Skadden on October 22, 2012 and the proposed response by the special committee to those terms, including the non-waivable majority of the minority voting approval required to approve the merger, the terms of the go-shop provision and a specific performance remedy for the Company. The special committee instructed Akin Gump to provide Skadden with a revised draft merger agreement which, among other things, reinstated the non-waivable “majority of minority” voting requirement, the go-shop clause and the specific performance remedy for the Company and provided for higher termination fees.

Later in the day on October 30, 2012, representatives of Akin Gump and Skadden held a telephonic meeting to discuss the merger agreement. During this meeting, the legal advisors discussed, among others (i) the go-shop clause; (ii) termination fees; (iii) the non-waivable majority of the minority approval condition; and (iv) the specific performance remedy for the Company.

On November 1, 2012, Akin Gump circulated to Skadden a revised draft of the merger agreement reflecting the special committee’s positions and the negotiations that had taken place on October 30, 2012, including, among other things, (i) a non-waivable “majority of the minority” voting requirement; (ii) the Company’s ability to terminate the merger agreement to accept a superior proposal without being obligated to pay a termination fee if such termination took place during the first 15 days of the go-shop period; (iii) a specific performance remedy for the Company such that the Company would be able to require Parent and Merger Sub to send a drawdown notice to CDB if all the conditions in the merger agreement have been satisfied; and (iv) 2% of equity value and 5% of equity value as the amounts for the Company and Parent termination fees.

On November 2, 2012 a telephonic meeting of the special committee was held with representatives of Akin Gump and Barclays. Representatives of Barclays summarized for the special committee members the financial covenants in the draft facility agreement. Representatives of Barclays then presented their preliminary valuation analysis to the special committee which used valuation methodologies such as historical trading range, brokers’ price targets, trading comparables, discounted cash flow based on October Management Projections, transaction comparables and historical takeover premia. The preliminary valuation analysis indicated that the per share merger consideration of $13.50 fell within the hypothetical equity value per share range derived based on the various valuation methodologies, but Barclays did not present any conclusion regarding the fairness of the proposed per share merger consideration. Barclays subsequently on November 23, 2012 notified the special committee that no written or oral advice, analyses, presentations, summaries or findings previously provided by Barclays to the special committee shall be relied upon in connection with any evaluation or decisions to be made by any of the special committee, the board of directors or the stockholders of the Company when Barclays terminated its engagement as financial advisor to the special committee. After discussion, representatives of Barclays advised the special committee to ask the Chairman for a price increase. The special committee agreed with this recommendation and instructed Barclays to convey the special committee’s position to the Chairman for an increase in the per share merger consideration. Representatives of Barclays provided an update on the market check process, including, among other things, that no indicative bids had been received. Representatives of Akin Gump summarized the discussions between Skadden and Akin Gump on the remaining open issues in the draft merger agreement and after discussion on these issues, the special committee instructed Akin Gump to continue to insist on the non-waivable majority of the minority voting requirement and a 60-day go-shop period.

On November 2, 2012, Skadden sent to Akin Gump a revised draft of the merger agreement which proposed, among other things, (i) deleting the majority of the minority voting requirement; (ii) a 45-day go-shop period; (iii) accepting the specific performance remedy requested by the special committee; and (iv) $3 million and $6 million for the Company and Parent termination fees, with a Company termination fee of $1.5 million if the merger agreement was terminated by the Company to enter into an agreement for an alternative transaction proposal received on or after the 16th day of the go-shop period up until the end of the go-shop period.

On November 4, 2012, Akin Gump sent to Skadden a further revised draft of the merger agreement which proposed, among other things, (i) re-inserting the non-waivable majority of the minority voting requirement; (ii) a 60-day go-shop period; and (iii) a covenant from the Chairman to enter into good faith discussions and negotiations regarding his participation in an alternative transaction proposal from third parties after any execution of a merger agreement.

During the week of November 4, 2012, representatives of Akin Gump and Skadden held several conference calls to discuss outstanding issues in the merger agreement. Skadden and White & Case also held multiple meetings to discuss and finalize the agreements in connection with the CDB Loan.

Also during the week of November 4, 2012, representatives of Barclays and Credit Suisse held multiple conference calls to discuss the possibility for an increase in the offer price from the Chairman. During these discussions and throughout the price negotiations, the special committee, via Barclays, did not request that the Chairman’s offer price be increased by a specific amount.

On November 6, 2012, Skadden sent to Akin Gump a further revised draft of the merger agreement and informed Akin Gump by phone that the Chairman was willing to accept the non-waivable majority of the minority voting requirement, the 60-day go-shop period and an increase in the amount of the reverse termination fee payable by the Parent in the event that the proposed transaction did not close in certain circumstances, subject to the special committee accepting the offer price of $13.50 per share.

On November 6, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays. Representatives of Barclays provided an update on the market check process and informed the special committee that it had reached out to a total of 17 private equity firms and 5 strategic investors and confidentiality agreements had been executed with five potential interested parties. Representatives of Barclays also informed the special committee that it had had several discussions with Credit Suisse in an effort to induce a higher offer price from the Chairman, but the Chairman continued to believe that the offer price at $13.50 per share represented an attractive offer to the stockholders of the Company and had stated that he was not willing to increase the offer price. Representatives of Akin Gump summarized the phone call with Skadden earlier in the evening and the Chairman’s offer to accept the special committee’s position on the outstanding legal issues in the merger agreement if the special committee accepted the Chairman’s proposed price. After discussion, the special committee instructed Barclays to continue to negotiate with the Chairman for a price increase.

On November 7, 2012, Barclays had discussions Credit Suisse and the Chairman and requested that the Chairman increase his offer price. The Chairman indicated to Barclays that he was convinced, based on his understanding of the business and operation of the Company, that his offer price represented a highly attractive alternative to the stockholders of the Company and that he was not willing to increase the offer price.

On November 8, 2012 the Company publicly released its third quarter results for 2012. The results of the third quarter were below the May Management Projections and in line with the October Management Projections.

On November 8, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays. Representatives of Barclays summarized its discussions with the Chairman on November 7, 2012 regarding the offer price. After the discussion, the special committee instructed Barclays to continue negotiations with Credit Suisse on the offer price. Representatives of Barclays also updated the special committee with respect to the progress on the market check process and the possibility of Company A, which had signed a confidentiality agreement and received the October Management Projections on the Company, making a proposal, but that it was likely to be submitted after November 9, 2012, the deadline for the submission of proposals set by the special committee.

On November 12, 2012, Akin Gump circulated a revised draft of the merger agreement to Skadden which re-inserted the non-waivable majority of the minority voting approval, increased the amount of the reverse termination fee payable by Parent and proposed a revised covenant from the Chairman to enter into good faith discussions and negotiations regarding his participation in an alternative transaction proposal.

On the morning of November 15, 2012, a meeting between the financial and legal advisors of the special committee and the Chairman and his advisors was held to discuss the open issues in the transaction documents and the offer price. At the meeting, the parties discussed the amount of the termination fee and the reverse termination fee as well as the reduced termination fee during the go-shop period, the proposed covenant from the Chairman to enter into good faith discussions and negotiations regarding his participation in an alternative transaction proposal, the terms of the limited guaranty with respect to the payment of the reverse termination fee and the offer price of $13.50 per share. On November 15, 2012, Barclays and Akin Gump telephoned Credit Suisse and Skadden, respectively, to request additional diligence information regarding ZT China Wealth and its ability to provide the equity financing.

On the evening of November 15, 2012, Barclays received a non-binding proposal from Company A, offering to acquire all the outstanding stock of the Company not owned by the Chairman at $15.00 per share, giving Company A a majority stake in the Company (“Proposal A”). Proposal A was subject to due diligence, regulatory approval, the Chairman’s participation as a rollover stockholder and the Chairman’s agreement to continue as Chairman and Chief Executive Officer of the Company after closing of the transaction.

On November 16, 2012, the special committee convened a telephonic meeting which was attended by representatives of Akin Gump and Barclays. At this meeting, the special committee and its advisors assessed the terms of Proposal A and discussed its conditions, including the regulatory approvals necessary to complete the transaction, the required agreement by the Chairman to continue as Chairman and Chief Executive Officer of the Company, the Chairman rolling over his current equity ownership in the Company and that Company A would have a majority ownership in the Company post transaction. It was noted that no other proposals had been received as a result of the market check process by the deadline of November 9, 2012. Representatives of Barclays and Akin Gump also updated the special committee on the meeting with the Chairman and his advisors on November 15, 2012. Representatives of Barclays informed the special committee that the Chairman had indicated that $13.50 per share represented his “best and final” offer and what he believed to be a highly attractive alternative to the stockholders of the Company. After discussion, the special committee instructed Barclays to contact Company A in order to arrange a conference call between Company A, the special committee’s advisors, the Chairman and his advisors. The special committee also instructed Barclays to inform the Chairman that a bid proposal had been received from Company A and request his cooperation with Company A in its bid.

On November 17, 2012, a telephonic meeting was held between the Chief Executive Officer and the general counsel of Company A and the Chairman, which was also attended by representatives of Akin Gump, Barclays, Skadden and Credit Suisse. At this meeting, the Chief Executive Officer and general counsel of Company A outlined the terms of Proposal A, including the requirement for the continued participation of the Chairman with the Company after the consummation of the transactions contemplated under Proposal A. After discussion, the Chairman informed Company A and the special committee’s advisors that he was not interested in continuing as Chief Executive Officer of the Company if the majority ownership in the Company was sold to Company A. The Chairman also stated that, in his capacity as a stockholder of the Company, he was not willing to roll over his current equity ownership in the Company in connection with Proposal A, noting that he did not need Company A for his financing as his proposal already had adequate financing to consummate the proposed transaction. The Chairman indicated that, at the request of the special committee, he would continue to cooperate in further discussions with Company A and any other alternative bidder in his capacity as an officer and director of the Company.

Later on the same day, the Chairman delivered a letter to the special committee in which he stated that sufficient debt and equity financing had been secured from CDB and ZT China Wealth, respectively, both of whom were prepared to execute definitive financing documents. The letter stated the Chairman’s position that he continued to believe the offer price at $13.50 per share represented an extremely attractive opportunity for the stockholders of the Company and was the highest price he was willing and able to offer. The letter also informed the special committee that the Chairman would seriously consider withdrawing his proposal unless the special committee indicated to him, by midnight on November 21, 2012 whether it intended to approve the proposed transaction and recommend the merger agreement and the proposed transaction to the board of directors. Further, the Chairman stated that he was not interested in engaging in discussions with any other person, in his capacity as a stockholder of the Company, regarding its participation in financing the proposed transaction because the financing required to consummate the proposed transaction had already been secured.

On November 18, 2012, the special committee held a telephonic meeting with representatives of Akin Gump and Barclays. Representatives of Barclays summarized the telephonic meeting on November 17, 2012 between Company A and the Chairman and informed the special committee of the Chairman’s position regarding Proposal A. The special committee and its advisors then discussed the letter received from the Chairman on November 17, 2012, and the status of the proposed transaction, including: (i) the existence of Proposal A, notwithstanding the fact that the Chairman, in his capacity as a stockholder of the Company, refused to partner with Company A; and (ii) the Chairman’s refusal to increase the offer price. Representatives of Barclays then informed the special committee that Barclays was not prepared to render an opinion on the fairness of the consideration offered by the Chairman at that time. Further, the special committee and its advisors also discussed other aspects of the proposed transaction, including the downward revision of the management projections during the special committee process and the limited nature of diligence information that had been provided regarding ZT China Wealth, in particular relating to its ability to fund the equity commitment. After discussion with its advisors on next steps, the special committee instructed Barclays to continue to negotiate with the Chairman on the offer price and ask Company A whether it would be willing to complete a transaction without the Chairman remaining as Chief Executive Officer and a minority stockholder of the Company. After discussion with its advisors, the special committee decided that it needed more time to conduct the process and complete its assessment of the proposed transaction and instructed Akin Gump to inform Skadden that the special committee would not reach a position regarding the Chairman’s offer prior to the November 21 deadline.

During the week of November 19, 2012, legal advisors to the Company, the Chairman and the special committee exchanged drafts of the merger agreement and had various telephone conversations in order to finalize the legal terms of the merger agreement and the other transaction documents. During the same week, the Chairman’s advisors provided the special committee and its advisors with additional background information relating to ZT China Wealth as well as the finalized facility agreement to be entered into by Parent and CDB. Also during this week, representatives of Barclays telephoned Company A to determine whether it would be willing to consummate a transaction without the cooperation of the Chairman. Company A informed representatives of Barclays that it might consider a transaction without the cooperation of the Chairman if all other members of the Company’s management agreed to remain in place, subject to due diligence on the management team members and that it would not consider a transaction where it acquired a minority stake in the Company.

On November 19, 2012, Barclays and Credit Suisse held discussions with respect to valuation and as a result of these discussions Barclays believed that Credit Suisse, on behalf of the Chairman, signaled that there may be price flexibility of an increase of 25 cents in the offer price to $13.75, although Credit Suisse denies that it indicated that the Chairman was willing to increase the offer price. On the same day, representatives of Barclays informed representatives of Akin Gump that it believed there was potential flexibility with respect to a price increase.

On November 21, 2012, Skadden, on behalf of the Chairman, informed Akin Gump that the Chairman was told that there was a possibility that CDB would withdraw its commitment to provide debt financing for the proposed transaction if there continued to be delays in signing the merger agreement while CDB had been standing ready to sign the financing documents in connection with the CDB Loan. Skadden further told Akin Gump that, in the event of withdrawal by CDB of its commitment to provide the CDB Loan, the Chairman would not have the financing necessary to consummate the proposed transaction and would likely be left with no choice but to withdraw his proposal.

On the morning of November 22, 2012, the special committee held a telephonic meeting with representatives of Akin Gump. At this meeting, the special committee and representatives of Akin Gump discussed, among other things, the additional information provided by the Chairman regarding ZT China Wealth and the status of the Chairman’s proposed debt financing. Representatives of Akin Gump informed the special committee of its discussion with Skadden with respect to the possible withdrawal of CDB in connection with the proposed debt financing, which would likely result in the Chairman's withdrawal of his proposal. Representatives of Akin Gump explained to the special committee that according to Skadden, the debt financing could be protected if the special committee agreed to conclude and enter into the merger agreement with the Chairman quickly, the Chairman would agree then to the inclusion of an additional right in the merger agreement to terminate the merger agreement in the sole discretion of the Company, acting at the direction of the special committee on or prior to January 25, 2013 without adverse consequence for any party, including no termination fee payable by either the Company or the Chairman. Additionally, the special committee and representatives of Akin Gump discussed the fact that the merger agreement would permit the special committee to continue to negotiate with Company A after signing and that if the special committee ultimately reached a deal with Company A that the special committee desired to accept, that the special committee could terminate the merger agreement with no termination fee being payable by the Company to the Chairman. After a considerable amount of discussion regarding the conditions attached to Proposal A which could not be satisfied as a result of the Chairman’s lack of interest in joining Company A in connection with Proposal A, the status of the debt financing for the proposed transaction by the Chairman, the terms of the go-shop provision in the merger agreement, and the substantial work that the special committee had undertaken in connection with the proposed transaction thus far, the special committee decided that it would ask Barclays whether it was prepared to deliver an opinion as to the fairness of the consideration offered by the Chairman.

From November 19 to November 22, 2012, ongoing discussions took place between representatives of Credit Suisse and Barclays, during the course of which representatives of Barclays indicated to representatives of Credit Suisse that Barclays would not be in a position to provide a fairness opinion at a share price of $13.50. With that in mind, and based on continued discussions with representatives of Credit Suisse, representatives of Barclays concluded that the Chairman was offering a per share price of $13.75 in the interest of a speedy conclusion of the transaction. Credit Suisse denies that it indicated that the Chairman was willing to increase the offer price. In the afternoon of November 22, 2012, representatives of Barclays informed representatives of Akin Gump that they believed that a price of $13.75 per share had been offered by Credit Suisse on behalf of the Chairman.

Later on November 22, 2012, Akin Gump contacted Skadden to confirm the increase in the offer price by the Chairman.

On the evening of November 22, 2012, the chairman of the special committee held a telephonic meeting with representatives of Barclays. During that meeting, Barclays informed the chairman of the special committee that Credit Suisse had signaled to Barclays that the Chairman was prepared to raise his offer price by 25 cents to $13.75 per share in the interest of getting the deal done. The chairman of the special committee asked if Barclays would be prepared to issue a fairness opinion with respect to the Chairman’s per share offer price and Barclays advised the chairman of the special committee that given the existing circumstances regarding the going-private transaction discussed by the special committee and its advisors at the November 18, 2012 meeting described above, it was not in a position to render an opinion as to the fairness, from a financial point of view, of the Chairman’s purported $13.75 per share offer.

On the morning of November 23, 2012, Skadden, on behalf of the Chairman, contacted Akin Gump and informed them that there would be no price increase. Skadden further clarified that according to Credit Suisse, Credit Suisse’s discussion with Barclays was purely theoretical and hypothetical and was not meant to be construed as, an offer or agreement by the Chairman to increase his offer price and reiterated that $13.50 continued to be the Chairman’s best and final offer.

On the same morning, the special committee held a telephonic meeting. Shortly after the beginning of this meeting, Barclays sent a letter to the special committee terminating its engagement as financial advisor to the special committee stating that it was “not in a position to render an opinion on [the Chairman’s] revised proposal of $13.75 per share” and notifying the special committee that no written or oral advice, analyses, presentations, summaries or findings previously provided by Barclays to the special committee shall be relied upon in connection with any evaluation or decisions to be made by any of the special committee, the board of directors or the stockholders of the Company. Following receipt of the letter, the special committee then discussed with representatives of Akin Gump how to proceed with respect to the proposed transaction in light of the termination by Barclays of its engagement and the potential withdrawal of the debt financing by CDB. Representatives of Akin Gump also explained to the special committee that the Chairman’s advisors had informed Akin Gump that various conversations had taken place between Barclays and Credit Suisse but that Skadden, on behalf of the Chairman, had indicated that the Chairman had not authorized any increase in the offer price and the offer price of $13.50 per share had not changed. The special committee discussed the possibility and the process of arranging for another independent financial advisor to consider the fairness, from a financial point of view, of the offer price by the Chairman, and to render its opinion thereon following the execution of the merger agreement. The special committee then discussed and assessed the alternatives that were available to the special committee and paid particular attention to the fact that any further delay in the merger agreement negotiation could risk losing the proposed debt financing from CDB and that, if the debt financing became unavailable, the Chairman would likely withdraw his proposal. After taking into consideration the measures that the special committee had adopted thus far to ensure a fair, open and responsive process, including conducting a market check and repeatedly engaging in price negotiations with the Chairman as well as extensive and robust negotiations on other key terms of the merger agreement, and taking into account the special committee’s view that remaining as a stand-alone company was less favorable to the Company’s stockholders than the merger, the members of the special committee determined that, based on their financial and industry experience and acumen and the information they had considered during the course of the special committee’s assessment process, including the fact that the offer price represented a premium of approximately 47% over the closing price on March 26, 2012, the last trading day prior to the Company’s announcement on March 27, 2012 of its receipt of the proposal from the Chairman, the recent performance of the Company including the Company’s third quarter results which reflected a more challenging business environment for the Company and the information contained in the preliminary valuation analysis provided by Barclays on November 2, 2012 which was prepared prior to the receipt of Proposal A, they were individually and collectively prepared to conclude that the offer was fair and in the best interest of the Company’s unaffiliated stockholders. In addition, the special committee was mindful that the Company, at the direction of the special committee, could unilaterally terminate the merger agreement on or prior to January 25, 2013. The special committee discussed the fact that by entering into the merger agreement, the Company and the special committee would secure the proposed transaction while preserving their flexibility until January 25, 2013 to further consider all circumstances with respect to the merger agreement and the proposed transaction, including, among other things, whether the special committee could engage other independent financial advisors to consider the fairness from a financial point of view of the merger consideration at $13.50 per share and that pursuant to the terms of the merger agreement, the special committee was permitted to continue to engage in discussions with Company A regarding its proposal and ultimately terminate the merger agreement without penalty to the Company if an agreement could be reached with Company A. Representatives of Akin Gump reminded the members of the special committee of their fiduciary duties under Delaware law and after considering the proposed terms of the merger agreement and the other transaction agreements and the numerous prior discussions with its advisors, and taking into account the other factors described below under the headings titled “Special Factors relating to the Merger — Purposes and Reasons of Our Board of Directors and the Special Committee for the Merger”, the special committee then unanimously determined that the merger agreement and the merger and other transactions contemplated by the merger agreement were advisable and fair to and in the best interests of the Company and its unaffiliated stockholders, and recommended that the board of directors adopt a resolution approving and declaring the advisability of the merger agreement and the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement.

Following the special committee’s approval, the board of directors, by way of a unanimous written consent of the directors dated November 23, 2012, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that the stockholders of the Company adopt the merger agreement.

The merger agreement and other transaction agreements were executed on November 26, 2012. Prior to the opening of the U.S. financial markets on November 26, 2012, the Company issued a press release announcing the execution of the merger agreement and furnished the press release and the merger agreement as exhibits to its Current Report on Form 8-K on the same date.

After the execution of the merger agreement on November 26, 2012, the special committee and representatives of Akin Gump interviewed multiple investment banking firms to act as an independent financial advisor to the special committee and to manage the go-shop process. After careful consideration of the reputation and experience of the various investment banking firms, on December 10, 2012 the special committee retained Cowen and Duff & Phelps as joint independent financial advisors to the special committee. The special committee’s decision to engage Cowen and Duff & Phelps after approving the original merger agreement was based on the following key considerations: (i) while the members of the special committee, based on their financial and industry experience, knowledge and ability and the information considered in the course of the transaction process, were comfortable approving the terms of the proposed merger without a fairness opinion, they nonetheless considered it prudent and beneficial to the Company’s unaffiliated stockholders to engage Cowen and Duff & Phelps, given their experience in performing fairness analysis in similar transactions, to each deliver a fairness opinion with respect to the proposed merger; and (ii) the special committee desired to effectively manage the go-shop process and negotiate with any potential strategic or financial bidders that may emerge during and following the go-shop process and considered it advisable to engage financial advisors in connection with such activities.

On December 24, 2012, Cowen and Duff & Phelps launched the go-shop process, contacting potential financial and strategic investors.

On January 12, 2013, representatives of Duff & Phelps and Cowen held a telephonic meeting with the general counsel of Company A. During this call, Company A indicated that it would not be interested in pursuing any transaction that was not supported by the Company’s management team, including the Chairman. Further, Company A stated that it may not be interested in a transaction involving the Company even if the Chairman changed his position and agreed to partner with Company A.

On January 14, 2013, the Company, Parent, Merger Sub and the Chairman entered into Amendment No. 1 to the merger agreement which (i) extended the go-shop period under the merger agreement until February 8, 2013; and (ii) extended the date on or prior to which the merger agreement could be terminated by the Company (at the direction of the special committee) at any time for any reason until February 8, 2013 (the “Amendment”). Prior to the opening of the U.S. financial markets on January 14, 2013, the Company filed the Amendment as an exhibit to its Current Report on Form 8-K on the same date.

During the week of January 21, 2013, representatives of Cowen and Duff & Phelps had discussions with representatives of Credit Suisse to request that the Chairman increase the offer price under the merger agreement. Representatives of Credit Suisse told representatives of Cowen that the financing package did not leave any room for a price increase but they would discuss with the Chairman.

On January 22, 2013, management of the Company provided Cowen and Duff & Phelps with preliminary estimated unaudited summary financial results for the fourth quarter of the fiscal year ending December 31, 2012, and on February 1, 2013, Cowen requested and received from management certain supplemental information for the same period (together the “Updated 2012 Estimates”).

On January 25, 2013, the special committee held a telephonic meeting which was attended by representatives of Akin Gump, Cowen and Duff & Phelps. Representatives of Cowen and Duff & Phelps provided a summary of the go-shop process to the special committee and explained that Cowen had contacted the private equity firms while Duff & Phelps had contacted the strategic investors. Representatives of Cowen had contacted a total of 55 private equity firms to solicit interest in a possible alternative transaction, of which 35 responded that they were not interested and 20 did not respond. Representatives of Duff & Phelps explained to the special committee that it had contacted a total of 28 strategic investors, all of whom were not interested in making a bid. Representatives of Duff & Phelps also summarized the conversation with the general counsel of Company A on January 12, 2012. Despite these solicitation efforts, none of the parties contacted had executed a confidentiality agreement with the Company and no proposals had been received by the bid deadline of January 25, 2013. Representatives of Cowen and Duff & Phelps informed the special committee of their conversations with representatives of Credit Suisse earlier in the week in relation to the offer price.

On January 30, 2013, representatives of Akin Gump contacted representatives of Skadden to inquire whether the Chairman was willing to work with Company A or any other partner with respect to an alternative transaction. On February 1, 2013, representatives of Cowen and Duff & Phelps held a telephonic meeting with the Chairman and Mr. Baoke Ben and requested a price increase. The Chairman told representatives of Cowen and Duff & Phelps that he was not willing to increase the offer price.

During the week of February 4, 2013, representatives of Akin Gump and Skadden had telephone conversations to discuss amending and restating the merger agreement. In addition to discussing the deletion of the go-shop provision and the Company’s right to terminate the original merger agreement at any time for any reason, representatives of Akin Gump requested an increase in the reverse termination fee payable by Parent, increased specific performance rights for the Company and a reduction in the termination fee payable by the Company. After discussions with the Chairman, Skadden informed representatives of Akin Gump that the Chairman was not willing to change the specific performance rights or the amount of the reverse termination fee under the merger agreement, but would agree to revise the amount of the Company termination fee from $5,000,000 to $4,750,000. Representatives of Akin Gump and Skadden exchanged drafts of the amended and restated merger agreement in order to implement this change, along with the removal of the go-shop provision and the Company’s right to terminate the merger agreement at any time for any reason.

On February 7, 2013, representatives of Skadden confirmed to representatives of Akin Gump that the Chairman was not willing to work with Company A or any other partner in his capacity as a stockholder of the Company.

On February 8, 2013, the special committee held a telephonic meeting, at which representatives of Akin Gump and Cowen attended, to consider approving a revised merger agreement reflecting the terms discussed between representatives of Akin Gump and Skadden. Representatives of Akin Gump again provided a summary of the directors’ fiduciary duties under Delaware law. Representatives of Cowen discussed its financial analysis in connection with issuing a fairness opinion, reviewed the terms of the transaction and discussed the Company’s financial performance and its historical stock price. Representatives of Cowen then provided a summary of the various financial analyses it had performed, including selected comparable public companies analysis, selected precedent transactions analysis, selected premiums paid analysis, discounted cash flow analysis and illustrative leveraged buyout analysis. Representatives of Cowen then verbally rendered their opinion to the special committee, which was confirmed in writing by delivery of its written opinion dated the same date, that Cowen considered the per share merger consideration to be fair, from a financial point of view, to the holders of the Company common stock (other than Parent, Merger Sub and their affiliates, the Rollover Investors and stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL). The full text of the opinion delivered by Cowen on February 8, 2013 is attached as Annex B to this proxy statement. Representatives of Cowen left the telephonic meeting and representatives of Duff & Phelps joined the telephonic meeting.

Representatives of Duff & Phelps then provided a summary of the various financial analyses it had performed, including premiums paid analysis, selected comparable public companies/M&A transactions analysis and discounted cash flow analysis. Representatives of Duff & Phelps then verbally rendered their opinion to the special committee, which was confirmed in writing by delivery of its written opinion dated the same date, that Duff & Phelps considered the per share merger consideration to be fair, from a financial point of view, to the holders of the Company common stock (other than Parent, Merger Sub and their affiliates, the Rollover Investors and stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) in connection with the transaction. The full text of the opinion delivered by Duff & Phelps on February 8, 2013 is attached as Annex C to this proxy statement. Representatives of Duff & Phelps then left the telephonic meeting.

Representatives of Akin Gump then provided the special committee with a summary of the amended and restated merger agreement and explained the differences between the merger agreement dated as of November 26, 2012 and the merger agreement under consideration, including the deletion of the go-shop provision, the deletion of the Company’s right to terminate the merger agreement at any time for any reason whatsoever on or prior to February 8, 2013 and the decrease in the amount of the termination fee payable by the Company in specified circumstances. After due consideration of the presentations made by Cowen and Duff & Phelps, discussions with representatives of Akin Gump, Cowen and Duff & Phelps, the results of the go-shop process, the receipt of the fairness opinions from each of Cowen and Duff & Phelps and having deemed the terms thereof to be fair to and in the best interest of the Company’s stockholders, the members of the special committee unanimously approved the terms of the amended and restated merger agreement and the transactions contemplated therein.

Following the meeting of the special committee, based upon the unanimous approval of the special committee, the board of directors by way of a unanimous written consent approved the terms of the merger agreement and the transactions contemplated thereby, and recommended that the Company’s stockholders vote to adopt the merger agreement. See “Special Factors Relating to the Merger — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” below for a description of the resolutions of our board of directors at this meeting.

The amended and restated merger agreement was executed on February 8, 2013. Prior to the opening of the U.S. financial markets on February 8, 2013, the Company issued a press release announcing the execution of the amended and restated merger agreement and filed the press release and the amended and restated merger agreement as exhibits to its Current Report on Form 8-K on the same date.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

The Board determined that it was advisable and in the best interests of the Company and its stockholders to form the special committee consisting only of independent directors for the purpose of evaluating the preliminary non-binding proposal received from Mr. Xianfu Zhu on March 27, 2012 and other strategic alternatives available to the Company. The Board appointed each of Mr. Raymond Leal, Mr. Xiaosong Hu and Mr. Yaoguo Pan as members of the special committee. The Board delegated exclusive power and authority to the special committee in connection with its evaluation of Mr. Xianfu Zhu’s preliminary proposal for a going private transaction, including the exclusive power and authority to (i) formulate, establish, oversee and direct a process for the identification, evaluation and negotiation of a potential sale of the Company, (ii) evaluate and negotiate the terms of any proposed definitive or other agreements in respect of a potential sale of the Company, (iii) make recommendations to the Board in respect of any potential transaction, including, without limitation, any recommendation to not proceed with or to recommend that the Company’s stockholders reject a potential sale of the Company and (iv) make recommendations to the Board that the Board take other actions or consider other matters that the special committee deems necessary or appropriate with respect to any potential sale of the Company or other potential alternative transactions. In connection with the formation of the special committee, the Board resolved that it would not approve or recommend to the Company’s stockholders any potential sale of the Company without the favorable recommendation of the special committee.

The special committee, at a meeting held on November 23, 2012, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders, and recommended that the Board adopt resolutions approving and declaring the advisability of the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement. The Board, acting upon the unanimous recommendation of the special committee, unanimously approved the resolutions recommended by the special committee in a unanimous written consent dated November 23, 2012.

In reaching its determination, the special committee consulted with and received the advice of its legal advisors, discussed certain issues with the Company’s senior management team as well as the Company’s outside legal advisors. The special committee and the Board considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the proposed merger, including, but not limited to, the following material factors which are not listed in any relative order of importance:

•	as a privately-held entity, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance;
•	as a publicly-traded entity, the Company’s faces pressure from public stockholders and investment analysts to make decisions that might produce better short-term results, but over the long term may lead to a reduction in the per share price of the Company’s publicly traded common stock;

•	the annual costs of remaining a public company are approximately $1.4 million, including the cost of consulting and auditing services associated with compliance with the Sarbanes-Oxley Act of 2002 and U.S. federal securities laws and fees and expenses of the Company’s securities counsel and the Company’s investor relations firm, and these costs are ongoing and difficult to reduce;
•	as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and would not be disclosed by a non-reporting company and as a result, our actual or potential competitors, customers, lenders and vendors all have ready access to this information which may help them compete against the Company and make it more difficult for us to negotiate favorable terms with them, as the case may be;
•	global economic conditions since the second half of 2008, which have resulted in reduced liquidity, greater volatility, widening of credit spreads, lack of price transparency in credit markets, a reduction in available financing and lack of market confidence, and that the uncertainty and volatility of credit and capital markets and the overall slowdown in the PRC economy may have an adverse effect on our business and our financial statements;
•	estimated forecasts of our future financial performance prepared by our management, together with our management’s view of our financial condition, results of operations, business, prospects and competitive position within the industry, together with the Company’s earnings for the third quarter of 2012, indicating that the Company may face uncertain business conditions and fierce competition in the PRC;
•	the $13.50 per share price to be paid in cash in respect of each share of Company common stock, which represented a 47% premium over the closing price of the Company’s common stock on March 26, 2012, the last trading day prior to the Company’s announcement on March 27, 2012 of the offer regarding the merger;
•	the board of directors’ recognition of the challenges to our efforts to increase stockholder value as an independent publicly-traded company, including competition from companies with substantially greater resources than we currently have;
•	the possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share merger consideration of $13.50, as adjusted for present value;
•	the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the Company’s stockholders, including because stockholders will not be exposed to the risks and uncertainties relating to the Company’s prospects;
•	the information contained in the preliminary financial analysis of Barclays Bank Plc which was prepared prior to the receipt of Proposal A;
•	the possible alternatives to a sale to Mr. Xianfu Zhu, including an alternative sales process or continuing as a standalone company, which alternatives the special committee evaluated and determined were less favorable to the Company’s stockholders than the merger given the potential risks, rewards and uncertainties associated with those alternatives;
•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):
•	the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the financing, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financing being completed;
•	the absence of a financing condition in the merger agreement;

•	the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;
•	the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $12.5 million termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation by Mr. Xianfu Zhu and China Wealth pursuant to the limited guaranties;
•	the Company’s ability, under certain circumstances pursuant to the merger agreement, to enforce specifically Parent’s and Merger Sub’s right to send a drawdown notice under the facility agreement (or alternative financing agreement, if applicable) for funding if the conditions in the merger agreement have been satisfied (other than conditions which by their nature cannot be satisfied until closing) and the funds contemplated by the facility agreement are available;
•	the other terms of the merger agreement and related agreements, including:
•	the Company’s ability under the original merger agreement to conduct a go-shop process after the signing of the merger agreement on November 26, 2012 to initiate, solicit and encourage alternative transaction proposals from third parties;
•	the Company’s ability, at any time from and after the end of the go shop period but prior to the time the Company stockholders adopt the merger agreement, to consider and respond to an unsolicited bona fide written acquisition proposal, to furnish confidential information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the special committee, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;
•	the Board’s ability (acting upon the recommendation of the special committee), under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its stockholders vote to adopt the merger agreement;
•	the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the merger agreement pays to Parent a termination fee of $5 million;
•	the termination fee payable to Parent under certain circumstances, including as described above, in connection with a termination of the merger agreement, which the special committee concluded were reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the merger agreement including the per share merger consideration; and
•	the availability of appraisal rights under the DGCL to holders of Company common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery.

The special committee and the Board also believed that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger and to permit the special committee and the Board to represent effectively the interests of the Company’s unaffiliated stockholders. These procedural safeguards include:

•	the fact that the special committee is comprised of three independent directors who are not affiliated with either the Rollover Investors or Parent or Merger Sub and are not employees of the Company or any of its subsidiaries;

•	the fact that the special committee acted to represent solely the interests of the unaffiliated stockholders and the special committee had independent control of the negotiations with Mr. Xianfu Zhu and his advisors on behalf of such unaffiliated stockholders;
•	the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from Mr. Xianfu Zhu and the transactions contemplated thereby from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;
•	the fact that, other than their receipt of Board and special committee fees (which are not contingent upon the consummation of the merger or the special committee’s or Board’s recommendation of the merger) and their interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” members of the special committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated stockholders;
•	the fact that the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee without the involvement of any director who is a Rollover Investor, affiliated with China Wealth or is a member of the Company’s management and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters;
•	the recognition by the special committee that it had the authority not to recommend the approval of the merger or any other transaction;
•	the special committee met regularly to consider and review the proposed merger;
•	the special committee’s negotiations with Mr. Xianfu Zhu, which resulted in better contractual terms than initially proposed by Mr. Xianfu Zhu;
•	Akin Gump, the legal counsel to the special committee, had not previously represented the Company before being engaged in April, 2012, and has never represented Mr. Xianfu Zhu or any of the Rollover Investors;
•	the fact that the merger agreement requires adoption by (i) stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned by Parent, Merger Sub, the Rollover Investors, which gives the Company’s unaffiliated stockholders the ability to determine whether or not to adopt the merger agreement and thus whether or not to complete the merger;
•	the belief of the special committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;
•	the fact that the Board, based upon unanimous recommendation of the special committee, has the ability to change, withhold, withdraw, qualify or modify our recommendation that our stockholders vote to adopt the merger agreement; and
•	the ability of the Company to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal prior to the receipt of stockholder approval if our board of directors determines (upon recommendation of the special committee) in its good faith judgment that failure to do so would be inconsistent with its fiduciary duties, subject to compliance with the terms and conditions of the merger agreement.

The special committee, at a meeting held on February 8, 2013, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders, and recommended that the Board adopt resolutions approving and declaring the advisability of the merger agreement (as amended and restated), the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement. The Board, acting upon the unanimous recommendation of the special committee, unanimously adopted the resolutions recommended by the special committee on February 8, 2013.

On February 8, 2013, each of the special committee and the Board determined that the proposed merger is substantively and procedurally fair to the Company’s unaffiliated stockholders based upon the following factors, which are not listed in any relative order of importance:

•	the factors considered in connection with the approval of the merger and related matters at the November 23, 2012 meeting of the special committee and by way of the unanimous written consent of the Board dated November 23, 2012; and
•	the financial analysis reviewed by Cowen and Duff & Phelps with the special committee, and the oral opinion to the special committee which was confirmed in writing by delivery of each of Cowen’s and Duff & Phelps’ written opinions dated February 8, 2013, as to the fairness, from a financial point of view, of the $13.50 per share merger consideration to be received by the holders of the Company common stock (other than Parent, Merger Sub and their affiliates, and the Rollover Investors).

In addition, the special committee and the Board believed that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger, based upon the terms of the amended and restated merger agreement, and to permit the special committee and the Board to represent effectively the interests of the Company’s unaffiliated stockholders. These procedural safeguards include:

•	the procedural safeguards considered in connection with the approval of the merger and related merger agreement entered into on November 26, 2012, except the go-shop period;
•	the fact that the special committee was advised by Cowen and Duff & Phelps, as independent financial advisors, and Akin Gump, as legal advisor, each an internationally recognized firm selected by the special committee, and the fact that the special committee requested and received from each of Cowen and Duff & Phelps an opinion (based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein), as of February 8, 2013, with respect to the fairness of the per share merger consideration to be received by the holders of Company common stock (other than the Rollover Investors); and
•	Cowen, an independent financial advisor to the special committee, had not previously represented the Company before being engaged on December 12, 2012 other than service as an underwriter of an offering of Company common stock by the Company in 2011 and had never represented Mr. Xianfu Zhu or any of the Rollover Investors;
•	Duff & Phelps, an independent financial advisor to the special committee, had not previously represented the Company before being engaged on December 11, 2012, and had never represented Mr. Xianfu Zhu or any of the Rollover Investors.

In the course of its deliberations, the special committee and the Board also considered a variety of risks and other countervailing factors related to entering into both the original merger agreement entered into on November 26, 2012 and the amended and restated merger agreement entered into on February 8, 2013 and the proposed merger, including:

•	the fact that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and, as a result, that the merger may not be completed even if the merger agreement is adopted by the Company’s stockholders;
•	that the public stockholders of the Company (other than the Rollover Investors,) will have no ongoing equity in the surviving corporation following the proposed merger, meaning that the public stockholders (other than the Rollover Investors) will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the Company’s common stock;

•	the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;
•	the fact that Barclays was not able to reach a conclusion as to the fairness, from a financial point of view of $13.50 to be paid pursuant to the proposed transaction and that Barclays had stated that it was “not in a position to render an opinion on the [the Chairman’s] revised proposal of $13.75 per share”;
•	the fact that Company A had offered $15.00 per share as part of Proposal A;
•	the fact that the Chairman was unwilling to sell his shares to a third party and was not interested in engaging in discussions with any other party regarding its participation in financing for the proposed transaction;
•	the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;
•	that if the proposed merger is not completed, the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay Parent a termination fee of $4.75 million in connection with the termination of the merger agreement;
•	the fact that Holdo, Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of the Rollover Investors and China Wealth and that the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the $12.5 million termination fee, which is guaranteed by Mr. Xianfu Zhu and China Wealth, and that under certain circumstances the Company may not be entitled to a termination fee at all;
•	the fact that as an all cash transaction, the merger as contemplated under the merger agreement would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes;
•	the terms of Mr. Xianfu Zhu’s and the other Rollover Investors’ participation in the merger and the fact that Mr. Xianfu Zhu and our other executive officers and directors may have interests in the transaction that are different from, or in addition to, those of our unaffiliated stockholders; see the section captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” on page 68;
•	the possibility that the merger might not be consummated and the negative impact of a public announcement of the merger on our sales and operating results and our ability to attract personnel; and
•	the possibility that Parent and Merger Sub may be unable to complete the merger, including if Parent and Merger Sub are unable to obtain sufficient financing to complete the merger despite their compliance with their financing obligations set forth in the merger agreement.

In analyzing the proposed merger and in reaching its determination as to the fairness (both substantively and procedurally) of the transactions contemplated by the merger agreement, the special committee considered, among other factors, the analyses and methodologies of Cowen and Duff & Phelps in evaluating the going concern value of the Company. See “Special Factors — Opinion of Cowen and Company (Asia) Limited, Financial Advisor to the Special Committee” and “Special Factors — Opinion of Duff & Phelps, Financial Advisor to the Special Committee” beginning on pages 41 and 48. Cowen’s and Duff & Phelps’ analyses were based upon certain management-provided scenarios and assumptions, but did not include an independent analysis of the liquidation value or book value of the Company. The special committee did not consider liquidation value as a factor because it considers the Company to be a viable going concern business and the trading history of the Company’s common stock to generally be an indication of its value as such. In addition, due to the fact that the Company is being sold as a going concern, the special committee did not consider the liquidation value of the Company relevant to a determination as to whether the proposed merger is fair to the Company’s unaffiliated stockholders as they believed the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the special committee did not consider net book value a material indicator of the value of the Company because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is reflective of historical costs. The Company’s net book value per share was $15.04 as of March 31, 2013. In addition, the special committee did not consider the purchase prices paid by the Company to acquire shares of the Company in previous purchases in the past two years, as all such purchases had only been made in the public market during that period.

The foregoing discussion of the factors considered by the special committee and the Board includes the material factors considered by the special committee and the Board. The special committee and the Board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the special committee and the Board believed were appropriate. In view of the wide variety of factors considered by the special committee and the Board in connection with its evaluation of the proposed merger and the complexity of these matters, the special committee and the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special committee. Rather, the special committee made its recommendation and the Board approved the merger agreement based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual members of the special committee and the Board may have given different weights to different factors.

In reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the Company and our unaffiliated stockholders and its decision to approve the merger agreement and recommend the adoption of the merger agreement by our stockholders, our Board considered the analysis and recommendation of the special committee and the factors examined by the special committee as described above under the caption “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” and adopted such recommendations and analysis. For the foregoing reasons, our Board believes that the merger agreement and the transactions contemplated thereby are substantively and procedurally fair to the holders of the Company’s common stock (other than the Rollover Investors).

The foregoing discussion of the factors considered by the Board includes the material factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the proposed merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors. In light of the procedural protections described above, other than the special committee and its legal and financial advisors, the Board did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger, nor did the Board consider it necessary to make any provision to grant unaffiliated stockholders access to the Company’s corporate files or to obtain counsel or appraisal services for unaffiliated stockholders.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 68 of this proxy statement.

The Board recommends that the stockholders of the Company vote “FOR” adoption of the merger agreement.

Opinion of Cowen and Company (Asia) Limited, Financial Advisor to the Special Committee

Pursuant to an engagement letter dated December 12, 2012, among the Company, the special committee and Cowen, the special committee retained Cowen, among other things, to render an opinion to the special committee as to the fairness, from a financial point of view, to the holders of the Company’s common stock, other than shares held by the Excluded Holders of the per share merger consideration.

On February 8, 2013, Cowen delivered its oral opinion to the special committee, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions, qualifications and limitations set forth therein, as of February 8, 2013, the per share merger consideration is fair, from a financial point of view, to the stockholders of the Company, other than the Excluded Holders.

The full text of the written opinion of Cowen, dated February 8, 2013, is attached to this proxy statement as Annex B and is incorporated by reference. Holders of the Company’s common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. Cowen’s analyses and opinion were prepared for and addressed to the special committee and are directed only to the fairness, from a financial point of view, of the per share merger consideration and do not constitute an opinion as to the merits of the proposed merger or a recommendation to any stockholder as to how to vote on the proposed merger. Cowen has consented to the inclusion of its analyses and opinion as an annex and exhibit to this proxy statement. The per share merger consideration was determined through negotiations between the special committee and Mr. Xianfu Zhu and not pursuant to recommendations of Cowen.

In arriving at its opinion, Cowen:

•	reviewed the financial terms and conditions of a draft of the merger agreement furnished to Cowen on February 7, 2013;
•	reviewed certain publicly available financial and other information relating to the Company and certain other relevant financial and operating data of the Company furnished by the Company’s management;
•	reviewed the facility agreement, dated November 26, 2012, between Parent and CDB and the equity commitment letter, dated November 26, 2012, from China Wealth Growth Fund I L.P.;
•	reviewed certain internal financial and operating information with respect to the business, operations, financial condition and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company;
•	discussed with certain members of the Company’s management the historical and current business, operations, financial condition and prospects of the Company;
•	compared the reported price and trading history of the Company’s common stock to the reported price and trading histories of the shares of certain publicly traded companies Cowen deemed relevant;
•	compared certain operating results of the Company to the operating results of certain publicly traded companies Cowen deemed relevant;
•	reviewed research analyst estimates and financial projections in Wall Street analyst reports for the Company and certain publicly traded companies Cowen deemed relevant (together, “Wall Street Projections”);

•	compared certain financial terms of the proposed merger to the financial terms of certain selected transactions Cowen deemed relevant; and
•	performed such other analyses, reviewed such other information and considered such other factors as Cowen deemed appropriate.

In conducting its review and arriving at its opinion, Cowen, with the special committee’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by the Company and the special committee or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verifications, the assessment of the Company’s management as to the existing products and services of the Company and the viability of, and risks associated with, the future products and services of the Company. In addition, Cowen did not conduct, or assume any obligation to conduct, any physical inspection of the properties or facilities of the Company. Cowen further relied upon the Company’s representation that all information provided to it by the Company or the special committee was accurate and complete in all material respects. Cowen, with the special committee’s consent, assumed that the October Management Projections and the Updated 2012 Estimates were reasonably prepared by the Company’s management on bases reflecting the best available estimates and good faith judgments of the Company’s management as to the future performance of the Company, and that the October Management Projections, the Updated 2012 Estimates and the Wall Street Projections provided a reasonable basis for its opinion. Cowen expressed no opinion as to the October Management Projections, the Updated 2012 Estimates and the Wall Street Projections or the assumptions on which they were made. Cowen assumed that the final versions of all documents it reviewed in draft form conform in all material respects to the drafts reviewed. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of its opinion.

Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor was Cowen furnished with these materials. In addition, Cowen did not evaluate the solvency or fair value of the Company, Parent or Merger Sub under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Cowen did not address any legal, tax or accounting matters related to the merger agreement or the proposed merger, as to which Cowen assumed that the Company and the special committee had received such advice from legal, tax and accounting advisors as each had determined appropriate. Cowen’s opinion addressed only the fairness, from a financial point of view, to the stockholders of the Company other than the Excluded Holders of the per share merger consideration. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. Although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaimed any responsibility to do so.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the proposed merger will be satisfied without waiver thereof. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents and approvals, no restrictions or conditions would be imposed that would have an adverse effect on the contemplated benefits of the proposed merger.

Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed merger. Cowen was not requested to opine as to, and its opinion did not in any manner address, the underlying business decision to effect the proposed merger or the relative merits of the proposed merger as compared to other business strategies or transactions that might be available to the Company and Cowen was not involved in the negotiation of any terms of the proposed merger. Cowen was not requested to opine as to, and its opinion did not in any manner address, the fairness of the amount or the nature of any compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the per share merger consideration or otherwise.

The following is a summary of the principal financial analyses performed by Cowen to arrive at its opinion. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Cowen. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of the Company the assumptions on which such analyses were based and other factors, including the historical and projected financial results of the Company. No limitations were imposed by the special committee with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

Analysis of Premiums in Selected Transactions.  As summarized in the table below, Cowen reviewed premiums in 24 transactions announced since January 1, 2008, involving a change of control of U.S.-listed Chinese companies with implied equity values between $100 million and $1.5 billion. Cowen did not include transactions meeting these criteria that were withdrawn or terminated.

Date	Target	Buyer
12/26/2012	BCD Semiconductor Manufacturing Limited	Diodes Incorporated
10/15/2012	Yongye International, Inc.	Chairman, Abax, Full Alliance, Morgan Stanley PE Asia
10/03/2012	Feihe International, Inc.	Chairman, Morgan Stanley PE Asia
09/27/2012	China Kanghui Holdings	Medtronic, Inc.
09/26/2012	7 Days Group Holdings Limited	Chairman, Carlyle, Sequoia
09/12/2012	3SBio Inc.	Chairman, CPEChina, CITIC PE
07/06/2012	ShangPharma Corporation	Chairman, ChemPartner, TPG
05/09/2012	China Nuokang Bio-Pharmaceutical Inc.	Chairman
04/02/2012	Winner Medical Group Inc.	Chairman
02/21/2012	China TransInfo Technology Corp.	Chairman, SAIF
11/21/2011	Global Education & Technology Group Limited	Pearson plc
10/28/2011	China Real Estate Information Corporation	E-House (China) Holdings Limited
09/29/2011	LianDi Clean Technology, Inc.	SJI Inc.
06/27/2011	Tiens Biotech Group (USA), Inc.	Chairman
06/03/2011	Acorn International, Inc.	Individual investors
03/25/2011	Funtalk China Holdings Limited	Management, PAG
03/07/2011	China Fire & Security Group, Inc.	Management, Bain Capital
01/28/2011	China Security & Surveillance Technology, Inc.	Chairman
11/11/2010	Chemspec International Limited	Chairman, Primavera Capital
11/03/2010	Fushi Copperweld, Inc.	Chairman, Abax Global
10/28/2010	BMP Sunstone Corporation	Sanofi-Aventis
10/11/2010	Harbin Electric, Inc.	Chairman, Baring Asia
08/03/2010	Hanwha SolarOne Co., Ltd	Hanwha Solar Holdings Co., Ltd.
04/08/2010	Tongjitang Chinese Medicines Company	Chairman, Fosun International

For these transactions, the table below lists premiums representing the offer price over the trading prices 1 trading day, 1 week, 1 month and 3 months prior to the announcement date of the transaction.

	Premiums to Market
	Selected Transactions		Proposed Merger
Premiums to Stock Price:	Median	Mean
1 day prior to announcement	28.0%	40.8%	46.6%
1 week prior to announcement	34.4%	48.2%	58.8%
1 month prior to announcement	34.4%	49.8%	20.4%
3 months prior to announcement	34.7%	49.8%	57.9%

	Implied Per Share Equity Value Reference Ranges Based on
1 Day Prior Premium	1 Week Prior Premium	1 Month Premium	3 Months Premium	Merger Consideration
$11.79 – $12.97	$11.42 – $12.60	$15.07 – $16.80	$11.52 – $12.81	$13.50

Analysis of Selected Transactions.  Cowen reviewed the financial terms, to the extent publicly available, of the 11 announced or completed transactions listed below, which involved the acquisition of companies in the Chinese food and beverage industry and global meat processing and meat product industry with implied equity values between $100 million and $1.5 billion, which were announced or completed since January 1, 2008. Cowen did not include transactions meeting these criteria that were withdrawn or terminated.

Date Announced	Target	Buyer	Implied Equity Value	Implied Enterprise Value	LTM EBITDA	LTM Net Income	Enterprise Value/ LTM EBITDA	Equity Value/ LTM Net Income
01/18/2013	Yonekyu Corp.	Mitsubishi Corporation	$268.1	$176.9	$28.4	$-2.7	6.2x	NM
10/15/2012	Synear Food Holdings Ltd	Management	209.3	119.6	17.9	-1.3	6.7x	NM
10/03/2012	Feihe International, Inc.	Chairman; Morgan Stanley PE Asia	146.4	205.6	25.8	14.8	8.0x	9.9x
08/20/2012	Wuhan Asia-Pacific Condiments Co., Ltd.	McCormick & Company, Incorporated	141.0	141.0	11.8	NA	12.0x	NA
12/05/2011	National Beef Packing Co. LLC	Leucadia National Corporation	1,099.3	1,409.0	324.2	258.5	4.3x	4.3x
08/15/2011	Stavropolskiy Broiler ZAO	Resurs Group	160.0	160.0	NA	1.3	NA	NM
06/14/2010	Keystone Foods, LLC	Marfrig Alimentos SA	1,260.0	1,260.0	NA	NA	NA	NA
06/11/2010	AFFCO Holdings Ltd.	Talleys Group Limited	128.6	183.7	30.7	17.9	6.0x	7.2x
01/15/2010	Viskase Companies Inc.	Icahn Enterprises, L.P.	184.9	321.9	50.6	16.7	6.4x	11.0x
03/05/2008	Swift Australia (Southern) Pty Ltd.	JBS Australia Pty Limited	100.0	150.0	NA	NA	NA	NA
03/04/2008	JBS Packerland Inc.	JBS S.A.	575.5	575.5	NA	-23.5	NA	NM
03/27/2012	Zhongpin	Chairman; China Wealth Growth Fund	503.5	818.6	96.8	43.9	8.5x	11.5x

For each transaction, based on publicly available information, Cowen calculated the implied equity value, implied enterprise value, implied enterprise value as a multiple of LTM EBITDA and implied equity value as a multiple of LTM net income, with the implied enterprise value meaning implied equity value plus debt and minority interest, minus total cash and cash equivalents; LTM EBITDA meaning a company’s earnings before interest expense, income taxes, depreciation and amortization for the last twelve months through the reported transaction; and LTM net income meaning a company’s net income for the last twelve months through the reported transaction.

The following table presents these multiples for the selected transactions and for the proposed merger. Cowen used a range of 5.5x to 7.5x enterprise value/LTM EBITDA multiples and 6.5x to 10.5x equity value/LTM net income multiples for the analysis.

	Multiples for Selected Transactions				Multiples Implied by the Per Share Merger Consideration for the Company
	Min	Mean	Median	Max
Enterprise value as a multiple of:
LTM EBITDA	4.3x	7.1x	6.4x	12.0x	8.5x
Equity value as a multiple of:
LTM net income	4.3x	8.1x	8.5x	11.0x	11.5x

Implied Per Share Equity Value Reference Ranges Based on
Enterprise Value/LTM EBITDA Multiple	Equity Value/LTM Net Income	Merger Consideration
$5.84 – $11.03	$7.67 – $12.37	$13.50

Cowen noted that although the selected transactions were used for comparison purposes, none of the transactions is directly comparable to the proposed merger, and none of the companies in these transactions is directly comparable to the Company. Accordingly, Cowen’s analysis was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and the Company, the terms of the selected transactions and other factors.

Analysis of Selected Public Companies.  To highlight comparative market information, Cowen compared various estimated operating and financial data and ratios for the Company to the corresponding data and ratios of selected companies whose securities are publicly traded. The selected companies included foreign listed Chinese food companies, global meat processing and meat product companies with market values between $100 million and $1.5 billion. The data and ratios included estimated revenue growth, EBITDA margins, net margins, estimated enterprise value to EBITDA ratios and price/earnings ratios, with the estimates for the Company based on the October Management Projections and consensus analyst estimates from Capital IQ, and the estimates for the selected companies based on consensus analyst estimates from Capital IQ.

	Ratio Analysis						Market Data		Market Analysis
	Revenue Growth		EBITDA Margin		Net Margin		Market Value	Enterprise Value	EV/EBITDA		Price/Earnings
Company	CY2012	CY2013	CY2012	CY2013	CY2012	CY2013			CY2012	CY2013	CY2012	CY2013
China Yurun Food Group Ltd.	(10.1)%	25.4%	1.7%	3.7%	NM	1.1%	$1,346.9	$1,724.2	NM	9.8x	NM	25.9x
Itoham Foods Inc.	(1.5)%	0.8%	2.6%	3.2%	NA	NA	1,032.1	1,048.7	8.4x	6.9x	NA	NA
Bell AG	1.3%	0.9%	8.5%	8.1%	3.1%	3.2%	928.1	1,206.7	5.1x	5.3x	7.4x	9.9x
Minerva S.A	9.4%	14.9%	10.2%	11.0%	NM	3.9%	941.8	1,863.4	8.4x	6.8x	NM	10.8x
OJSC Cherkizovo Group	5.1%	15.1%	19.0%	16.9%	12.3%	9.8%	771.4	1,629.2	5.5x	5.4x	3.9x	4.2x
Cranswick plc	7.6%	7.0%	7.4%	7.4%	4.2%	4.3%	754.8	811.7	8.2x	7.7x	13.2x	12.3x
Campofrio Food Group, S.A.	3.7%	2.8%	8.1%	8.5%	1.3%	1.9%	633.0	1,285.5	6.1x	5.7x	20.1x	12.7x
China Minzhong Food Corporation Limited	35.4%	20.2%	35.8%	34.5%	25.0%	23.6%	454.9	512.2	3.1x	2.7x	3.9x	3.5x
HKScan Oyj	1.8%	2.3%	4.5%	4.9%	0.3%	0.8%	295.9	948.2	6.1x	5.5x	25.8x	10.6x
Atria Oyj	2.4%	2.4%	6.3%	6.8%	0.8%	1.5%	277.4	847.2	7.4x	6.8x	19.8x	10.1x
Kakiyasu Honten Co., Ltd.	2.5%	1.6%	8.3%	8.7%	NA	NA	171.8	119.7	3.2x	3.0x	NA	NA
Sino Grandness Food Industry Group Limited	59.3%	37.1%	24.1%	22.6%	16.4%	14.5%	170.3	202.6	3.2x	2.5x	4.0x	3.3x
Zhongpin (Offer – October Management Projections)	12.7%	17.8%	6.3%	7.2%	3.2%	3.6%	503.5	818.6	7.9x	5.9x	9.7x	7.1x
Zhongpin (Offer – Consensus Estimates)	11.1%	13.5%	6.0%	5.8%	2.8%	3.0%	503.5	818.6	8.4x	7.7x	11.1x	9.2x
Zhongpin (Current – October Management Projections)	12.7%	17.8%	6.3%	7.2%	3.2%	3.6%	477.6	792.7	7.6x	5.7x	9.2x	6.8x
Zhongpin (Current – Consensus Estimates)	11.1%	13.5%	6.0%	5.8%	2.8%	3.0%	477.6	792.7	8.1x	7.4x	10.5x	8.7x

The following table presents implied enterprise value as a multiple of 2012 and 2013 calendar year estimated EBITDA and implied equity value as a multiple of 2012 and 2013 calendar year estimated earnings. The information in the table is based on closing stock prices as of February 6, 2013. Cowen used a range of 5.0x to 7.0x enterprise value/2012E EBITDA multiples, 4.5x to 6.5 enterprise value/2013E EBITDA multiples, 8.5x to 12.5x 2012E P/E ratios and 8.5x to 12.5x 2013E P/E ratios for the analysis.

Multiples Implied by the Per Share Merger Consideration for the Company
	Selected Company Multiples				Based on Consensus Estimates	Based on October Management Projections
	Min	Mean	Median	Max
Enterprise value as a multiple of:
CY 2012 EBITDA	3.1x	5.9x	6.1x	8.4x	8.4x	7.9x
CY 2013 EBITDA	2.5x	5.7x	5.6x	9.8x	7.7x	5.9x
Equity value as a multiple of:
CY 2012 Earnings	3.9x	12.3x	10.3x	25.8x	11.1x	9.7x
CY 2013 Earnings	3.3x	10.3x	10.3x	25.9x	9.2x	7.1x

Implied Per Share Equity Value Reference Ranges Based on
CY 2012 EBITDA		CY 2013 EBITDA		CY 2012 Earnings		CY 2013 Earnings
October Management Projections	Consensus Estimates	October Management Projections	Consensus Estimates	October Management Projections	Consensus Estimates	October Management Projections	Consensus Estimates	Merger Consideration
$5.53 - $11.12	$4.67 - $9.92	$11.81 - $17.37	$10.37 - $15.25	$8.33 - $15.73	$4.40 - $10.11	$16.09 - $23.66	$12.45 - $18.31	$13.50

Cowen noted that although the selected companies were used for comparison purposes, none of the companies is directly comparable to the Company. Accordingly, Cowen’s analysis was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and the Company and other factors that could affect the relative values of the selected companies and the Company.

Historical Stock Prices.  Cowen reviewed the closing prices of the Company’s common stock on various days prior to the announcement of the proposed merger. The table below illustrates the closing prices on those days and the premium implied by the offer price in the proposed merger.

	Historical Spot Price	Premium Implied by Offer Price
3 months prior to announcement	$8.55	57.9%
1 month prior to announcement	11.21	20.4%
1 week prior to announcement	8.50	58.8%
1 day prior to announcement	9.21	46.6%
High (latest twelve months)	13.02	3.7%
Low (latest twelve months)	8.11	66.5%
February 6, 2013	12.81	5.4%

Discounted Cash Flow Analysis.  Cowen estimated a range of values for the Company’s common stock based upon the discounted present value of the projected after-tax cash flows of the Company described in the October Management Projections, for the fiscal years ended 2013 through 2016, and of the terminal value of the Company at December 31, 2016, based upon multiples of EBITDA. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures and changes in working capital and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of the Company. In performing this analysis, Cowen utilized discount rates ranging from 8.5% to 12.5%, which were selected based on the estimated weighted average cost of capital of selected companies which are listed below. Cowen utilized terminal multiples of EBITDA ranging from 5.0 times to 7.0 times, these multiples representing the general range of multiples of EBITDA for selected public companies. Utilizing this methodology, the per share equity value of the Company ranged from $9.10 to $17.91 per share.

	Projected
Fiscal year ended December 31,	2013	2014	2015	2016
EBITDA	$138.9	$138.1	$152.2	$166.6
Depreciation & amortization	43.2	51.3	57.8	63.4
EBIT	95.7	86.8	94.4	103.2
Less: Taxes	8.4	7.7	8.8	9.8
EBIAT	87.3	79.1	85.6	93.4
Plus: Depreciation & amortization	43.2	51.3	57.8	63.4
Less: Capital expenditures, net	(68.0)	(121.0)	(98.0)	(83.0)
Decrease/(Increase) in working capital	(1.6)	(6.5)	(5.5)	(6.5)
Unlevered free cash flow	$60.9	$2.9	$39.9	$67.3

	Terminal multiple of 2016 EBITDA
Discount Rate	5.0x	5.5x	6.0x	6.5x	7.0x
8.5%	$11.54	$13.15	$14.74	$16.33	$17.91
9.5%	10.87	12.41	13.94	15.46	16.99
10.5%	10.25	11.74	13.21	14.69	16.16
11.5%	9.66	11.10	12.52	13.95	15.37
12.5%	9.10	10.48	11.86	13.24	14.61

Cowen selected foreign listed Chinese food companies, global meat processing and meat product companies with market values between $100 million and $1.5 billion to calculate estimated weighted average cost of capital and terminal multiples of EBITDA. The companies were:

•	China Yurun Food Group Ltd.
•	Itoham Foods Inc.
•	Bell AG
•	Minerva S.A
•	OJSC Cherkizovo Group
•	Cranswick plc
•	Campofrio Food Group, S.A.
•	China Minzhong Food Corporation Limited
•	HKScan Oyj
•	Atria Oyj
•	Kakiyasu Honten Co., Ltd.
•	Sino Grandness Food Industry Group Limited
•	People's Food Holdings Ltd.
•	Prima Meat Packers Ltd.
•	Synear Food Holdings Ltd
•	Charoen Pokphand Enterprise Co. Ltd.

Leveraged Buyout Analysis.  Cowen estimated a range of values for the Company’s common stock that a hypothetical financial buyer would pay to acquire the Company, assuming (i) target internal rates of return in the range of 19% to 32%, which range of percentages was generally reflective of the range of required internal rates of return commonly assumed when performing a leveraged acquisition analysis of this type; (ii) a ratio of total acquisition debt to LTM EBITDA of 3.5x, which was a generally accepted leverage ratio when debt lenders participated in a leverage acquisition transaction of this type; and (iii) a mid-point exit multiple of 6.0 times estimated 2016 EBITDA, which exit multiple was determined based on an approximate median enterprise value to LTM EBITDA multiple derived from the selected public companies. This analysis was based upon certain assumptions described by, projections supplied by, and discussions held with, the management of the Company. The leveraged buyout analysis indicated an implied equity value per share range of the Company’s common stock between $8.22 to $11.24 per share, as compared to the offer price of $13.50.

Entry EBITDA Multiple	Implied Total Enterprise Value	Implied Equity Value	Implied Purchase Price	Internal Rate of Return
5.50x	$621.1	$306.0	$8.22	32%
5.75x	649.3	334.2	8.98	28%
6.00x	677.6	362.5	9.74	25%
6.25x	705.8	390.7	10.49	22%
6.50x	734.0	418.9	11.24	19%

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of the Company, Cowen or any other person assumes responsibility if future results are materially different from those projected.

Cowen was selected by the special committee to render an opinion to the Company’s board because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Cowen and its affiliates trade the securities of the Company for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to the Company and have received and may in the future receive fees for the rendering of such services. In particular, in 2011, Cowen acted as an underwriter of an offering of the Company’s common stock by the Company. The issuance of Cowen’s opinion was approved by Cowen’s fairness opinion review committee.

Pursuant to the Cowen engagement letter, Cowen is entitled to receive fees for its services, of which $50,000 was paid upon Cowen’s engagement, $500,000 became payable upon the rendering of its opinion and $200,000 is contingent upon the consummation of the proposed merger. Additionally, the Company has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between the special committee and Cowen, and the special committee was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the completion of the proposed merger. Cowen received compensation of $189,309.46 for acting as an underwriter of the offering of the Company’s stock.

Opinion of Duff & Phelps Securities, LLC, Financial Advisor to the Special Committee

Duff & Phelps was engaged to provide an opinion to the special committee as to the fairness, from a financial point of view, to the public stockholders of the Company (other than the Rollover Investors and affiliates of the Rollover Investors to the extent applicable and shares held by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL) of the $13.50 per share merger consideration to be received by such stockholders in connection with the merger (without giving effect to any impact of the merger on any particular stockholder of the Company other than in its capacity as a stockholder). The special committee did not place specific limitations on the scope of Duff & Phelps’ analysis and opinion.

Duff & Phelps rendered its written opinion to the special committee on February 8, 2013, that, subject to the assumptions, qualifications and limiting conditions set forth therein, as of such date, the $13.50 per share merger consideration to be received by the public stockholders of the Company in the merger was fair, from a financial point of view, to such stockholders (without giving effect to any impact of the merger on any particular stockholder of the Company other than in its capacity as a stockholder). The full text of the written opinion of Duff & Phelps is attached as Annex C to this proxy statement and is incorporated herein by reference. Duff & Phelps has consented to the inclusion of its analyses and opinion as an annex and exhibit to this proxy statement.

The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion. The opinion of Duff & Phelps was addressed to the special committee, was given solely with respect to the merger and is not intended to be used, and may not be used, for any other purpose.

Duff & Phelps’ opinion:

•	does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy or transaction;
•	does not address any transaction related to the merger;
•	is not a recommendation as to how the special committee or any stockholder should vote or act with respect to any matters relating to the merger, or whether to proceed with the merger or any related transaction;
•	does not indicate that the $13.50 per share merger consideration is the best possibly attainable under any circumstances; instead, it merely states whether the $13.50 per share merger consideration in the merger is fair, from a financial point of view, to certain holders of the Company’s common stock; and
•	does not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the merger (or at any other time).

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	discussed the background and other elements of the merger with the management of the Company;
•	reviewed the Company’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2011 and 2010 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2012 and 2011;
•	reviewed other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by management of the Company, including the October Management Projections, upon which Duff & Phelps has relied in performing its analysis;
•	reviewed the historical trading price and trading volume of the Company’s common stock and the publicly traded securities of other companies as described in more detail below;

•	performed valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies and an analysis of the financial terms of selected merger and acquisition transactions, in each case as described in more detail below;
•	reviewed a letter dated February 5, 2013 from the management of the Company, which made certain representations as to the October Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”);
•	reviewed the merger agreement; and
•	conducted such other financial analyses and considered such other information and factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the merger, Duff & Phelps, with the special committee’s consent:

•	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;
•	relied upon the fact that the special committee, the board of directors and the Company have been advised by counsel as to all legal matters with respect to the merger, including whether all procedures required by law to be taken in connection with the merger have been duly, validly and timely taken;
•	assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and Duff & Phelps has relied upon such matters in performing its analysis;
•	assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the merger;
•	assumed the representations and warranties made in the merger agreement and the Management Representation Letter are substantially accurate;
•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
•	assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;
•	assumed that all of the conditions required to implement the merger would be satisfied and that the merger would be completed in accordance with the merger agreement, without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects will all applicable international, federal and state statutes, rules and regulations;
•	assumed in Duff & Phelps’ analysis, based on Company SEC filings and discussions with Company management, that the number of shares of the Company's common stock issued and outstanding is 37,209,344, and that the Company has outstanding options to purchase 787,000 shares of the Company’s common stock, 513,000 of which are in-the-money at the $13.50 per share merger consideration; and
•	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the merger.

To the extent that any of the foregoing assumptions on which Duff & Phelps’ opinion was based prove to be untrue in any material respect, Duff & Phelps’ opinion cannot and should not be relied upon. In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger agreement, or any class of such persons, relative to the $13.50 per share merger consideration. The issuance of Duff & Phelps’ opinion was approved by an authorized fairness opinion committee of Duff & Phelps.

Although developments following the date of Duff & Phelps’ opinion may affect the opinion, Duff & Phelps assumes no obligation to update, revise or reaffirm its opinion. Duff & Phelps’ opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Duff & Phelps as of, the date of the opinion. Developments subsequent to February 8, 2013 may affect the conclusion expressed in Duff & Phelps’ opinion. Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. Duff & Phelps’ opinion is limited to the fairness, from a financial point of view, of the $13.50 per share merger consideration to be received by the stockholders of the Company (other than the Rollover Investors and affiliates of the Rollover Investors to the extent applicable and shares held by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the Delaware General Corporation Law) in the merger as of February 8, 2013 (without giving effect to any impact of the merger on any particular stockholder other than in its capacity as a stockholder) and does not speak as to the fairness of such consideration at any other point in time.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the special committee. The full text of the opinion is, attached to this proxy statement as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the special committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows of the Company for the fiscal years ending December 31, 2012 through December 31, 2021, with “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the October Management Projections, which are described in this proxy statement in the section entitled “Special Factors — Prospective Financial Information.” Financial projections for the fiscal years ending December 31, 2017 through December 31, 2021, which reflect the Company achieving a stable growth rate by the end of the fiscal year ending December 31, 2021, were extrapolated based on the October Management Projections and discussions with Company management. The costs associated with the Company being a publicly listed company were excluded from the financial projections because such costs would likely be eliminated as a result of the merger.

Duff & Phelps estimated the net present value of all cash flows of the Company after fiscal year 2021 (the “terminal value”) using a perpetuity growth formula assuming a 3.0% terminal growth rate, which took into consideration an estimate of the expected long-term growth rate of the economy and the Company’s business. Duff & Phelps used discount rates ranging from 11.25% to 12.25%, reflecting Duff & Phelps’ estimate of the Company’s weighted average cost of capital, to discount the projected free cash flows and terminal value. Duff & Phelps estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after-tax cost of debt. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value for the Company of $727.0 million to $825.0 million and a range of implied values of the Company’s common stock of $12.98 to $15.65 per share.

The implied values of the Company’s common stock were derived by starting from the estimated enterprise value for the Company of $727.0 million to $825.0 and:

•	subtracting debt, net of $95.9 million in restricted cash, of $459.3 million as of September 30, 2012;
•	adding excess cash of $146.2 million as of September 30, 2012;
•	adding the estimated cash proceeds from the exercise of in-the-money options to acquire shares of the Company’s common stock based on the $727 million to $825.0 million range of concluded enterprise values;
•	adding the estimated value of the after-tax projected government subsidies, discounted at the Company’s weighted average cost of capital, of $36.1 million to $38.9 million;
•	adding a working capital surplus estimated at $37.3 million as of September 30, 2012 calculated based on the difference between recent historical average and 2012 projected working capital levels as a percentage of revenues and actual September 20, 2012 working capital as a percentage of revenues;
•	subtracting the book value of the Company’s non-controlling interest as of September 30, 2012 of $1.99 million;
•	subtracting other liabilities, net, of $1.5 million consisting of deferred subsidies and long-term investments as of September 30, 2012; and
•	dividing the resulting common equity value of the Company by the number of issued and outstanding shares adjusted for in-the-money options.

Selected Public Companies and Merger and Acquisition Transactions Analyses

Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

The companies utilized for comparative purposes in the following analysis were not identical to the Company, and the transactions utilized for comparative purposes in the following analysis were not identical to the merger. Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies and selected merger and acquisition transactions analysis is subject to certain limitations.

Selected Public Companies Analysis.  Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies in the global protein industry that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. This analysis produced valuation multiples of selected financial metrics which Duff & Phelps utilized to estimate the enterprise value of the Company. The five companies included in the selected public company analysis in the North American protein industry were:

•	Hormel Foods Corporation
•	Maple Leaf Foods Inc.
•	Seaboard Corporation
•	Smithfield Foods, Inc.
•	Tyson Foods Inc.

Duff & Phelps also included the following fourteen companies in the selected public company analysis in the International protein industry:

•	Atria Oyj
•	Bell AG
•	BRF — Brasil Foods S.A.
•	Campofrio Food Group, S.A.
•	China Yurun Food Group Ltd.
•	Cranswick plc
•	Fukutome Meat Packers, Ltd.
•	HKScan Oyj
•	JBS S.A.
•	Marfrig Alimentos SA
•	Minerva S.A
•	Nippon Meat Packers Inc.
•	People’s Food Holdings Ltd.
•	Starzen Company Limited.

Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model and primary customers, to that of the Company.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2012 and 2013 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the Company’s fiscal year ends for which information was available. Data related to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) was adjusted for purposes of this analysis to eliminate public company costs and estimated transaction costs related to the Merger.

	REVENUE GROWTH			EBITDA GROWTH			EBITDA MARGIN
	LTM	2013	2014	LTM	2013	2014	LTM	2013	2014
North American Protein Group
Mean	2.9%	2.9%	4.0%	-9.3%	1.5%	7.7%	7.2%	8.1%	7.6%
Median	2.3%	3.1%	3.8%	-11.9%	4.2%	8.2%	6.8%	8.3%	6.5%
International Protein Group
Mean	4.3%	6.9%	7.1%	4.6%	20.3%	11.8%	6.1%	7.7%	8.0%
Median	1.7%	2.5%	6.6%	-0.4%	14.7%	7.6%	6.1%	7.9%	7.8%
Aggregate:
Mean	3.9%	5.9%	6.4%	0.8%	15.3%	10.9%	6.4%	7.8%	7.9%
Median	2.3%	2.5%	4.4%	-3.9%	10.7%	7.9%	6.7%	7.9%	7.3%
Zhongpin Inc.	20.0%	16.7%	7.8%	-10.9%	21.9%	-0.5%	6.1%	7.2%	6.7%

	ENTERPRISE VALUE AS MULTIPLE OF							PRICE AS A MULTIPLE OF
	LTM EBITDA	2013 EBITDA	2014 EBITDA	2013 EBITDA – CapEx	2014 EBITDA – CapEx	LTM Revenue	2013 Revenue	LTM EPS	2013 EPS	2014 EPS	Book Value
North American Protein Group
Mean	7.2x	6.7x	6.2x	9.4x	8.7x	0.55x	0.56x	14.4x	13.3x	11.5x	1.87x
Median	6.4x	5.9x	5.5x	9.2x	8.6x	0.44x	0.47x	12.5x	11.8x	10.3x	1.45x
International Protein Group
Mean	9.0x	7.0x	6.2x	9.8x	9.8x	0.54x	0.55x	36.9x	14.1x	11.8x	1.27x
Median	8.1x	6.8x	6.0x	10.0x	9.5x	0.45x	0.45x	28.7x	12.8x	11.0x	1.04x
Aggregate:
Mean	8.5x	6.9x	6.2x	9.7x	9.5x	0.54x	0.55x	29.9x	13.9x	11.8x	1.43x
Median	7.8x	6.5x	5.7x	9.6x	9.3x	0.44x	0.45x	20.2x	12.3x	10.8x	1.35x

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) –
  (Cash & Equivalents) – (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EPS = Earnings Per Share
Capex = Capital Expenditures
Source: Bloomberg, Capital IQ, SEC filings

The companies utilized for comparative purposes in Duff & Phelps’ analysis were not identical to the Company. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.

Selected M&A Transactions Analysis.  Duff & Phelps compared the Company to the target companies involved in the selected merger and acquisition transactions listed in the tables below. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction compared to the merger and the availability of public information related to the transaction. The selected transactions indicated enterprise value to Latest Twelve Months (“LTM”) EBITDA multiples ranging from 3.6x to 17.0x with a median of 8.6x and enterprise value to LTM revenue multiples ranging from 0.15x to 3.24x with a median of 0.72x.

The Company is not directly comparable to the target companies in the Selected M&A Transactions Analysis given certain characteristics of the transactions and the target companies, including direct industry comparability (i.e., lack of comparable China-based protein processor targets) and lack of recent relevant transactions. Therefore, although reviewed, Duff & Phelps did not select valuation multiples for the Company based on the Selected M&A Transactions Analysis.

Global Protein Transactions

Date Announced	Acquirer Name	Target Name
08/10/2012	The Chefs’ Warehouse	Michael’s Finer Meats & Seafoods
12/21/2011	Thai Union Frozen Products	Pakfood Public Company Limited
12/05/2011	Leucadia National Corp.	National Beef Packing Co.
11/17/2011	High Liner Foods Inc.	Icelandic Group plc
10/28/2011	Industrias Bachoco S.A.B. de C.V.	O.K. Industries Inc.
10/03/2011	Sadia Alimentos S.A.	Avex S.A.
08/04/2011	Premium Brands Holdings Corp.	Piller Sausages & Delicatessens
03/04/2011	Cremonini S.p.A.	Inalca JBS Spa
01/13/2011	Campofrio Food Group	Cesare Fiorucci S.p.A
01/12/2011	Affinity Equity Partners	Tegel Foods Limited
08/09/2010	Sigma Foods, Inc.	Bar-S Foods Co.
06/14/2010	Marfrig Alimentos SA	Keystone Foods, LLC
09/14/2009	Marfrig Alimentos SA	Seara Alimentos S.A.
05/19/2009	Perdigao S.A.	Sadia S.A.
06/25/2008	Campofrio Alimentacion, S.A.	Groupe Smithfield, S.L.
03/04/2008	JBS S.A.	JBS Packerland Inc.
05/10/2007	JBS S.A.	S&C Holdco 3 Inc.

China-based Food Company Transactions

Date Announced	Acquirer Name	Target Name
10/15/2012	Management Buyout	Synear Food Holdings
10/15/2012	Abax Global/Morgan Stanley Private Equity Asia	Yongye International, Inc.
10/09/2012	Management Buyout	American Lorain Corp.
10/03/2012	Morgan Stanley Private Equity Asia	Feihe International, Inc.
07/11/2011	Nestle S.A.	Hsu Fu Chi International Ltd.
04/18/2011	Nestle S.A.	Xiamen Yinlu Group
08/16/2010	Management Buyout	Pine Agritech Ltd.

Summary of Selected Public Companies/M&A Transactions Analyses

In order to estimate a range of enterprise values for the Company, Duff & Phelps applied valuation multiples to the Company’s LTM EBITDA for the period ended September 30, 2012, projected EBITDA for the fiscal year ending December 31, 2013, projected EBITDA less Capital Expenditures (“Capex”) for the fiscal year ending December 31, 2013, LTM revenue for the period ended September 30, 2012 and projected revenue for the period ending December 31, 2013. In each case, EBITDA was adjusted to exclude public company costs and costs associated with the Merger. Duff & Phelps’ selected valuation multiples were as follows: LTM EBITDA multiple ranged from 7.5x to 8.5x, projected fiscal 2013 EBITDA multiple ranged from 5.25x to 6.0x, projected EBITDA less Capex multiple ranged from 10.0x to 11.0x, LTM revenue multiple ranged from 0.45x to 0.50x and projected 2013 revenue multiple ranged from 0.38x to 0.43x. Valuation multiples were selected taking into consideration historical and projected financial performance metrics of the Company relative to such metrics of the selected public companies, including, but not limited to, the Company’s smaller size on a revenue and EBITDA basis, lower projected EBITDA margins than the aggregate median of the selected public companies and lower projected EBITDA growth than the aggregate median of the selected public companies. Duff & Phelps noted that while it reviewed the selected M&A transactions, it did not select valuation multiples for the Company based on the Selected M&A Transactions Analysis. As a result of these selected valuation multiples, the selected public companies indicated an estimated enterprise value for the Company of $728.0 million to $818.5 million and a range of implied values of the Company’s common stock of $13.00 to $15.48 per share.

The implied values of the Company’s common stock were derived by starting from the estimated enterprise value for the Company of $728.0 million to $818.5 and:

•	subtracting debt, net of $95.9 million in restricted cash, of $459.3 million as of September 30, 2012;
•	adding excess cash of $146.2 million as of September 30, 2012;
•	adding the estimated cash proceeds from the exercise of in-the-money options to acquire shares of the Company’s common stock based on the $728.0 million to $818.50 million range of concluded enterprise values;
•	adding the estimated value of the after-tax projected government subsidies, discounted at the Company’s weighted average cost of capital, of $36.1 million to $38.9 million;
•	adding a working capital surplus estimated at $37.3 million as of September 30, 2012 calculated based on the difference between recent historical average and 2012 projected working capital levels as a percentage of revenues and actual September 20, 2012 working capital as a percentage of revenues;
•	subtracting the book value of the Company’s non-controlling interest as of September 30, 2012 of $1.99 million;
•	subtracting other liabilities, net, of $1.5 million consisting of deferred subsidies and long-term investments as of September 30, 2012; and
•	dividing the resulting common equity value of the Company by the number of issued and outstanding shares adjusted for in-the-money options.

Premiums Paid Analysis

Duff & Phelps analyzed the premiums paid by acquirers over the public market trading prices in going-private merger and acquisition transactions and in change of control transactions in the applications branded food products industry. The transactions analyzed by Duff & Phelps included transactions announced after January 2010. The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of the transactions in the branded food products sector were 22.7%, 24.8%, and 26.7%, respectively. The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of the transactions in going private transactions were 30.4%, 32.4%, and 32.7%, respectively. Duff & Phelps noted that the merger implies a 46.6% premium over the Company’s common stock closing price of $9.21 per share on March 26, 2012, the last full trading day prior to the public announcement of the terms of the offer and the merger, a 54.5% premium over the Company’s common stock closing price of $8.74 per share on March 21, 2012 one week prior to the public announcement of the terms of the offer and the merger, and a 20.4% premium over the Company’s common stock closing price of $11.21 per share on February 25, 2012 one month prior to the public announcement of the terms of the offer and the merger.

Summary of Analyses

The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was $727.0 million to $825.0 million, and the range of estimated enterprise values that Duff & Phelps derived from its selected public companies/M&A transactions analyses was $728.0 million to $818.5 million. Duff & Phelps concluded that the Company’s enterprise value was within a range of $727.5 million to $822.0 million based on the analyses described above.

Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be $486.9 million to $591.6 million by:

•	subtracting debt, net of $95.9 million in restricted cash, of $459.3 million as of September 30, 2012;
•	adding excess cash of $146.2 million as of September 30, 2012;
•	adding the estimated cash proceeds from the exercise of in-the-money options to acquire shares of the Company’s common stock based on the $727.5 million to $822.0 million range of concluded enterprise values;
•	adding the estimated value of the after-tax projected government subsidies, discounted at the Company’s weighted average cost of capital, of $36.1 million to $38.9 million;
•	adding a working capital surplus estimated at $37.3 million as of September 30, 2012 calculated based on the difference between recent historical average and 2012 projected working capital levels as a percentage of revenues and actual September 20, 2012 working capital as a percentage of revenues;
•	subtracting the book value of the Company’s non-controlling interest as of September 30, 2012 of $1.99 million; and
•	subtracting other liabilities, net, of $1.5 million consisting of deferred subsidies and long-term investments as of September 30, 2012.

Based on the foregoing analysis, Duff & Phelps estimated the value of each share of the Company’s common stock to range from $12.99 to $15.57. Duff & Phelps noted that the $13.50 per share merger consideration to be received by the public stockholders of the Company (other than the Rollover Investors and affiliates of the Rollover Investors to the extent applicable and shares held by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL) in the merger was within the range of the per share value indicated by its analyses.

Duff & Phelps’ opinion was only one of the many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee.

Miscellaneous

The special committee selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation and investment banking services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Fees and Expenses

As compensation for Duff & Phelps’ services in connection with the rendering of its opinion to the special committee, the Company agreed to pay Duff & Phelps $650,000 due and payable as follows: $50,000 in cash upon execution of the engagement letter with Duff & Phelps; $400,000 in cash upon Duff & Phelps’ delivery to the special committee of its opinion; and the remaining $200,000 in cash payable if a transaction (whether the merger or an alternative transaction) is consummated. No portion of Duff & Phelps’ fee is contingent upon the conclusion expressed in the opinion. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The special committee also retained Duff & Phelps Securities, LLC (“DPS”), an affiliate of Duff & Phelps, to act as financial advisor to the special committee in connection with the Go-Shop Period provision of the merger agreement. For that engagement, DPS is due $100,000 in cash after the expiration of the merger agreement’s Go-Shop Period.

The terms of the fee arrangements with Duff & Phelps and DPS, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the special committee and the Company’s board of directors are aware of these fee arrangements.

Other than the DPS engagement described above and the Duff & Phelps engagement to render its opinion to the special committee, during the two years preceding the date of the opinion, Duff & Phelps and its affiliates have not had any material relationship with any party to the merger agreement for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Purposes and Reasons of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors for the Merger

Under SEC rules governing “going-private” transactions, each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors may be deemed to be an affiliate of the Company and may be required to state his, her or its purposes and reasons for the merger. Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the aforementioned persons, the purpose of the merger is to enable Parent to acquire control of the Company in a transaction in which the unaffiliated stockholders will receive $13.50 per share of the Company’s common stock. After the merger, shares of the Company’s common stock will cease to be publicly traded, and Parent will bear 100% of the risks and rewards of ownership of the Company. In addition, the merger will allow China Wealth and the Rollover Investors to invest in the Company through their equity investments in Holdco as described in this proxy statement under the section titled “Special Factors — Financing of the Merger” beginning on page 66, and at the same time enable Mr. Xianfu Zhu to maintain a leadership role with the surviving corporation.

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes that, as a privately-held entity, the Company’s management will have greater flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. As a privately-held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results, but that could increase the Company’s value over the long term.

As a privately-held entity, the Company will also be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated stockholders’ concerns and to engage in dialogue with unaffiliated stockholders can also at times distract management’s time and attention from the effective operation and improvement of the business.

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors decided to undertake the going-private transaction at this time to take advantage of the benefits of the Company being a privately-held company as described above, and because they were able to obtain financing from CDB on terms satisfactory to them.

Positions of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors Regarding the Fairness of the Merger

Under SEC rules governing “going-private” transactions, each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors may be deemed to be an affiliate of the Company and may be required to express his, her or its beliefs as to the fairness of the merger to the Company’s unaffiliated stockholders. Each of the aforementioned person is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of these persons as to the fairness of the merger are not intended and should not be construed as a recommendation to any stockholder of the Company as to how to vote on the proposal to adopt the merger agreement. Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors has interests in the merger that are different from, and in addition to, those of the stockholders unaffiliated with these persons, or the unaffiliated stockholders, of the Company by virtue of their continuing interests in the surviving corporation after the consummation of the merger.

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes that the interests of the Company’s unaffiliated stockholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors attempted to negotiate a transaction that would be most favorable to them rather than the Company’s unaffiliated stockholders, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively or procedurally fair to such stockholders. China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal or financial advisors as to, the fairness of the merger to the Company’s unaffiliated stockholders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed in the section titled “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34 (which consideration and findings are adopted by China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors solely for the purpose of making the statements in this section), each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes that the merger is substantively fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the current and historical market prices of the Company common stock, including the fact that the merger consideration of $13.50 per share of common stock represents a premium of approximately 46.5% to the volume-weighted average closing price during the 30 trading days prior to March 27, 2012, the date the Chairman delivered to the Company’s board of directors his proposal to take the Company private, and a premium of approximately 46.6% to the closing price on the day prior to the proposal was made;
•	the merger consideration of $13.50 per share of the Company common stock is payable entirely in cash, thus allowing the Company’s unaffiliated stockholders to immediately realize a determinate value for their shares;
•	the special committee determined, by the unanimous vote of all members of the special committee, and the Company’s board of directors determined, upon the unanimous vote of all members of the board of directors, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company’s unaffiliated stockholders;
•	China Wealth and Mr. Xianfu Zhu have severally agreed to guarantee the obligations of Parent under the merger agreement to pay, under certain circumstances, a termination fee to the Company and reimburse certain expenses of the Company, with the Chairman liable for the total portion of the obligations of Parent if Parent and China Wealth default on their obligations;
•	Holdco and Parent have secured sufficient debt and equity financing to fund the transactions contemplated in the merger agreement and pay certain fees and expenses contemplated by the merger agreement, which financings are subject only to customary funding conditions, thereby providing a high degree of certainty with respect to the closing of the merger; and
•	the merger will provide liquidity for the Company’s unaffiliated stockholders without incurring brokerage and other costs typically associated with market sales.

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes that the merger is procedurally fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with China Wealth, Holdco, Parent, Merger Sub or any of the Rollover Investors, was established and given absolute authority to, among other things, review, evaluate and negotiate the terms of the merger and to decide not to engage in the merger;

•	the members of the special committee do not have any interests in the merger different from, or in addition to, those of the Company’s unaffiliated stockholders, other than the members’ receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or the board’s recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement;
•	while each of the Chairman and Mr. Baoke Ben is a director of the Company, because of their participation in the transaction as Rollover Investors, neither of them served on the special committee, nor did they participate in or have any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;
•	the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;
•	the special committee and the Company’s board of directors had no obligation to recommend the adoption of the merger agreement;
•	in addition to the statutory stockholder approval required under Delaware law of an affirmative vote of the majority of the outstanding shares of Company common stock, adoption of the merger agreement is subject to the approval of a majority of shares other than shares owned by Parent, Merger Sub, the Rollover Investors and their respective affiliates, giving such unaffiliated stockholders a meaningful opportunity to consider and vote upon the adoption of the merger agreement;
•	each of Cowen and Duff & Phelps, the special committee’s independent financial advisors, rendered an opinion, dated February 8, 2013, to the special committee that, as of such date and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in the written opinion, the merger consideration of $13.50 per share to be received by the holders of the Company’s common shares (other than Parent, Merger Sub, their affiliates and the Rollover Investors) was fair, from a financial point of view, to such holders;
•	under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite stockholder approvals of the merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making takeover proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement; and
•	the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal.

Each of China Wealth, Holdco, Parent, Merger Sub and the Rollover Investors believes these factors provide a reasonable basis for his, her or its belief that the merger is both substantively and procedurally fair to the Company’s unaffiliated stockholders. This belief, however, is not intended to be and should not be construed as a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the adoption of the merger agreement. The aforementioned persons attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated stockholders of the Company, and accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders.

Certain Effects of the Merger

If the merger is completed, all of our equity interests will be owned by Parent. Except for the Rollover Investors through their indirect interest in Parent, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the merger. As a result, our current stockholders (other than the Rollover Investors) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior to the closing (other than treasury shares owned by the Company, including shares contributed to Parent by the Rollover Investors and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration.

Each outstanding option to purchase a share of Company common stock (each, a “Stock Option”), whether vested or unvested, will fully vest contingent on the occurrence of the closing of the merger and will be canceled as of the effective time of the merger and converted into the right to receive, as soon as reasonably practicable after the completion of the merger, an amount in cash equal to the excess, if any, of the per share merger consideration ($13.50) over the exercise price per share of such Stock Option, without interest and less any required withholding taxes. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Outstanding Stock Options” beginning on page 69; “Merger Agreement — Treatment of Common Stock and Options” beginning on page 85.

Following the consummation of the merger, shares of Company common stock will no longer be traded on NASDAQ or any other public market and will instead become a privately-held company directly owned by Parent and indirectly, through Holdco, by China Wealth and the Rollover Investors. Following the completion of the merger, the shares of Company common stock will cease to be listed on NASDAQ, and price quotations with respect to sales of shares of Company common stock in the public market will no longer be available. In addition, registration of the shares of Company common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if the shares of Company common stock are not listed on a national securities exchange and there are fewer than 300 record holders of the shares of Company common stock. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the shares of Company stock under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley, applicable to public companies, and our shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

Our common stock is registered as a class of equity security under the Exchange Act. Registration of our common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if our common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the outstanding shares. Termination of registration of our common stock under the Exchange Act will substantially reduce the information required to be furnished by the Company to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company. Parent and Merger Sub expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. However, following completion of the merger, the Company will have significantly more debt than it currently has. The Rollover Investors, Parent and Merger Sub have informed us that they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, the sale or transfer of a material amount of assets, any other material changes in the Company’s corporate structure or business, any material change in the present dividend rate or policy, indebtedness or capitalization of the Company, any change in the present board of directors or management of the Company, any class of equity securities of the Company to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association, any class of equity securities of the Company becoming eligible for termination of registration under the Exchange Act or the suspension of the Company’s obligation to file reports under Section 15(d) of the Exchange Act, except as described in this proxy statement. Parent may initiate from time to time reviews of the Company and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. Parent expressly reserves the right to make any changes that it deems necessary or appropriate in the light of its review or in the light of future developments.

Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. Our net income for the fiscal year ended December 31, 2012 was approximately $44.1 million and our net book value as of December 31, 2012 was approximately $546.6 million.

China Wealth agreed to contribute up to $85 million to Holdco. In addition, the Rollover Investors have agreed to contribute 9,687,505 shares of Company common stock to Parent (the equivalent of an approximately $131 million investment based upon the per share merger consideration of $13.50) immediately prior to the merger in exchange for equity interests of Holdco.

Each stockholder of Holdco will have an interest in our net book value and net earnings in proportion to such stockholder’s ownership interest in Holdco.

The table below sets forth the interests in our voting shares and the interest in our net book value and net earnings for China Wealth, the Rollover Investors and Parent before and after the merger, based on our historical net book value as of December 31, 2012 of $546.6 million and our historical net earnings for the year ended December 31, 2012 of $44.1 million. The information in this table does not reflect the effect of the debt financing to be provided by CDB to partially fund the merger.

	Before merger (as of 31 December 2012)		Before merger (as of 8 February 2013)		After merger
Shareholders	Interest in voting shares	Interest in net book value and net earnings	Interest in voting shares	Interest in net book value and net earnings	Interest in voting shares	Interest in net book value and net earnings
China Wealth	—	—	—	—	39.39%	39.39%
Xianfu Zhu	17.31%	17.31%	17.31%	17.31%	40.31%	40.31%
Baoke Ben	2.39%	2.39%	2.39%	2.39%	5.56%	5.56%
Chaoyang Liu	1.67%	1.67%	1.67%	1.67%	3.88%	3.88%
Qinghe Wang	1.64%	1.64%	1.64%	1.64%	3.83%	3.83%
Shuichi Si	1.60%	1.60%	1.60%	1.60%	3.72%	3.72%
Juanjuan Wang	1.43%	1.43%	1.43%	1.43%	3.32%	3.32%
Parent	—	—	—	—	100%	100%

Alternatives to the Merger

The Board did not independently determine to initiate a process for the sale of the Company. As noted above, the special committee was formed and mandated on March 28, 2012, in response to receipt of the proposal from Mr. Xianfu Zhu on March 27, 2012. The special committee determined the price offered by Mr. Xianfu Zhu represented an attractive valuation for stockholders, as a result of which the special committee determined that the proposal merited further consideration. As further noted above, while exploring the proposal the special committee considered the potential benefits to the Company and its stockholders of possible alternatives to a sale to Mr. Xianfu Zhu. In considering these alternatives, the special committee took into account all information that was available to the special committee, including the Company’s long term projections, as well as the special committee’s knowledge and understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity. After evaluating such information, the special committee determined that remaining as a stand-alone company was less favorable to the Company’s stockholders than the merger given the potential risks, rewards and uncertainties associated with such alternative.

As part of the market check process, representatives of Barclays reached out to a total of 17 private equity firms and 5 strategic investors. Confidentiality agreements were executed with five interested parties. On November 15, 2012, Company A made a non-binding proposal to acquire all the outstanding stock of the Company not owned by Mr. Xianfu Zhu at $15.00 per share, which would have resulted in Company A acquiring a majority stake in the Company. Proposal A was subject to due diligence, regulatory approval, Mr. Xianfu Zhu’s participation as a rollover stockholder and Mr. Xianfu Zhu’s agreement to continue as Chief Executive Officer of the Company after closing of the transaction. For further information about Proposal A, see “Special Factors — Background of the Merger” on page 20.

As part of the go-shop process, representatives of Cowen and Duff & Phelps reached out to 55 private equity firms and 28 strategic investors. None of the parties contacted executed a confidentiality agreement with the Company and no proposals were received by the go-shop deadline.

The special committee did not consider any other form of transaction such as a tender offer, odd-lot offer or reverse stock split, because the merger is a one-step transaction structure and is most commonly used in “going-private” transactions involving China based companies.

In electing to approve the merger agreement and the proposed merger with Parent and to not take any of the alternative actions discussed above, the special committee determined (and the Board adopted the special committee’s determination) that the merger represents the best value reasonably obtainable for the Company’s unaffiliated stockholders. For more information on the process behind the special committee’s determination and the Board’s adoption of such determination, see “Special Factors — Background of the Merger” and “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger.” The firm proposals discussed above from Mr. Xianfu Zhu and Company A represent the only proposals received by the Company from such parties. Other than the proposals from Mr. Xianfu Zhu and Company A, we are not aware of any firm offer by any other person during the prior eighteen months for (i) a merger or consolidation of us with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Effects on the Company if the Merger is not Completed

If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company common stock unless the Company is sold to a third party. Instead, unless the Company is sold to a third party, we will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the Board will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See “The Merger Agreement — Termination.”

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee. See “The Merger Agreement — Termination Fees.”

Plans for the Company

After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. There are no current plans to repay the debt taken out to finance the merger. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Prospective Financial Information

The Company’s management does not, as a matter of course, make available to the public future financial projections. However, in connection with their financial analysis of the proposed merger, our management provided certain financial projections for the fiscal years ending December 31, 2012 through December 31, 2016 to the special committee, Cowen and Duff & Phelps. See “Special Factors — Background of the Proposed Merger.” Cowen’s and Duff & Phelps’ financial analyses contain material portions of these financial projections. These financial projections, which were based on our management’s projection of our future financial performance as of the date provided, were prepared for internal use and to assist Cowen and Duff & Phelps with their financial analysis, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or U.S. generally accepted accounting principles, or U.S. GAAP.

In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding revenues, operating income and EBITDA and EBIT, as such terms are defined below. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company’s management that they believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for the Company’s existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company’s management, may cause the projections or the underlying assumptions not to be reflective of actual future results. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to completion of the merger or any changes to the Company’s operations or strategy that may be implemented or that were not anticipated after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be materially different than those contained in the projections. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to these financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability. These projections are not included in this proxy statement in order to induce any stockholder to vote in favor of approval and adoption of the merger agreement or to elect not to seek appraisal for his or her Company common stock.

The following table summarizes the October Management Projections provided by our management to the special committee and the financial advisors to the special committee, Cowen and Duff & Phelps:

	Management Projections Fiscal Year Ending December 31,
	2012E	2013E	2014E	2015E	2016E
	(in USD millions except percentage)
Revenues	1,656.2	1,932.6	2,084.0	2,218.3	2,376.6
Growth	13.7%	16.7%	7.8%	6.4%	7.1%
Gross profit	157.2	178.4	175.5	188.2	203.2
% Margin	9.5%	9.2%	8.4%	8.5%	8.6%
Operating expenses	(74.8)	(82.7)	(88.6)	(93.8)	(100.1)
Operating income	82.5	95.7	86.8	94.4	103.2
% Margin	5.0%	5.0%	4.2%	4.3%	4.3%
Net income after tax	55.8	70.4	64.8	74.0	82.6
% Margin	3.4%	3.6%	3.1%	3.3%	3.5%
Net income after foreign currency translation adjustments	52.3	70.4	64.8	74.0	82.6
% Margin	3.2%	3.6%	3.1%	3.3%	3.5%

In addition to the foregoing, on January 22 and February 1, 2013, management of the Company provided Cowen and Duff & Phelps with the Updated 2012 Estimates. Cowen used the Updated 2012 Estimates as part of their financial analyses. Please see “Opinion of Cowen and Company (Asia) Limited, Financial Advisor to the Special Committee”. These Updated 2012 Estimates consisted of the following:

Unaudited Preliminary Management Estimates
(in USD millions)

3 Month Period Ending December 31, 2012
Revenue	443.0
Gross profit	43.0
Operating income	23.0
Net income attributable the Company’s stockholders	17.5
Net Debt as of December 31, 2012	315.1

Our management provided the May Management Projections which are summarized in the table below to Barclays, CDB and ZT China Wealth. The May Management Projections were subsequently revised by management and were not used by any of the special committee, Barclays, Cowen or Duff & Phelps in their respective financial analyses. See “Special Factors — Background of the Merger” beginning on page 20 for additional information.

	Management Projections Fiscal Year Ending December 31,
	2012E	2013E	2014E	2015E	2016E
	(in USD millions except percentage)
Revenues	1,775.4	2,265.0	2,572.3	3,137.0	3,585.0
Growth	21.9%	27.6%	13.6%	22.0%	14.3%
Gross profit	175.0	227.0	260.4	327.6	375.2
% Margin	9.9%	10.0%	10.1%	10.4%	10.5%
Operating expenses	76.6	96.9	109.4	132.7	151.0
Operating income	98.5	130.1	151.0	194.9	224.2
% Margin	5.5%	5.7%	5.9%	6.2%	6.3%
Net income after tax	72.2	93.5	111.8	150.0	173.4
% Margin	4.1%	4.1%	4.3%	4.8%	4.8%
Net income after foreign currency translation adjustments	72.8	93.5	111.8	150.0	173.4
% Margin	4.1%	4.1%	4.3%	4.8%	4.8%

The following table summarizes the Wall Street Estimates that Cowen used for selected public companies analysis, which was based on consensus estimates from Capital IQ as of February 6, 2013.

	Wall Street Estimates Fiscal Year Ending December 31,
	2012E	2013E
	(in USD millions except percentage and per share data)
Revenues	1617.5	1835.3
Growth	11.1%	13.5%
EBITDA	97.8	106.4
% Margin	6.0%	5.8%
Net Income	45.6	54.5
% Margin	2.8%	3.0%
Diluted EPS	1.22	1.47

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

The financial projections are forward-looking statements. For information on factors which may cause the Company’s future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” on page 78 and “Item 1. Key Information — Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference into this proxy statement.

Financing of the Merger

The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $379 million. Parent expects this amount to be provided through a combination of the proceeds of:

•	cash equity investments by China Wealth (up to approximately $85 million), which are described elsewhere in this section under the subheading “Equity Financing”;
•	the contribution of shares of Company common stock to Parent 9,687,505 shares, the equivalent of an approximately $131 million investment based upon the per share merger consideration of $13.50) immediately prior to the merger by the Rollover Investors, which is described elsewhere in this section under the subheading “Rollover Financing”; and
•	debt financing (in an aggregate amount of up to $320 million), which is described elsewhere in this section under the subheading “Debt Financing”.

Equity Financing

On November 26, 2012, China Wealth entered into an equity commitment letter with Holdco pursuant to which China Wealth committed to purchase, at or prior to the consummation of the merger, up to $85 million of certain equity securities of Holdco. The equity commitment of China Wealth is conditioned upon the contribution of shares of Company common stock by the Rollover Investors described below and the funding of the debt financing described below (or alternative debt financing being obtained in accordance with the merger agreement, if applicable). The equity commitment described above is further conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the merger contained in the merger agreement and upon the substantially simultaneous consummation of the merger. The equity commitment will terminate upon the earliest to occur of: (i) consummation of the merger, (ii) valid termination of the merger agreement in accordance with its terms, (iii) the funding of the equity commitment and (iv) sixty days following the end date (as defined in the merger agreement).

Rollover Financing

On November 26, 2012, the Rollover Investors entered into a contribution agreement with Parent pursuant to which the Rollover Investors collectively committed to contribute, immediately prior to the consummation of the merger, an aggregate amount of 9,687,505 shares of Company common stock to Parent (the equivalent of an approximately $131 million investment based upon the per share merger consideration of $13.50) in exchange for certain equity securities of Holdco as further described under the headings titled “Special

Factors — Certain Effects of the Merger” and “Common Stock Ownership of Management and Certain Beneficial Owners.” The Rollover Investors’ commitments pursuant to such letter agreement are conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the merger contained in the merger agreement.

Debt Financing

On November 26, 2012, Parent entered into a facility agreement with CDB (“facility agreement”), pursuant to which CDB has agreed to provide debt financing, on the terms and conditions set forth in the facility agreement, in an aggregate amount up to $320 million, to fund the merger and pay certain fees and expenses contemplated by the facility agreement and the merger agreement. The availability of the facility agreement is 12 months from the date of the facility agreement.

The financing under the facility agreement is subject to the satisfaction or waiver of the following conditions: (i) no major default (as defined in the facility agreement) is continuing or would result from the proposed loan; (ii) all the major representations (as defined in the facility agreement) are true; (iii) receipt by CDB of (A) a certified copy of the register of members of the Parent evidencing that Holdco is the registered holder of the entire equity interest of the Parent and that the shares of the Parent issued to Holdco have been validly issued and fully paid-up; (B) the relevant bank receipt evidencing that the Holdco or its stockholders have made irrevocable wire transfers (as equity capital contribution from Holdco to the Parent) to the account of the Parent or the paying agent (as such term is defined in the merger agreement) in an aggregate principal amount of no less than the difference between the total commitment (as defined in the facility agreement) and the aggregate amount of the acquisition consideration (as defined in the facility agreement) and the total transaction costs (as defined in the facility agreement); and (y) if such wire transfers are made to the account of the paying agent directly, a copy of parent’s instructions to Holdco, signed by an authorized signatory of Borrower, directing Holdco to transfer such amount contributed to the paying agent]; and (C) a letter in the agreed form (as defined in the facility agreement) and signed by an authorized signatory of the Parent confirming that: (x) all the conditions precedent to the merger agreement have been satisfied or waived in accordance with the terms of the merger agreement has been filed with Secretary of State of the State of Delaware (and attaching the stamped articles of merger); (y) the merger agreement remains in full force and effect and has not been rescinded or repudiated by any party to it; and (z) the effective time has occurred.

The interest rate of the facility is LIBOR plus 5.3% per annum.

Parent may, if it gives CDB not less than ten business day’s prior notice, prepay the whole or any party of the loan (but, if in part, being an amount that reduces the amount of the loan by at least $10 million). Parent is required to make a mandatory prepayment upon the occurrence of the following: (i) a listing (as defined in the facility agreement); (ii) a change of control (as defined in the facility agreement); (iii) a currency event (as defined in the facility agreement); (iv) an unsuccessful listing (as defined in the facility agreement); or (v) the sale of all or substantially all of the assets of Parent or any of its subsidiaries whether in a single transaction or a series of related transactions.

Parent is required to repay (i) $16 million on the date which is 12 months after the initial drawdown of the facility (the “utilization date”); (ii) $34 million on the 2nd repayment date (as defined in the facility agreement); (iii) $60 million on the 3rd repayment date (as defined in the facility agreement); (iv) $70 million on the 4th repayment date (as defined in the facility agreement); (v) $70 million on the 5th repayment date (as defined in the facility agreement) and (vi) the outstanding principal on the 6th repayment date (as defined in the facility agreement).

Limited Guaranties

Mr. Xianfu Zhu and China Wealth have agreed to guarantee 60.61% and 39.39% (determined based upon the relative size of their equity commitments to Parent) respectively, of the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee. Mr. Xianfu Zhu is liable for the entire amount of the obligations of Parent if Parent and China Wealth default on their obligations. The limited guaranties will each terminate on the earliest of (i) the effective time of the merger, and (ii) the date falling six months from the date of the valid termination of the merger agreement in accordance with its terms

(provided that, if the Company has made a claim under the limited guaranty on or prior to such termination, the limited guaranty will terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties).

Voting Agreement

On November 26, 2012, Parent, the Company and the Rollover Investors entered into a voting agreement pursuant to which the Rollover Investors agreed that, from the date of the voting agreement until the termination of the voting agreement in accordance with its terms, each Rollover Investors would appear at any stockholders’ meeting of the Company or otherwise cause the Rollover Shares to be counted as present for the purposes of establishing a quorum and vote or cause to be voted the Rollover Shares in favor of the approval of the merger agreement and transactions contemplated therein. The voting agreement terminates on the earliest of: (i) the termination of the merger agreement in accordance with its terms; (ii) delivery of a written agreement of Parent to terminate the voting agreement; and (c) the effective time of the merger.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board and the special committee were aware of these interests and considered them, among other matters, in reaching the decision to approve the merger agreement and recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “Special Factors — Background of the Merger” and “Special Factors — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” for a further discussion of these matters.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the proposed merger, including negotiating the terms and conditions of the merger agreement, the Board determined that the chairman of the special committee shall receive a one-time fee of $30,000 and a monthly fee of $5,000 until the earlier of (i) the effective time of the merger and (ii) the date upon which the fees paid to the chairman (including the one-time fee) equal $100,000 and that each other member of the special committee shall receive a one-time fee of $25,000 and a monthly fee of $3,000 until the earlier of (i) the effective time of the merger and (ii) the date upon which the fees paid to that member of the special committee (including the one-time fee) equal $70,000 for the duration of their service on the special committee. Such fees are payable whether or not the merger is completed. No other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Compensation to Named Executive Officers of the Company in Connection with the Merger

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their stockholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” triggered by merger or acquisition transactions to their named executive officers. The descriptions in this paragraph and the quantifications of the payment in the table below are intended to comply with Item 402(t) of Regulation S-K of the Exchange Act. See the section below “Advisory Vote on Specified Compensation” for a further discussion on the advisory, non-binding vote of the Company’s shareholders. The Company does not have any arrangements or understandings with its named executive officers concerning any type of compensation that is based on or otherwise relates to the merger other than the payments that the Company’s named executive officers will receive in connection with the merger pursuant to the receipt of the per share merger consideration upon consummation of the merger on unexpired and unexercised Company options with a strike price per share of Company common stock less than the $13.50 per share merger consideration, as previously described in this proxy statement and below in “Treatment of Outstanding Stock Options”. The Rollover Investors will not receive any payments in connection with the merger other than the per share merger consideration on unexpired and unexercised Company options, but will be entitled to receive shares of Holdco (and thereby indirect beneficial ownership of the surviving company in the merger) pursuant to the contribution agreement, as further described under the caption “Special Factors — Financing of the Merger” beginning on page 66.

The following table sets forth “golden parachute compensation” triggered by the merger to our principal executive officer, our principal financial officer, and our other executive officer whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2012. Accordingly, our “named executive officers” for 2012 are Mr. Xianfu Zhu, our President and Chief Executive Officer, Mr. Baoke Ben, our Executive Vice President, and Mr. Feng Wang, our Vice President, Chief Financial Officer and Treasurer.

Golden Parachute Compensation

		Equity ($)
Named Executive Officer	Cash ($)	Value of Unvested Stock Options to be Cashed Out	Value of Vested Stock Options to be Cashed Out	Total		Pension/ Non-qualified Deferred Compensation Benefit ($)	Perquisites/Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Xianfu Zhu	0	0	0	0		0	0	0	0	0
Baoke Ben	0	0	0	0		0	0	0	0	0
Feng Wang	0	0	26,400	26,400	(1)	0	0	0	0	26,400

(1)	Includes each Stock Option that is held immediately prior to the effective time, whether or not vested or exercisable, which will, as of the effective time, be cancelled and will entitle the holder to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the effective time, equal to (a) the amount, if any, by which $13.50 exceeds the exercise price per share with respect to such Stock Option, multiplied by (b) the total number of shares of Company common stock then issuable upon the exercise of such Stock Option.

Treatment of Outstanding Stock Options

As described in “The Merger Agreement — Treatment of Common Stock and Options” beginning on page 85, the merger agreement provides that immediately prior to the effective time each outstanding Stock Option (whether vested or unvested) will be canceled as of the effective time of the merger and converted into the right to receive, as soon as reasonably practicable after the completion of the merger, an amount in cash equal to the excess, if any, of the per share merger consideration ($13.50) over the exercise price per share of such Stock Option, without interest and less any required withholding taxes.

The following table sets forth, for each of our directors and executive officers holding Stock Options as of May 23, 2013, (a) the aggregate number of shares of Company common stock subject to vested Stock Options, (b) the value of such vested Stock Options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $13.50 per share merger consideration over the respective per share exercise prices of those Stock Options by (ii) the number of shares of Company common stock subject to those Stock Options, (c) the aggregate number of unvested Stock Options that will vest as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, (d) the value of those unvested Stock Options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $13.50 per share merger consideration over the respective per share exercise prices of those Stock Options by (ii) the number of shares of Company common stock subject to those Stock Options, (e) the aggregate number of shares of Company common stock subject to vested Stock Options and unvested Stock Options for such individual as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, and (f) the aggregate amount of consideration that we expect to offer for all such Stock Options in connection with the merger.

Please note that the table below includes shares of Company common stock subject to outstanding vested and unvested Stock Options that do not have a corresponding “value” for purposes of the disclosure in this proxy statement due to the per share exercise price of such Stock Options exceeding the $13.50 per share merger consideration.

	Vested Stock Options		Unvested Stock Options That Will Vest as a Result of the Merger		Aggregate Offer Consideration for All Stock Options
Name	Shares	Value $	Shares	Value $	Shares	Value $
Feng Wang	33,000	26,400	—	—	33,000	26,400
Feng Wang	34,000	0	—	—	34,000	0
All Executive Officers and Directors holding Stock Options as Group	67,000	26,400	—	—	67,000	26,400

Advisory Vote on Specified Compensation

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of per share merger consideration over the relevant exercise price per share and the value of which is set forth in the table above. As required by Section 14A of the Exchange Act, the Company is asking its stockholders to vote on the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in “— Interests of the Company’s Directors and Executive Officers in the Merger — Compensation to Named Executive Officers of the Company in Connection with the Merger; Treatment of Outstanding Stock Options”, is hereby APPROVED.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the executive compensation and vote not to approve the proposal to adopt the merger agreement and vice versa. Because the vote to approve the executive compensation is advisory in nature only, it will not be binding on either the Company or Parent. Because the Company is contractually obligated to pay such executive compensation in the event the merger is complete, the compensation will be payable, subject only to the conditions applicable thereto, if the proposal to adopt the merger agreement is approved and the merger is completed and regardless of the outcome of the advisory vote.

Approval of the non-binding advisory resolution on executive compensation payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of Company common stock present or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The Board recommends a vote “FOR” this proposal.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of Delaware. Section 145 of the DGCL permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. The Company’s Certificate of Incorporation provides for the indemnification of the Company’s directors to the fullest extent permissible under the DGCL. Consequently, no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;
•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.

In addition, the Company’s bylaws provide that the Company is required to indemnify its directors, officers, employees and agents, in each case to the fullest extent permitted by the DGCL. The Company’s bylaws also provide that the Company shall advance expenses incurred by a director, officer, employee or certain agents in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Company would otherwise be permitted to indemnify him or her under the provisions of the DGCL.

The merger agreement provides that Parent and the surviving corporation will honor and fulfill in all respects the indemnification obligations of the Company, including the advancement of expenses incurred in the defense of any action or suit, incurred prior to the effective time of the merger. The certificate of incorporation and by-laws of the surviving corporation will contain provisions no less favorable to the indemnified parties with respect to the limitation of liabilities of directors and officers and indemnification than are set forth in the Company’s organizational documents in effect on the date of the merger agreement. Furthermore, until the sixth anniversary of the effective time of the merger, the surviving corporation will maintain in effect directors’ and officers’ liability insurance with benefits and coverage levels that are no less favorable than the Company’s existing policies in respect of acts or omissions occurring at or prior to the effective time of the merger, provided that in satisfying such obligations, Parent and the surviving corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed such amount, Parent and the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

Intent to Vote in Favor of the Merger

As of May 23, 2013, the record date for the special meeting, our directors (including Mr. Xianfu Zhu) and current executive officers owned, in the aggregate, 7,950,505 shares of Company common stock entitled to vote at the special meeting, or collectively approximately 21% of the outstanding shares of Company common stock entitled to vote at the special meeting. Pursuant to a voting agreement, the Rollover Investors have agreed to vote 9,717,505 shares, constituting approximately 26% of the Company’s total common stock outstanding, in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any stockholders’ meeting of the Company.

Relationship Between Us and Mr. Xianfu Zhu and the Rollover Investors

Relationship with Mr. Xianfu Zhu

Mr. Xianfu Zhu is the sole director and officer of Parent and Merger Sub and will beneficially own 100% of the shares of Holdco. Mr. Xianfu Zhu has been the Chairman and Chief Executive Officer of the Company since 2006. Mr. Xianfu Zhu receives compensation for his services as Chief Executive Officer of the Company.

Relationship with Rollover Investors

Mr. Xianfu Zhu, Mr. Baoke Ben and Mr. Chaoyang Liu are members of the Company's management. Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang are employees of Henan Zhongpin, where Mr. Qinghe Wang serves as an engineer, Mr. Shuichi Si serves as a veterinarian and Ms. Juanjuan Wang serves as the Director of Human Resource Department. The Rollover Investors are parties to the contribution agreement described above on page 66 of this proxy statement and have agreed with Parent to contribute to Parent shares of Company common stock owned by them in exchange for equity securities of Holdco. As such, Rollover Investors will have interests in the Company after the merger. All Rollover Investors received compensation for their services as employees of the Company.

Except as set forth above and elsewhere in this proxy statement, none of China Wealth, Holdco, Parent or Merger Sub nor any of their respective directors, executive officers or other affiliates had any transactions with us or any of our directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement. Except as set forth in this proxy statement, neither we nor any of our directors, executive officers or other affiliates had any transactions with Holdco Parent, Merger Sub or any of their directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Negotiations, Transactions, or Material Contacts

Except as set forth above or elsewhere in this proxy statement, none of China Wealth, Holdco, Parent or Merger Sub, nor any of their respective directors, executive officers or other affiliates had any negotiations, transactions or material contacts with us or any of our directors, executive officers or other affiliates during the past two years that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Dividends

Pursuant to the merger agreement, we are prohibited from declaring any dividends following execution of the merger agreement on November 26, 2012.

Determination of the Per Share Merger Consideration

The per share merger consideration was determined through negotiations between Parent, Merger Sub and the Company (acting through the special committee).

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by our stockholders; and
•	complying with U.S. federal securities laws.

None of the parties is aware of any other required regulatory approvals.

Estimated Fees and Expenses

The Company estimates that it will incur the following fees and expenses in connection with the merger agreement, the merger, the solicitation of proxies and the other transactions contemplated in the merger agreement.

Description	Amount (in thousands)
SEC Filing Fees	$51
Financial advisory and legal fees and expenses	$2,725
Printing, proxy solicitation and mailing costs	$40
Miscellaneous	$20

For information on fees payable to the special committee, see “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — Special Committee Compensation.”

Material United States Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of Company common stock in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based on the Internal Revenue Code of

1986, as amended (the “Code”), Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). In addition, this summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations for holders of shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under Delaware law to object to the merger, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks, tax-exempt entities, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or holders that hold shares of Company common stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). This discussion only addresses the federal income tax consequences of the merger and does not address any tax consequences of transactions effected prior to, concurrently with, or after the merger (whether or not any such transactions are undertaken in connection with the merger), including, without limitation, the acquisition by Parent of the Rollover Shares from the Rollover Investors. In addition, this summary does not discuss any consequences to stockholders of the Company that will directly or indirectly hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations. This summary assumes that holders own shares of Company common stock as capital assets.

We have not sought and will not seek any opinion of counsel or any ruling from the Internal Revenue Service with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the offer and the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

U.S. Holders

Except as otherwise set forth below, the following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of shares of Company common stock that is an individual citizen or resident of the United States, a domestic corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes), any estate the income of which is subject to U.S. federal income tax regardless of its source, and any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust (a “U.S. Holder”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company common stock pursuant to the offer or pursuant to the merger.

Payments with Respect to Shares of Company Common Stock

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company common stock pursuant to the merger will generally recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the exchange of such holder’s shares of Company common stock for cash. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. There are limitations on the deductibility of capital losses. Holders of our common stock should consult their tax advisors regarding the determination and allocation of their tax basis in their stock surrendered in the merger.

Backup Withholding Tax and Information Reporting

Payments made with respect to shares of Company common stock exchanged for cash in the merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding tax unless the U.S. Holder (i) furnishes an accurate tax identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is a corporation or other exempt recipient and, when required, demonstrates such fact. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s United States federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

The following is a summary of U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of Company common stock. The term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of Company common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and non-U.S. tax consequences that may be relevant to them.

Payments with Respect to Shares of Company Common Stock

Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will be exempt from U.S. federal income tax, unless:

(a)	the gain on shares of Company common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax as described under “U.S. Holders,” but such Non-U.S. Holder should provide an IRS Form W-8ECI instead of an IRS Form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty);
(b)	the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Company common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year; or
(c)	the Non-U.S. Holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s United States federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

Consequences to the Filing Persons

Under U.S. federal income tax principles, the merger transaction should be treated in accordance with its net result for U.S. federal income tax purposes. The net result of the merger is that Holdco, through Parent, will acquire the Company’s shares held by the stockholders of the Company, other than the Rollover Investors, for the merger consideration. As Parent will be elected to be treated as a disregarded entity for U.S federal income tax purposes prior to the consummation of the merger, the merger will be treated for such purposes as a sale by the stockholders of the Company, other than the Rollover Investors, directly to Holdco, taxable to such holders as described above under “U.S. Holders” and “Non-U.S. Holders.” None of the Rollover Investors will be entitled to receive any merger consideration and will not, therefore, realize gain or loss therefrom for U.S. federal income tax purposes. The payment of the merger consideration will increase Holdco’s post-merger tax basis in its shares of the Company by the amount of such payment. Holdco will not realize any gain or loss on the merger. The Company may experience an ownership change by the merger for U.S. federal income tax purposes and accordingly its ability to use any net operating losses post-merger to offset future taxable income may be limited or eliminated, but the Company will not otherwise realize gain or loss as a result of the merger. The Merger Sub will be treated as a transitory entity and will not realize gain or loss on the merger.

Following the acquisition of a U.S. corporation or its assets by a non-U.S. corporation, section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize U.S. tax attributes to offset U.S. taxable income resulting from certain transactions, or can result in the acquiring non-U.S. corporation being treated as a U.S. corporation for U.S. federal income tax purposes. Specifically, under the “inversion test,” if (1) substantially all the assets of a U.S. corporation are directly or indirectly acquired by a non-U.S. corporation, (2) the shareholders of the acquired U.S. corporation hold at least 60% (but less than 80%), by either vote or value, of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. corporation, and (3) the non-U.S. corporation’s expanded affiliated group does not conduct substantial business activities in the jurisdiction in which the non-U.S. corporation is created or organized compared to the activities of the expanded affiliated group as a whole, the taxable income of the U.S. corporation (and any person related to the U.S. corporation) for any given year, beginning on the first date any of the U.S. corporation's properties were acquired and ending ten years after the last date any of the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition, or, if after the acquisition, is transferred or licensed to a non-U.S. related person. Furthermore, if the post-acquisition ownership of stock in the acquiring non-U.S. corporation by the shareholders of the acquired U.S. corporation as described in item (2) of the inversion test above is 80% or greater, then the inversion gain rules described above do not apply and instead the acquiring non-U.S. corporation is treated as a U.S. corporation for U.S. federal income tax purposes.

The merger will result in an indirect acquisition of substantially all of the Company’s assets and neither Holdco nor Parent will conduct substantial business activities in the jurisdictions where they are organized compared to the activities of Holdco’s expanded affiliated group as a whole. Also, the Rollover Investors will hold at least 60% of Holdco’s common stock after the merger. The inversion ownership rules are complex and difficult to apply, and accordingly the post-merger ownership of Holdco by the Rollover Investors may be treated as satisfying the percentage ownership requirements of the inversion test. If the acquisition of the Company pursuant to the merger and the related transactions is treated in the aggregate as an inversion transaction, and the percentage of Holdco stock held by the Rollover Investors by reason of having held stock in the Company is treated as at least 60% but less than 80%, the Company may be required to recognize “inversion gain” as described above for U.S. federal income tax purposes, or if such percentage is treated as 80% or greater, Holdco or non-U.S. holders of Holdco (to the extent treated as non-U.S. acquiring corporations for purposes of the inversion test) may be treated as U.S. corporations for U.S. federal income tax purposes.

Filing persons should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition of the Company’s shares pursuant to the merger.

Material PRC Income Tax Consequences

Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered PRC tax “resident enterprises”, and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income as well as tax reporting obligations. On December 6, 2007, the State Council adopted the Regulation on the Implementation of PRC

Enterprise Income Tax Law, effective as of January 1, 2008, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Under the EIT Law and its implementation regulations, PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of cash by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a PRC tax resident enterprise under the EIT Law or that the gain recognized on the receipt of cash for stock of Company common shares should otherwise be subject to PRC tax to holders of such stock that are not PRC residents.

In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”), issued by the PRC State Administration of Taxation, which became effective as of January 1, 2008, if the non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, which was located in a tax jurisdiction that: (a) has an effective tax burden less than 12.5% or (b) does not tax foreign-sourced income of its residents, the non-resident enterprise shall be required to file with the relevant taxation authorities certain information about the transfer. Where any such taxation authorities, upon review and examination of the documents submitted by the non-resident enterprise, consider that the non-resident enterprise has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the offshore share transfer transaction and as a result, gains derived from such offshore share transfer transaction may be subject to PRC withholding tax at the rate of 10%. There is uncertainty as to the application of Circular 698. While it appears that Circular 698 was not intended to apply to stock transfers of publicly traded companies and does not apply to individual transferors, there is very little guidance and practical experience regarding its application. Circular 698 may be determined by the tax authorities to be applicable to the merger where non-resident corporate stockholders were involved, if the Company is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, the non-resident corporate stockholders may become at risk of being taxed under Circular 698. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Delisting and Deregistration of the Company’s Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act of 1934, as amended, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

On April 3, 2012, a stockholder class action lawsuit was filed by Phillip Meeks in the Court of Chancery of the State of Delaware against the Company and members of its board of directors, alleging that, inter alia, the Company's board of directors breached their fiduciary duties in connection with the proposed transaction, and that the price per share proposed by Mr. Xianfu Zhu represented inadequate consideration in light of the Company’s intrinsic value and future prospects, and that the Company aided and abetted the breach of fiduciary duties. The plaintiff seeks damages, declaratory relief and injunctive relief, including an order preventing the Company from proceeding with the proposed transaction or any transaction with Mr. Xianfu Zhu, as well as an award of plaintiffs’ attorneys’ fees and costs. The Company believes that none of the defendants has yet responded to the complaint.

On April 11, 2012, a stockholder class action lawsuit was filed by Richard Bauschard in the Court of Chancery of the State of Delaware against members of the Company's board of directors, alleging that, inter alia, the board of directors breached their fiduciary duties in connection with the proposed transaction, and that the price per share proposed by Mr. Xianfu Zhu represented inadequate consideration in light of the Company’s intrinsic value and future prospects. The plaintiff seeks damages, declaratory relief and injunctive relief, including an order preventing the defendants from proceeding with the proposed transaction or any transaction with Mr. Xianfu Zhu, as well as an award of plaintiffs’ attorneys’ fees and costs. Bauschard filed an amended complaint on or about April 12, 2013. The amended complaint contains, among other things, allegations challenging the adequacy of the disclosures in the Preliminary Proxy Statement. The Company believes that none of the defendants has yet responded to the complaint.

On April 18, 2012, a stockholder class action lawsuit was filed by Harry Vonderlieth in the Court of Chancery of the State of Delaware against the Company and members of its board of directors, alleging that, inter alia, the Company's board of directors breached their fiduciary duties to the stockholders in connection with the proposed transaction, and that the price per share proposed by Mr. Xianfu Zhu represented inadequate consideration in light of the Company’s intrinsic value and future prospects, and that the Company aided and abetted the breach of fiduciary duties. The plaintiff seeks damages, declaratory relief and injunctive relief, including an order preventing the Company from proceeding with the proposed transaction or any transaction with Mr. Xianfu Zhu, as well as an award of plaintiffs’ attorneys’ fees and costs. The Company believes that none of the defendants has yet responded to the complaint. On May 2, 2013, plaintiff Harry Vonderlieth voluntarily dismissed this case and the Court of Chancery of the State of Delaware granted the dismissal on May 3, 2013.

On December 4, 2012, a stockholder class action lawsuit was filed by Ernesto Rodriguez in the Court of Chancery of the State of Delaware against the Company and members of its board of directors, Parent and Merger Sub alleging that, inter alia, the Company's board of directors breached their fiduciary duties to the stockholders in connection with the proposed transaction, and that the price per share proposed by Mr. Xianfu Zhu represented inadequate consideration in light of the Company’s intrinsic value and future prospects, and that the Company, Parent and Merger Sub aided and abetted the breach of fiduciary duties. The plaintiff seeks damages, declaratory relief and injunctive relief, including an order preventing the Company from proceeding with the proposed transaction or any transaction with Mr. Xianfu Zhu, as well as an award of plaintiffs’ attorneys’ fees and costs. On or about February 6, 2013, the plaintiff served document discovery on the individual defendants. Rodriguez filed an amended complaint on or about April 12, 2013. The amended complaint contains, among other things, allegations challenging the adequacy of the disclosures in the Preliminary Proxy Statement. The Company believes that none of the defendants has yet responded to the complaint or the discovery served by the plaintiff.

On April 22, 2013, plaintiff Richard Bauschard filed a motion to consolidate and appoint lead counsel with the Court of Chancery of the State of Delaware, moving the Court for an order providing for (i) the consolidation of the aforesaid lawsuits filed by Phillip Meeks, Richard Bauschard, Harry Vonderlieth and Ernesto Rodriguez, and (ii) the appointment of lead counsel and Delaware liaison counsel in the consolidated matter. The Company believes that none of the defendants has yet responded to the motion.

On April 23, 2013, a stockholder class action lawsuit was filed by Alan Hall in the Court of Chancery of the State of Delaware against the Company and members of its board of directors, Parent and Merger Sub, alleging that, inter alia, the Company’s board of directors breached their fiduciary duties to the stockholders in connection with the proposed transaction and the merger agreement, and that the price per share and other terms provided for in the merger agreement are inadequate and unfair in light of the Company’s intrinsic value and future prospects, that the Preliminary Proxy Statement contains materially misleading misstatements and omissions, and that the Company, Parent and Merger Sub aided and abetted the breach of fiduciary duties. The plaintiff seeks damages, declaratory relief and injunctive relief, including an order preventing the Company from proceeding with the proposed transaction, or any transaction with Mr. Xianfu Zhu, as well as an award of plaintiffs’ attorneys’ fees and costs. The Company believes that none of the defendants has yet responded to the complaint.

On May 13, 2013, plaintiffs Phillip Meeks, Ernesto Rodriguez, and Alan Hall filed a cross-motion to consolidate and appoint co-lead counsel with the Court of Chancery of the State of Delaware, moving the Court for an order providing for (i) the consolidation of the aforesaid lawsuits filed by Phillip Meeks, Richard Bauschard, Ernesto Rodriguez, and Alan Hall and (ii) the appointment of co-lead counsel and Delaware liaison counsel in the consolidated matter. The Company believes that none of the defendants has yet responded to the motion.

The Company intends to defend against the pending class action litigation vigorously.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In many cases you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “predict,” or “expect” and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Risks, uncertainties and assumptions include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that various closing conditions for the merger (including the stockholder approvals) may not be satisfied or waived; the possibility that alternative acquisition proposals will or will not be made; the failure to obtain sufficient funds to close the merger; the failure of the merger to close for any other reason; the amount of fees and expenses related to the merger; the diversion of management’s attention from ongoing business concerns; the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees; the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger; the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely matter or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger and other risks that are set forth in the Company’s filings with the SEC, which are available without charge at www.sec.gov.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., local time, on June 27, 2013, at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	To adopt the merger agreement (see “The Merger Agreement” beginning on page 84);
•	To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger; and
•	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The votes on the proposals to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of the per share merger consideration over the relevant exercise price per share and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies are separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, a stockholder may vote in favor of the proposal to approve on an advisory (non-binding) basis, the specified compensation and/or the proposal to approve the adjournment of the special meeting and vote not to approve the proposal to adopt the merger agreement (and vice versa).

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of Our Board of Directors and Special Committee

The Board, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, deemed it advisable and in the best interests of the Company and its unaffiliated stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated stockholders and recommended that the Company’s stockholders adopt the merger agreement at the special meeting. The Board recommends that our stockholders vote “FOR” the adoption of the merger agreement. In addition, the Board also recommends that our stockholders vote “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of the per share merger consideration over the relevant exercise price per share.

Record Date; Stockholders Entitled to Vote; Quorum

Only holders of record of Company common stock at the close of business on May 23, 2013, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 37,209,344 shares of Company common stock were issued and outstanding and held by 42 holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China.

Shares of Company common stock represented by proxies reflecting abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the merger agreement. A quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by our stockholders requires the affirmative vote of (i) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date other than shares owned, directly or indirectly, by Parent, Merger Sub and the Rollover Investors or any of their respective affiliates.

Failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Based on the 37,209,344 shares of Company common stock outstanding on the record date for the special meeting, 18,604,673 shares must be voted in favor of the resolution to adopt the merger agreement, assuming all stockholders will be present and voting in person or by proxy at the special meeting. In the event that Mr. Xianfu Zhu and the Rollover Investors vote all of their shares to approve the resolution, which they have agreed to do, 8,887,168 shares must be voted by other stockholders in favor of the resolution for it to be passed.

Based on the 37,209,344 shares of Company common stock outstanding on the record date for the special meeting, 13,745,920 of the shares held by unaffiliated stockholders must be voted in favor of the adoption of the merger agreement to satisfy the majority of the minority requirement.

Pursuant to a voting agreement, the Rollover Investors have agreed to vote 9,717,505 shares, constituting approximately 26% of the Company’s total common stock outstanding, in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any stockholders’ meeting of the Company.

Approval of, on an Advisory (non-binding) Basis, Specified Compensation

The approval of, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, which is limited to the cash out of stock options at the excess of the per share merger consideration over the relevant exercise price per share, requires the affirmative vote of holders of a majority of the voting power present and entitled to vote thereon.

Abstentions will have the same effect as a vote “AGAINST” the proposal, but the failure to vote your shares of Company common stock will have no effect on the outcome of the proposal.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least of a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Stock Ownership and Interests of Certain Persons

As of May 23, 2013, the record date for the special meeting, the Rollover Investors owned, in the aggregate, 9,717,505 shares of Company common stock entitled to vote at the special meeting, or collectively approximately 26% of the outstanding shares of Company common stock entitled to vote at the special meeting. Pursuant to a voting agreement, the Rollover Investors will vote all of their shares of Company common stock, constituting approximately 26% of the Company’s total common stock outstanding, in favor of the adoption of the merger agreement and in favor of the approval of, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger.

Certain members of our management and the Board have interests that may be different from, or in addition to, those of our stockholders generally. For more information, please read “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 68.

Voting Procedures

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement but will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the proposal to approve on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact: MacKenzie Partners, Inc., the firm assisting us with this proxy solicitation, at +1 (212) 929-5500 (Collect call) or toll free at +1 (800) 322-2885.

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of Company common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Company common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the special meeting.

If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted “FOR” the adoption of the merger agreement, the approval of, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger and approval to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the proposal to adopt the merger agreement. Failure to return your proxy card will not affect the vote regarding the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger or the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Electronic Voting

Our holders of record and many stockholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your shares of Company common stock are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company or other nominee. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter other than the (i) proposal to adopt the merger agreement, (ii) the approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and (iii) the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares of Company common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the Internet, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of Company common stock is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates or in the case of uncertificated shares, as the holder’s name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company or other nominee, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 102 and the text of the Delaware appraisal rights statute, Section 262 of the General Corporation Law of the State of Delaware, which is reproduced in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact MacKenzie Partners, Inc., the firm assisting us with this proxy solicitation, at +1 (212) 929-5500 (Collect call) or toll free at +1 (800) 322-2885.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement attached to this proxy as Annex A carefully and in its entirety because it is the legal document that governs this merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger.

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

At the effective time, the certificate of incorporation and bylaws of the surviving corporation will be in the form of the certificate of incorporation and bylaws of Merger Sub (except with respect to the name of the Company and to comply with certain terms of the merger agreement), until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger (which we refer to as the “closing”) will take place no later than the second business day following the date on which the last of the conditions to closing (described under “The Merger Agreement — Conditions to the Merger”) have been satisfied or waived (to the extent permitted by applicable law and the terms of the merger agreement) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions). The effective time will occur as soon as practicable on the date of the closing upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company, Parent and Merger Sub may agree and specify in the certificate of merger).

Treatment of Common Stock and Options

Common Stock

At the effective time, each share of the Company’s common stock issued and outstanding immediately prior thereto (other than excluded shares described in this subsection) will convert into the right to receive the per share merger consideration. Common stock owned by the Company as treasury stock or by any wholly owned subsidiary of the Company, or by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (including shares contributed to Parent by the Rollover Investors) will be canceled without payment of consideration. Common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL will be canceled without payment of consideration and such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights.”

Options

Immediately prior to the effective time each outstanding stock option (whether vested or unvested) will be canceled as of the effective time of the merger and converted into the right to receive, as soon as reasonably practicable after completion of the merger, an amount in cash equal to the excess, if any, of the per share merger consideration over the exercise price per share of such Stock Option, without interest and less any required withholding taxes.

Exchange and Payment Procedures

Prior to the effective time, Parent will designate a bank or trust company reasonably acceptable to the Company as the paying agent for the payment of the aggregate merger consideration (which we refer to as the “paying agent”). At or prior to the effective time, Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payment of the aggregate per share merger consideration to the holders of shares of Company common stock.

Promptly (but in any event within two business days) after the effective time, each record holder of shares of common stock will be sent a letter of transmittal describing how it may exchange its shares of common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent (or, with respect to shares held in book-entry form, receipt of an “agent’s message” by the paying agent). If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the certificate is properly endorsed and the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the per share merger consideration as provided above. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on the stock transfer books of the surviving corporation of shares of Company common stock that were outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving corporation, Parent or the paying agent any certificates or any transfer instructions relating to shares canceled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of common stock for one year after the effective time may be delivered to the surviving corporation. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the per share merger consideration. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any former record holders of common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate and deliver an agreement of indemnification in a form reasonably satisfactory to the surviving corporation. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Financing

As of the date of the merger agreement, Parent has delivered to the Company a copy of the executed facility agreement from CDB (as defined above on page 22), pursuant to which CDB has committed to provide debt financing to Parent in an aggregate amount up to $320 million (“debt financing”).

As of the date of the merger agreement, Parent has delivered to the Company a copy of the executed equity commitment letter from China Wealth to Holdco (the “equity commitment letter” and together with the facility agreement, the “financing commitments”), pursuant to which China Wealth has committed to provide equity financing to Holdco in the aggregate amount set forth therein (“equity financing” and together with the debt financing, the “financing”).

Parent and Merger Sub will use their reasonable best efforts to obtain the financing for the merger on the terms and conditions described in the financing commitments and to obtain the equity rollover contribution by the Rollover Investors on the terms of the equity rollover letter and will not permit any amendment or modification to be made thereto, or any waiver of any provision or remedy in the facility agreement, if such amendment, modification or waiver (i) reduces the aggregate amount of the financing or, if applicable, the alternative financing (including by changing the amount of fees to be paid or original issue discount), or (ii) imposes new or additional conditions that would reasonably be expected to (x) prevent or materially delay the ability of Parent to consummate the merger or (y) adversely impact the ability of Parent or Merger Sub to enforce its rights against other parties to the financing commitments. However, the foregoing prohibition will not prohibit CDB from adding additional lender(s) to the facility agreement. Parent may not release or consent to the termination of the obligations of any party to provide the financing under the financing commitments or, if applicable the alternative financing agreements. Parent will keep the Company reasonably informed on a reasonably current basis of the status of Parent’s efforts to arrange any alternative financing, if applicable.

In the event that any portion of the financing becomes unavailable, Parent and Merger Sub will use their reasonable best efforts to arrange and obtain alternative financing in an amount sufficient (when added to the portion of the financing that is available) to consummate the merger with terms and conditions not in the aggregate less favorable to Parent and Merger Sub (or their affiliates) as promptly as practicable following such occurrence.

Parent and Merger Sub will use their reasonable best efforts to:

•	satisfy on a timely basis all conditions to funding in the facility agreement;
•	cause the lender to fund the debt financing at the effective time; and
•	subject to the terms and conditions of the equity commitment letter, cause the equity financing to be funded at the effective time.

Parent will give the Company notice promptly (i) upon becoming aware of any breach of any material provisions of, or termination by any party to, the financing commitments or, if applicable, any alternative financing agreements or (ii) upon the receipt of any written or oral notice or other communication from any person with respect to any threatened breach or threatened termination by any party to the financing commitments or, if applicable, any alternative financing agreements.

The Company and its subsidiaries will use reasonable best efforts to provide to Parent, and to use its reasonable best efforts to cause its representatives to provide (each at Parent’s sole expense), all reasonable cooperation in connection with the arrangement of the financing (and, if applicable, any alternative financing) as may be reasonably requested by Parent (provided that such requested cooperation would not require the Company or its affiliates to pay or agree to pay any fees or expenses or give any indemnities to any person prior to effective time and does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries).

Parent and Merger Sub agree that the Company and its affiliates and its and their respective representatives will not, prior to the effective time, incur any indebtedness to any person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by the merger agreement or any cooperation provided by the Company.

The obtaining of the financing and the equity rollover contribution, or any alternative financing, is not a condition to the consummation of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure schedule delivered by the Company in connection therewith and, with respect to representations and warranties made by the Company, the Company’s prior SEC filings). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and authority to carry on the Company’s businesses;
•	the Company’s capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company’s stockholders and the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;
•	the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;
•	the declaration of advisability of the merger agreement and the merger by the special committee and by the Board, and the approval of the merger agreement and the merger by the Board;
•	the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
•	the required vote of the Company’s stockholders to adopt the merger agreement;
•	governmental consents and approvals;
•	the Company’s SEC filings since January 1, 2010 and the financial statements included therein;
•	the absence of certain undisclosed liabilities;
•	compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance rules and regulations of the NASDAQ;
•	the Company’s disclosure controls and procedures and internal controls over financial reporting;
•	the accuracy of the information provided in this proxy statement and the Schedule 13E-3;

•	the absence of a Company “material adverse effect” (as defined below) and the absence of certain other changes or events since December 31, 2011;
•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;
•	compliance with applicable laws, licenses and permits, including the FCPA;
•	tax matters;
•	environmental matters;
•	intellectual property;
•	the absence of a rights agreement and the inapplicability of any anti-takeover law to the merger;
•	real property;
•	material contracts and the absence of any default under, or termination of, any material contract;
•	insurance policies;
•	the absence of any undisclosed broker’s or finder’s fees; and
•	acknowledgment as to absence of any other representations and warranties.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means any circumstance, event, change, effect or development that, individually or in the aggregate together with all other circumstances, events, changes, effects or developments, has had or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, liabilities, properties or business of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following, and, no circumstance, event, change, effect or development, alone or in combination, related to or arising out of any of the following shall be taken into account in determining whether a “material adverse effect” has occurred or may occur:

•	changes in law or in generally accepted accounting principles or in accounting standards after the date of the merger agreement;
•	changes, effects or circumstances in the industries or markets in which the Company or any of its subsidiaries operate;
•	changes in general economic, political or financial market conditions;
•	any suit, claim, request for indemnification or proceeding brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of securities laws or otherwise in connection with the merger agreement or the transactions contemplated therein;
•	any declines or other changes in the market price or change in trading volume of the Company’s capital stock and any failure by the Company to meet any public estimates or expectations of the Company’s revenues, earnings or other financial performance, credit rating or results of operations for any period or any failure by the Company to meet any internal budgets, projections, plans or forecasts of its revenues, earnings or other financial performance or results of operations;
•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their affiliates;
•	any loss of, or change in, the relationship of the Company or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of the merger agreement, the consummation of the transactions contemplated therein;
•	the public disclosure of the merger agreement or the transactions contemplated therein or the consummation of the transactions contemplated therein;

•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters; and
•	actions or omissions taken with the prior written consent of Parent or Merger Subhereto or expressly required or permitted by the merger agreement,

provided, further, that with respect to the first three items listed above, any circumstance, event, change, effect or development related to or arising out of bullets 1 – 3 may be taken into account in determining whether or not there has been a material adverse effect to the extent such circumstance, event, change, effect or development has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been or may be a material adverse effect).

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing;
•	their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;
•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
•	governmental consents and approvals;
•	Parent ownership of Merger Sub and the operations of Merger Sub;
•	the equity commitment letter, the facility agreement, the equity rollover letter and the absence of any default thereunder;
•	sufficiency of funds in the financing contemplated by the equity commitment letter, the facility agreement and the equity rollover letter, subject to certain exceptions;
•	Parent not having any reason to believe the conditions to the financing and the equity rollover contribution will not be satisfied or that the financing and the equity rollover contribution will not be available;
•	the absence of contingencies related to the funding of the financing other than as set forth in the equity commitment letter, the facility agreement and the equity rollover letter;
•	the absence of any side letters or other agreements to which Parent or its affiliates are a party relating to the financing;
•	the execution and the validity and enforceability of guaranties by Mr. Xianfu Zhu and China Wealth of certain obligations of Parent and the lack of any default thereunder;
•	solvency of Parent and the surviving corporation immediately following consummation of the merger;
•	the absence of certain agreements or compensation or equity arrangements;
•	the absence of any undisclosed broker’s or finder’s fees;
•	acknowledgement as to the absence of any other representations and warranties, including with respect to any estimates, forecasts, projections, forward-looking statements or business plans provided by the Company;

•	the accuracy of the information provided by Parent or Merger Sub for inclusion in this proxy statement and the Schedule 13E-3; and
•	the absence of legal proceedings against Parent and Merger Sub.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms. Certain of the Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things “materiality” or “Parent material adverse effect.” For purposes of the merger agreement, “Parent material adverse effect” means any circumstance, event, change, effect or development that, individually or in the aggregate, prevent or impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement.

Conduct of Our Business Pending the Merger

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement and disclosure schedule delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time, unless Parent gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned), the Company and its subsidiaries will cause their businesses to be conducted in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, the Company and its subsidiaries will use their reasonable efforts to preserve their business organizations intact, maintain existing business relations and keep available the services of its current key officers and employees.

Subject to certain exceptions set forth in the merger agreement and disclosure schedules the Company delivered in connection with the merger agreement, unless the Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned), the Company and its subsidiaries are restricted from, among other things: issuing, selling or granting shares of capital stock or other equity or voting interests, subject to certain exceptions;

•	redeeming, purchasing or otherwise acquiring any of the Company’s outstanding shares of capital stock or other equity or voting interest, or any rights, warrants or options to acquire any shares of the Company’s capital stock or other equity or voting interest, subject to certain exceptions;
•	declaring, setting aside or paying any dividend or distribution in respect of any shares of the Company’s capital stock;
•	splitting, combining, subdividing or reclassifying any shares of the Company’s capital stock or other equity or voting interest;
•	entering into any collective bargaining agreements or other agreement with a labor union, works council or similar organization;
•	subject to certain exceptions, (x) incurring or guaranteeing any long-term indebtedness other than under the Company’s or any subsidiary’s existing credit facilities or in the ordinary course of business;
•	adopting or implementing any stock option plan or similar arrangement;
•	selling or leasing any of the Company’s properties or assets whose value or purchase price exceeds $10 million or other than in the ordinary course of business;
•	making any acquisition of the capital stock or a material portion of the assets of another entity other than in the ordinary course of business;
•	materially increasing the compensation or benefits of any director or executive officer (except as required by any current benefit plan or agreement); increasing the salary, wages and benefits of other employees (except in the ordinary course of business); entering into change-in-control or retention agreement with any officer, employee, director or independent contractor; entering into any employment agreement with any officer, employee, director or independent contractor (except in the ordinary course of business consistent with past practice for employees with an annual salary less than $50,000 or an equivalent amount in RMB); establishing, adopting, terminating or amending any benefits plan; or issuing or granting any options, warrants or script rights, calls or commitments giving any person any right to acquire Company common stock;
•	making certain material changes to accounting policies (except as required by GAAP or by law);
•	modifying, amending, terminating or waiving any rights under any material contract, entering into any new material contracts or entering into any new material contract including a change-in-control payment that would be triggered in connection with the merger (in each case, subject to certain exceptions);
•	making changes to the organizational documents of the Company or its subsidiaries; and
•	agreeing, authorizing or committing to do any of the foregoing.

Solicitation of Alternative Transaction Proposals

At any time from and after the execution of the merger agreement and until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

•	solicit, initiate or knowingly facilitate or encourage any inquiry or the making of any alternative transaction proposals;
•	engage in, continue or otherwise participate in discussions or negotiations with any person with respect to any alternative transaction proposal;
•	provide any non-public information to any person in connection with or to encourage or facilitate an alternative transaction proposal; or
•	enter into any letter of intent, agreement or agreement in principle with respect to any alternative transaction proposal.

At any time from and after the execution of the merger agreement and prior to the time the Company receives the stockholder approvals adopting the merger agreement, if the Company receives an unsolicited written alternative transaction proposal from any other person making or renewing an alternative transaction proposal after such date, which proposal the special committee determines in good faith (after consultation with its financial advisor and outside legal counsel) to be a superior proposal or could reasonably be expected to lead to a superior proposal, the Company may:

•	contact such person to clarify the terms and conditions of such proposal; and
•	engage in discussions or negotiations with such person, and furnish to such third party information (including non-public information) pursuant to an acceptable confidentiality agreement (provided that the Company promptly makes such information available to Parent and Merger Sub if not previously made available to Parent or Merger Sub).

The Company must promptly advise Parent of any alternative transaction proposal, any initial request for non-public information concerning the Company or its subsidiaries from any person or group who would reasonably be expected to make an alternative transaction proposal and provide to Parent the material terms and conditions of any alternative transaction proposal including the identity of the person making such alternative transaction proposal.

The Company must keep Parent reasonably informed of any material developments, discussions or negotiations regarding any alternative transaction proposal on a prompt basis and upon the request of Parent must apprise Parent of the status of such alternative transaction proposal. The Company agreed that it will not enter into any confidentiality agreement with any Person subsequent to the date of the merger agreement which prohibits the Company from providing such information to Parent.

Except as permitted by the terms of the merger agreement described below, the Company has agreed in the merger agreement that the Board will not (i) fail to recommend the merger to the Company’s stockholders or fail to include such recommendation in the proxy statement, (ii) change, qualify, withhold, withdraw or modify (or publicly propose to do so), in a manner adverse to Parent, the Company recommendation, (iii) take any formal action or make any recommendation or public statement in connection with a tender offer other than a recommendation against such offer or a customary “stop, look and listen” communication, (iv) adopt, approve or recommend to stockholders (or publicly propose to do so) an alternative transaction proposal (the actions listed in (i) through (iv) are referred to herein as an “adverse recommendation change”), (v) authorize, cause or permit the Company to enter into any letter of intent, agreement or agreement in principle with respect to any alternative transaction proposal or (vi) take any action to terminate the merger agreement in light of a superior proposal.

Prior to the time the Company’s stockholders adopt the merger agreement, the Board may: (a) change, qualify, withhold, withdraw or modify (or publicly propose to do so) in a manner adverse to Parent, the Company recommendation (other than with respect to a superior proposal) if the Board (acting upon the recommendation of the special committee) determines in good faith, after consultation with its financial advisor and outside counsel, that failure to do so could be inconsistent with its fiduciary obligations (such action is referred to herein as a “change in recommendation”); (b) enter into a definitive written agreement with respect to an alternative transaction proposal and terminate the merger agreement if the Board determines in good faith, after consultation with its financial advisor and outside counsel, that such alternative transaction proposal constitutes a superior proposal. However, prior to taking any such action described in the preceding sentences (a) and (b), the Company must comply with the following procedures:

•	the Company must provide at least four business days’ prior written notice to Parent of its intention to take such action, which notice shall include the terms and conditions of the superior proposal and any financing materials related thereto;
•	during such notice period, the Company must negotiate with Parent in good faith (to the extent Parent desires to negotiate) to enable Parent to propose revisions to the terms of the merger agreement, the commitment letters and the guarantees such that it would cause the superior proposal to no longer constitute a superior proposal; and
•	following the end of such notice period, the Board (acting upon the recommendation of the special committee) must have considered in good faith any proposed revisions to the merger agreement, the commitment letter, the guaranties and the equity rollover letter offered in writing by Parent and must have determined that the superior proposal would still constitute a superior proposal if such revisions were given effect.

Nothing in the provisions of the merger agreement relating to alternative transaction proposals prevents the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2(a) or (ii) making any disclosure to its stockholders required by applicable law.

In this proxy statement, we refer to any proposal or offer made by any person (other than Parent, Merger Sub or any of their affiliates) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (B) any one or more assets or businesses of the Company and its subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole as a “alternative transaction proposal.”

In this proxy statement, we refer to written Alternative Transaction Proposal (provided that for purposes of this definition, references to “twenty percent (20%)” in the definition of Alternative Transaction Proposal shall be deemed to be references to “fifty percent (50%)”) on terms which the Company’s board of directors (acting through the special committee) determines in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s stockholders (other than the Rollover Investors) than the terms of the merger agreement (taking into account such factors as the Company Board deems appropriate, including any changes to the terms of the merger agreement proposed by Parent in response to such offer or otherwise) and to be reasonably capable of being consummated on the terms proposed as a “superior proposal” (provided that all references to 20% in the definition of alternative transaction proposal shall be deemed to be references to 50%).

Stockholders Meeting

Unless the merger agreement is terminated, the Company is required to take all reasonable action necessary to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement and the Schedule 13E-3 for the purpose of obtaining the stockholder approvals required by the merger agreement. Subject to the provisions of the merger agreement discussed above under “The Merger Agreement — Solicitation of Alternative Transaction Proposals”, the Board will use its reasonable best efforts to obtain the stockholder approvals required by the merger agreement.

Filings; Other Actions; Notification

The Company and Parent will cooperate and use their respective reasonable best efforts to (i) take all actions and assist and cooperate with the other parties in doing all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective the merger and the other transactions contemplated by the merger agreement (together, such transactions are referred to herein as the “transactions”) in the most expeditions manner reasonably practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices and other documents, (ii) obtain as promptly as practicable all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations necessary, proper or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions, (iii) execute and deliver any additional instruments necessary in order to consummate the transactions and (iv) defend or contest any claim, suit, action or proceeding brought by a third party that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the transactions.

Accounting Treatment of the Merger

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations — Related Issues.”

Conditions to the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or, except with respect to the approval by the Company’s stockholders, waiver if permissible under applicable law) on or prior to the date of closing of the following conditions:

•	the merger agreement must have been duly adopted by both (i) a majority of the outstanding shares of the Company and (ii) a majority of the outstanding shares of the Company not owned, directly or indirectly, by Parent, Merger Sub, the Rollover Investors or any of their respective affiliates; and
•	no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect preventing or making illegal the consummation of the merger.

The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Parent (if permissible under applicable law) on or prior to the date of the closing of the following additional conditions:

•	the representations and warranties of the Company set forth in the merger agreement regarding the Company’s organization and qualification, authorization, special committee, and fairness, capitalization, absence of any event, occurrence or development that would reasonably be expected to have a material adverse effect on the Company and the absence of certain other events, liabilities and developments and the inapplicability of any anti-takeover protections to the merger must be true and correct (except in the case of capitalization for such inaccuracies as are de minimis in the aggregate) as of the effective time as if made on and as of the effective time, and (ii) the other representations and warranties of the Company, without giving effect to any materiality or “material adverse effect” qualifications therein, shall be true and correct as of the effective time as if made on and as of the effective time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct would not reasonably be expected to have a “material adverse effect”;

•	the Company has performed in all material respects all obligations required to be performed by the Company under the merger agreement at or prior to the effective time, and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect;
•	there shall not have been any circumstance, event, change effect or development since the date of the merger agreement that had or would reasonably be expected to have a “material adverse effect” and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect; and
•	no more than 10% of the outstanding Company common stock shall constitute shares owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the DGCL.

The Company’s obligation to effect the merger is subject to the satisfaction or waiver by the Company (if permissible under applicable law) at or prior to the date of the closing of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time (except to the extent made as of an earlier date, in which case as of such earlier date) except where the failure to be true and correct would not reasonably be expected to have a Parent material adverse effect and the Company shall have received a certificate signed on behalf of Parent and by a senior executive officer of Parent to such effect; and
•	each of Parent and Merger Sub has performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the date of the closing, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent and Merger Sub to such effect.

Neither Parent and Merger Sub nor the Company may rely on the failure of any condition to their respective obligations to effect the closing to be satisfied if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the merger and the other transactions contemplated by the merger agreement.

Termination

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•	the merger has not been consummated by the walk-away date (but this right to terminate will not be available to a party if the failure to consummate the merger prior to the walk-away date was primarily due to the failure of such party to perform in all material respects any of its obligations under the merger agreement);
•	any law, injunction, judgment, or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal has become final and non-appealable (but this right to terminate will not be available to a party if the issuance of such final, non-appealable law, injunction, judgment, or ruling is primarily due to the failure of such party to perform in all material respects any of its obligations under the merger agreement); or
•	the stockholder approvals shall not have been obtained at the stockholders meeting duly convened therefor or any adjournment or postponement thereof.

by Parent, if:

•	if the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to Parent and Merger Sub’s obligation to effect the merger and (ii) cannot be cured by the Company by the walk-away date, or if capable of being cured, is not cured within 60 days following receipt by the Company of written notice from Parent of Parent’s intention to terminate (or, if earlier, the walk-away date); provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to the Company’s obligation to effect the merger not being satisfied; or
•	the Board shall have effected an adverse recommendation change or effected a change in recommendation.

by the Company, if:

•	the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in the merger agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to the Company’s obligation to effect the merger and (ii) cannot be cured by the walk-away date, or if capable of being cured, is not cured within 60 days following receipt by the Parent or Merger Sub of written notice from the Company of the Company’s intention to terminate (or, if earlier, the walk-away date); provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Parent and Merger Sub’s obligation to effect the merger not being satisfied;
•	prior to the receipt of the stockholder approvals, in order to concurrently enter into an agreement with respect to an alternative transaction proposal that constitutes a superior proposal, if (i) the Company has complied with the requirements described under “The Merger Agreement — Solicitation of Alternative Transaction Proposals” above and (ii) prior to or concurrently with such termination, the Company pays the termination fee described under “The Merger Agreement — Termination Fees” below, to the extent applicable; or
•	(i) the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated, (ii) the Company has irrevocably confirmed by notice to Parent that all conditions to the Company’s obligation to effect the merger have been satisfied or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated within ten business days after the delivery of such notice.

Termination Fees

The Company is required to pay Parent a termination fee of $4.75 million if:

•	(i) a bona fide alternative transaction proposal shall have been made, proposed or communicated (and not withdrawn), after the date of the amended and restated merger agreement and prior to the stockholders meeting (or prior to the termination of the merger agreement if there has been no stockholders meeting), (ii) following such occurrence, the merger agreement is terminated by the Company or Parent because the merger has not been consummated by the walk-away date or because the stockholder approvals were not obtained at the stockholders meeting or by Parent pursuant to a failure of the representations and warranties of the Company to be true and correct or a breach of any of the covenants and agreements of the Company set forth in the merger agreement (described under “The Merger Agreement — Termination” above) except for any breach or failure of which Mr. Xianfu Zhu has knowledge as at the date of the merger agreement or any breach or failure which is the proximate result of action or inaction taken by the Company at the direction of

Mr. Xianfu Zhu and (iii) within 12 months of the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to any alternative transaction proposal and such alternative transaction proposal is consummated;
•	the merger agreement is terminated by the Company prior to the receipt of the stockholder approvals, in order to concurrently enter into an agreement with respect to an alternative transaction proposal that constitutes a superior proposal; or
•	the merger agreement is terminated by Parent if the Board shall have effected an adverse recommendation change.

Parent is required to pay the Company a termination fee of $12.5 million if:

•	the merger agreement is terminated by the Company pursuant to a failure of the representations and warranties of Parent and Merger Sub to be true and correct or a breach of any of the covenants and agreements of Parent and Merger Sub set forth in the merger agreement (described under “The Merger Agreement — Termination” above); or
•	the merger agreement is terminated by the Company if (i) the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the merger have been satisfied or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated within ten business days after the delivery of such notice.

Mr. Xianfu Zhu and China Wealth have agreed to guarantee 60.61% and 39.39% (determined based upon the relative size of their equity commitments to Parent) respectively, of the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee but Mr. Xianfu Zhu is liable for the total portion of the obligations of Parent if Parent and China Wealth default on their obligations.

Expenses

Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees expenses.

Remedies

The Company’s right to receive the termination fee from Parent (or Mr. Xianfu Zhu and China Wealth pursuant to the limited guaranties) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy against Parent, Merger Sub, the guarantors, the Rollover Investors, the financing sources of the debt financing or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or affiliates for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount no such related party shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Parent’s right to receive payment from the Company the applicable termination fee from the Company will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of Parent and Merger Sub (and the other related parties described in the preceding paragraph) against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), no such related party shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Parent and Merger Sub are entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled under the merger agreement. The Company shall be entitled to enforce specifically the obligation of Parent and Merger Sub to send a drawdown notice under the facility agreement (as defined below, or the alternative financing agreement, if applicable) if the conditions to which the obligations of Parent and Merger Sub to consummate the merger are subject have been satisfied (other than conditions which by their nature cannot be satisfied until the effective time), the conditions to which the obligations of the parties to consummate the merger are subject have been satisfied and the funds contemplated by the facility agreement shall be available.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, Parent and the surviving corporation will indemnify and hold harmless (and Parent will advance expenses to) each individual who is or was a director or officer of the Company or a subsidiary of the Company with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time (including any matters arising in connection with the transactions contemplated by the merger agreement) to the fullest extent permitted under applicable Law, and will assume all obligations of the Company and its subsidiaries in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company’s organizational documents currently in effect. The certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable to such persons with respect to the limitation of liabilities of directors and officers and indemnification than are set forth in the Company’s organizational documents in effect on the date of the merger agreement.

For the six-year period commencing immediately after the effective time, the surviving corporation will maintain in effect the Company’s current directors’ and officers’ liability insurance (or substitute policies including comparable coverage) covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are currently covered by the Company’s directors’ and officers’ liability insurance policy (and any additional individuals who prior to the effective time become covered) on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of the policies in effect on the date of the merger agreement (subject to a limitation of the annual premium paid to 300% of the annual premium as of the date of the merger agreement). In the alternative, the Company may prior to the effective time purchase, for an aggregate amount not to exceed the 300% of the annual premium as of the date of the merger agreement for six years, a six-year prepaid “tail policy” with substantially equivalent coverage, and the surviving corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect.

Parent or the surviving corporation have the right to assume and control the defense of any threatened or actual litigation covered by the provisions described above, unless there is a conflict of interest between Parent and the surviving corporation, on the one hand, and the indemnified parties, on the other (any threatened or actual litigation related to the transactions contemplated by the merger agreement shall be deemed to involve such conflict of interest). However, Parent and surviving corporation may not settle, compromise or consent to any judgment unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability (or the indemnified party otherwise consents).

The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Access

Subject to certain exceptions, the Company will afford Parent, its authorized representatives reasonable access during normal business hours to the Company’s properties, books, contracts and records and will furnish Parent information concerning its business, personnel and properties as Parent may reasonably request.

Modification or Amendment

At any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects, whether before or after receipt of the stockholder approvals, by written agreement of the parties hereto, by action taken by their respective boards of directors (in the case of the Company, acting upon recommendation of the special committee). However, following the receipt of the stockholder approvals, the parties may not amend or supplement the provisions of the merger agreement which by law would require further approval by the stockholders of the Company without such approval.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of more than 5% of the issued and outstanding shares of Company common stock as of May 23, 2013. We had a total of 37,209,344 shares of common stock outstanding as of May 23, 2013. The fully diluted ownership of the Company after the effective time is described under the section captioned “Special Factors — Certain Effects of the Merger.”

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Xianfu Zhu c/o Zhongpin Inc. 21 Changshe Road Changge City, Henan Province The People’s Republic of China	6,442,506		17.3%
Caledonia (Private) Investments Pty Ltd. Gold Fields House Level 21 1 Alfred St Sydney NSW 2000	2,280,527	(3)	6.1%
Prestige Trade Investments Limited C-3401, Topview Garden New Town of Pearl River Guangzhou, China	3,617,693	(4)	9.7%
Pine River Capital Management L.P. 601 Carlson Parkway Suite 330 Minnetonka, MN 55305	3,333,923	(5)	9.0%

(1)	A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of May 23, 2013 (such as through exercise of stock options or warrants).
(2)	For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 23, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership
(3)	Represents beneficial ownership of shares as reported on Amendment No. 1 to Schedule 13G filed with the Commission on February 14, 2011. The Schedule 13G/A reports that Caledonia (Private) Investments Pty Ltd. has sole voting power and sole dispositive power over 2,280,527 shares of our common stock.
(4)	Represents beneficial ownership of shares as reported on Amendment No. 2 to Schedule 13D filed with the Commission on April 11, 2012. The Schedule 13D/A reports that Prestige Trade Investments Limited (“Prestige”) has sole voting power and sole dispositive power over 3,194,893 of our common stock. Mr. Siming Yang, Ms. Fei Xiao and Mr. Chidong Wang, as executive directors of Prestige, have shared voting and dispositive power over 3,194,893 shares and may be deemed to beneficially own the shares owned by Prestige in that they may be deemed to have the power to direct the voting or disposition of the shares. Mr. Yang, Ms. Xiao and Mr. Wang disclaim beneficial ownership as to the 3,194,893 shares owned by Prestige except to the extent of their respective pecuniary interests therein. Ms. Caiyin Fan is a business partner of Mr. Yang and together they beneficially own, and have sole voting and dispositive power over 422,800 shares of common stock (including 356,800 shares of common stock issuable upon exercise of options).
(5)	Represents beneficial ownership of shares as reported on Schedule 13G filed with the Commission on April 25, 2013. The Schedule 13G reports that Pine River Capital Management L.P. (“Pine River”) has shared voting power and shared dispositive power over 3,333,923 shares of our common stock. Brian Taylor is the sole member of Pine River Capital Management LLC, the general partner of Pine River, and therefore may be deemed to have shared voting power and shared dispositive power over the 3,333,923 shares of our common stock owned by Pine River.

The following table sets forth the beneficial ownership of the shares of Company common stock as of May 23, 2013, by each director, each executive officer for the year ended December 31, 2012 and by all directors and executive officers currently employed by the Company as a group. We had a total of 37,209,344 shares of common stock outstanding as of May 23, 2013. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of the individuals listed below is Zhongpin Inc., 21 Changshe Road, Changge City, Henan Province People’s Republic of China.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Xianfu Zhu (Chairman of the Board, Chief Executive Officer and President)	6,442,506		17.3%
Baoke Ben (Executive Vice President and Director)	888,125		2.4%
Raymond Leal (Director)	—		—
Yaoguo Pan (Director)	—		—
Xiaosong Hu (Director)	—		—
Feng Wang (Chief Financial Officer, Vice President, Treasurer and Financial Controller)	67,000	(3)	*
Chaoyang Liu (Vice President of Operations)	619,874		1.7%
All directors and executive officers as a group (seven persons)	8,017,505		21.5%

*	Less than 1%.
(1)	A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of May 23, 2013 (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner, subject to applicable community property laws. None of the shares shown in the table for our directors and executive officers are pledged as security.
(2)	For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 23, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(3)	Represents 67,000 shares of common stock issuable upon the exercise of vested stock options granted to Mr. Wang.

COMMON STOCK TRANSACTION INFORMATION

Purchases by the Company

The table below is a summary of the shares repurchased by us during the year ended December 31, 2011.

	(a) Total Number of Shares Purchased		(b) Average Price Paid per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	(d) Approximate Dollar Value of Shares that May Yet be Purchased Under the Plan or Programs(1)
July 1, 2011 – July 31, 2011	—		—	—	$40,000,000
August 1, 2011 – August 31, 2011	1,069,986		$8.5198	1,069,986	$30,883,918
September 1, 2011 – September 30, 2011	752,452		$8.8793	752,452	$24,202,648
October 1, 2011 – October 31, 2011	853,400		$7.3693	853,400	$17,913,710
November 1, 2011 – November 30, 2011	—		—	—	$17,913,710
December 1, 2011 – December 31, 2011	122,700		$8.5149	122,700	$16,868,926
Total	2,798,538	(2)	$8.2654	2,798,538	$16,868,926

(1)	In July 2011, we announced that the Board of Directors had authorized a Stock Repurchase Program to repurchase up to $10 million of our common stock from July 2011 through July 2012. In August 2011, the dollar amount approved under the Stock Repurchase Program was raised to $40 million and the expiration date was extended to August 2012.
(2)	All, or 2,798,538 repurchased shares, were made in open-market transactions.

The table below is a summary of the shares repurchased by us during the year ended December 31, 2012.

	(a) Total Number of Shares Purchased		(b) Average Price Paid per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	(d) Approximate Dollar Value of Shares that May Yet be Purchased Under the Plan or Programs(1)
January 1, 2012 – January 31, 2012	—		—	—	$16,868,926
February 1, 2012 – February 29, 2012	—		—	—	$16,868,926
March 1, 2012 – March 31, 2012	368,300		$8.4023	368,300	$13,774,353
Total	368,300	(2)	$8.4023	368,300

(1)	In July 2011, we announced that the Board of Directors had authorized a Stock Repurchase Program to repurchase up to $10 million of our common stock from July 2011 through July 2012. In August 2011, the dollar amount approved under the Stock Repurchase Program was raised to $40 million and the expiration date was extended to August 2012. The Stock Repurchase Program expired in August 2012.
(2)	All, or 368,300 repurchased shares, were made in open-market transactions during the three months ended March 31, 2012.

Prior Public Offerings

In March 2011, the Company completed a follow-on underwritten registered public offering of 5,000,000 shares of common stock at a price of $14.10 per share and received net proceeds of approximately $66.4 million.

Transactions by China Wealth, Parent and Merger Sub

There has been no transaction by China Wealth, Parent and Merger Sub of the Company’s common stock during the 60 day period prior to the date hereof.

Transactions by the Rollover Investors

There has been no transaction by the Rollover Investors of the Company’s common stock during the 60 day period prior to the date hereof.

Transactions by the Company’s Executive Officers and Directors

There has been no transaction by the Company’s executive officers and directors of the Company’s common stock during the 60 day period prior to the date hereof.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the special meeting of stockholders, make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights. Holders of the Company’s common stock are urged to read Annex D in its entirety. All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of shares of Company common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and Section 262 of the DGCL is attached to this proxy statement as Annex D and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the Internet, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of Company common stock is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates or in the case of uncertificated shares, as the holder’s name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company or other nominee, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

A record holder such as a broker, dealer, commercial bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: Zhongpin Inc., Attn: Corporate Secretary Room 902, Building F, Phoenix Place, A5 Shuguangxili, Chaoyang District, Beijing, People’s Republic of China 100028, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each stockholder as of the effective time of the merger who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares of Company common stock. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of Company common stock held either in a broker, dealer, commercial bank, trust company or other nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the per share merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the per share merger consideration payable in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Court of Chancery will direct the payment of the fair value of the shares of Company common stock who have perfected appraisal rights, together with interest, if any by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Company common stock have been appraised. The costs of the action (which do not include attorneys’ fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger.

If you properly demand appraisal of your shares of Company common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Company common stock will be converted into the right to receive the per share merger consideration. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SELECTED FINANCIAL INFORMATION

Set forth below is certain selected historical consolidated financial data relating to the Company. The financial data has been derived from (i) the audited financial statements filed as part of our Annual Report on Form 10-K for the year ended December 31, 2012, and (ii) the unaudited financial statements filed as part of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and 2012. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in such Form 10-K and Form 10-Q. See “Where You Can Find More Information” beginning on page 108.

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011
	(In thousands)
Selected Income Statement Data:
Sales revenues	$382,358	$374,127	$1,639,603	$1,456,208
Gross Profit	38,445	35,476	153,386	151,329
Income From Operations	18,544	19,535	72,381	86,404
Net Income	10,610	12,197	44,069	64,221

	March 31,		December 31,
	2013	2012	2012	2011
	(In thousands)
Selected Balance Sheet Data:
Current Assets	$701,966	$496,213	$524,574	$390,055
Total Assets	1,401,086	1,116,628	1,218,635	991,269
Current Liabilities	670,375	506,696	566,275	384,672
Total Liabilities	841,472	602,321	671,197	487,062
Non-controlling interest	889	826	876	827

Comparative Per Share Data

The following sets forth certain historical data for our basic and diluted earnings per share of Company common stock for each of the periods shown.

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011
	(In thousands)
Earnings per Share:
Basic	$0.29	$0.33	$1.18	$1.66
Diluted	0.28	0.33	1.18	1.66

The net book value per share of Company common stock as of March 31, 2013 was $15.04, computed by dividing stockholders’ equity at the end of such period by the weighted average number of shares of Company common stock outstanding.

Ratio of Earnings to Fixed Charges

	Three Months Ended March 31,	Years Ended December 31,
	2013	2012	2011
Ratio of earnings to fixed charges(1)	2.11	2.45	3.93

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minus interest capitalized (if any). Fixed charges consist of interest expense plus imputed interest on rental expenses (if any). The ratio of earnings to fixed charges should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the relevant periods.

No separate financial information is provided for Parent because Parent is a newly formed entity formed in connection with the merger and has no independent operations. No pro forma data giving effect to the merger has been provided. The Company does not believe that such information is material to stockholders in evaluating the proposed merger and merger agreement because (i) the proposed per share merger consideration is all-cash, and (ii) if the merger is completed, the Company’s common stock will cease to be publicly traded.

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s common stock is currently publicly traded on the NASDAQ under the symbol “HOGS.” The following table sets forth the high and low sales prices per share of Company common stock on the NASDAQ for the periods indicated.

	High	Low
2010
First Quarter	$16.49	$11.14
Second Quarter	14.00	10.42
Third Quarter	16.80	11.08
Fourth Quarter	25.00	16.25
2011
First Quarter	$20.50	$14.26
Second Quarter	17.31	9.03
Third Quarter	11.77	7.60
Fourth Quarter	10.95	6.60
2012
First Quarter	$12.50	$8.11
Second Quarter	11.27	8.26
Third Quarter	11.23	9.22
Fourth Quarter	13.02	10.40
2013
First Quarter	$12.98	$12.60
Second Quarter (up to May 24, 2013)	13.03	12.79

The Company has never paid dividends. Accordingly, we do not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, are prohibited from so doing.

On March 26, 2012, the last full trading day prior to the public announcement of the terms of the offer and the merger, the reported closing sales price per share of Company common stock on the NASDAQ was $9.21 per share. The $13.50 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 47% to the closing price on March 26, 2012. On May 24, 2013, the closing price per share was $12.94. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of May 23, 2013, there were approximately 42 record holders of shares of Company common stock.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As of the date of this proxy statement, the Board knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Proposals of stockholders intended for presentation at our 2013 annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office directed to Ms. Wei Sun, Secretary, Zhongpin Inc., Room 902, Building F, Phoenix Place, A5 Shuguangxili, Chaoyang District, Beijing, People’s Republic of China 100028 by December 31, 2012 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act. If a stockholder intends to submit a proposal at our 2013 annual meeting of stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than March 16, 2013 in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act. As to all such matters which we do not have notice on or prior to March 16, 2013, discretionary authority shall be granted to the persons designated in our proxy related to the 2013 annual meeting of stockholders to vote on such proposal.

If the merger is completed, we do not expect to hold our 2013 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at www.zpfood.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. We urge you to read carefully this entire proxy statement, including the annexes, and the other documents incorporated by reference in this proxy statement because the documents incorporated by reference may be important to you. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, any amendments to this proxy statement that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;
•	our proxy statement filed on April 30, 2012; and
•	our Current Report on Form 8-K filed on March 28, 2013.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Room 902, Building F, Phoenix Place, A5 Shuguangxili, Chaoyang District, Beijing, People’s Republic of China 100028, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

GOLDEN BRIDGE HOLDINGS LIMITED,

GOLDEN BRIDGE MERGER SUB LIMITED

ZHONGPIN INC.

and

MR. XIANFU ZHU
(solely for the purposes of Section 6.15)

Dated as of February 8, 2013

INDEX OF DEFINED TERMS

Affiliate	A-16
Agreement	A-7
Alternative Financing	A-32
Alternative Financing Agreements	A-32
Alternative Transaction Proposal	A-31
Business Day	A-8
Certificate	A-8
Certificate of Merger	A-8
Change of Recommendation	A-30
China Wealth Limited Guaranty	A-7
Closing	A-8
Closing Date	A-8
Code	A-11
Company	A-7
Company Acquisition Agreement	A-30
Company Bylaws	A-12
Company Certificate	A-12
Company Common Stock	A-8
Company Contract	A-18
Company Option	A-9
Company Option Plan	A-9
Company Preferred Stock	A-14
Company SEC Reports	A-15
Company Termination Fee	A-37
Confidentiality Agreement	A-28
D&O Premium	A-28
Debt Financing	A-22
Debt Financing Sources	A-32
Disclosure Letter	A-20
Dissenting Shares	A-9
Effective Time	A-8
End Date	A-35
Environmental Laws	A-19
Equity Financing	A-22
Equity Financing Commitment	A-22
Evaluation Date	A-18
Exchange Act	A-15
Exchange Fund	A-10
Excluded Sections	A-34
Facility Agreement	A-22
Filings	A-15
Financing	A-22
Financing Commitments	A-22
GAAP	A-16
Governmental Entity	A-15
Holdco	A-22
Indebtedness	A-23
Indemnified Parties	A-28

Insolvent	A-23
Intellectual Property Rights	A-17
Judgment	A-16
Knowledge	A-15
Law	A-14
Liens	A-13
Limited Guaranties	A-7
Limited Guaranty	A-7
Material Adverse Effect	A-12
Material Permits	A-17
Merger Consideration	A-8
Merger Sub	A-7
Merger Sub Common Stock	A-9
NASDAQ	A-14
Notice of Superior Proposal	A-31
Parent	A-7
Parent Material Adverse Effect	A-21
Parent Termination Fee	A-37
Parties	A-7
Paying Agent	A-10
Person	A-10
Proceeding	A-16
Proxy Statement	A-15
Regulatory Approvals	A-15
SEC	A-15
Securities Act	A-15
Stockholder Approval	A-14
Stockholders’ Meeting	A-19
Subsidiary	A-13
Superior Proposal	A-31
Tax Returns	A-19
Taxes	A-19
Total Common Stock Consideration	A-8

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 8, 2013 (this “Agreement”), by and among Golden Bridge Holdings Limited, a Cayman Islands exempt company with limited liability (“Parent”), Golden Bridge Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mr. Xianfu Zhu and Zhongpin Inc., a Delaware corporation (the “Company” and, together with Parent, Merger Sub and Mr. Xianfu Zhu (with respect to Mr. Xianfu Zhu, solely for the purposes of Section 6.15 herein), the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of November 26, 2012 (the “Merger Agreement”), upon the terms and subject to the conditions of which and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (sometimes referred to herein in such capacity as the “Surviving Corporation”);

WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, certain beneficial owners (the “Rollover Holders”) of Company Common Stock entered into a contribution agreement (the “Rollover Agreement”) pursuant to which the Rollover Holders agreed, among other things, to contribute the shares of Company Common Stock owned by such Rollover Holders (the “Rollover Shares”) to Parent immediately prior to the Effective Time of the Merger;

WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company entered into a voting agreement in favor of Parent (the “Voting Agreement”);

WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Mr. Xianfu Zhu entered into a limited guaranty in favor of the Company with respect to certain payment obligations of Parent under this Agreement (the “Limited Guaranty”) and China Wealth Growth Fund I L.P. entered into a limited guaranty in favor of the Company with respect to certain payment obligations of Parent under this Agreement (the “China Wealth Limited Guaranty” and together with the Limited Guaranty, the “Limited Guaranties”);

WHEREAS, the Parties desire to amend and restate the Merger Agreement as set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the Special Committee of the Company Board (the “Special Committee”), has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, (b) approved the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Board Recommendation”), in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Parent and Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Financing, are advisable and in the best interests of their respective stockholders, and has approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of this Agreement and consummation of the transactions contemplated hereby, including the Merger and the Financing, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement in each case upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree to amend and restate the Merger Agreement as follows:

ARTICLE I

THE MERGER

1.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation in the Merger.

1.2 Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Beijing time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 42nd Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, on the second (2nd) Business Day after the satisfaction or (to the extent permitted by applicable Law and the terms of this Agreement) waiver by the Party or Parties entitled to the benefits of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law and the terms of this Agreement) waiver thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” As used in this Agreement, the term “Business Day” shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, the People’s Republic of China or Hong Kong are authorized or obligated under applicable Law to be closed.

1.3 Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file or cause to be filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The term “Effective Time” shall be the time when the filing of the Certificate of Merger becomes effective or at such other date and time as may be set forth in the Certificate of Merger.

1.4 Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and section 259 of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation, all as provided in the DGCL and other applicable Laws of the State of Delaware.

1.5 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holder of any of the following securities:

(a) Conversion of Company Common Stock.  Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock to be cancelled pursuant to Section 1.5(b) and any Dissenting Shares) shall be converted into the right to receive an amount in cash equal to $13.50 (the “Merger Consideration”), without any interest thereon. The sum of the cash payable to all holders of Company Common Stock in the aggregate is referred to as the “Total Common Stock Consideration.” All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.5(a) shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each such certificate or evidence, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

(b) Cancellation of Treasury Shares.  Each share of Company Common Stock held by the Company as treasury stock or, directly or indirectly, by Parent, Merger Sub, or any wholly owned Subsidiary of the Company, including the Rollover Shares contributed to Parent immediately prior to the Closing in accordance with the Rollover Agreement, immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist as of the Effective Time, and no consideration shall be delivered with respect thereto.

(c) Common Stock of Merger Sub.  Each share of common stock, with no par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, with no par value, of the Surviving Corporation. From and after the Effective Time, all certificates, if any, representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

1.6 Treatment of Options, Stock-Based Awards and Warrants.

(a) As of the Effective Time, each option to purchase Company Common Stock (a “Company Option”) pursuant to the Amended and Restated 2006 Equity Incentive Plan (the “Company Option Plan”) that is then outstanding, vested and unvested, shall be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the Effective Time, cash in an amount equal to (i) the total number of shares of Company Common Stock issuable upon the exercise of such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of Company Common Stock issuable under such Company Option.

(b) As provided herein, unless otherwise determined by Parent, the Company Option Plan shall terminate as of the Effective Time.

(c) At or prior to the Effective Time, the Company (or, as applicable, the board of directors of the Company or the Compensation Committee thereof) shall adopt such resolutions and take all such actions reasonably necessary to (i) terminate the Company Option Plan and all outstanding Company Options as of the Effective Time, without any future liability save for the obligations contemplated by this Section 1.6, including the adoption of any plan amendments, obtaining the approval of the Company Board or a committee thereof, and/or obtaining any necessary employee consents and (ii) cause there to be no rights under the Company Option Plan to acquire Company Common Stock following the Effective Time.

1.7 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, and are held by stockholders of the Company who are entitled to appraisal rights under section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration as described in Section 1.5(a), but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to section 262 of the DGCL; provided that if any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such stockholder’s right to appraisal and payment under the DGCL, such stockholder’s shares of Company Common Stock shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without any interest) as described in Section 1.5(a), and such shares shall not be deemed to be Dissenting Shares.

(b) The Company shall give Parent (i) prompt notice of any written demands received by the Company for appraisal of any shares of Company Common Stock or withdrawals of such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The

Company shall not, except with the prior written consent of Parent, or as required by applicable Law, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

1.8 Changes in Company Common Stock.  If, between the date of this Agreement and the Effective Time, the number of outstanding shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class of shares, by reason of any stock dividend or distribution, subdivision, reclassification, recapitalization, stock split (including a reverse stock split), combination, readjustment or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted to reflect such change.

1.9 Certificate of Incorporation and Bylaws of the Surviving Corporation.  At the Effective Time, each of the certificate of incorporation and bylaws of the Surviving Corporation shall be amended in its entirety to read as the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable Law, in each case except to the extent necessary to (a) comply with Section 6.4 and (b) reflect that the name of the Surviving Corporation shall be Zhongpin Inc. until thereafter amended as provided therein and by applicable Law.

1.10 Directors and Officers of the Surviving Corporation.  From and after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws. From and after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of the Company as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1 Paying Agent.  At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that is reasonably acceptable to the Company as may be designated by Parent at its own cost and expense (the “Paying Agent”), for the benefit of the holders of shares of Company Common Stock, immediately prior to the Effective Time (excluding any shares of Company Common Stock to be cancelled pursuant to Section 1.5(b) and any Dissenting Shares), cash in an amount sufficient for the Paying Agent to make payments under Section 1.5(a), by wire transfer of immediately available funds (such cash amount being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall also act as the agent for the holders of shares of Company Common Stock for the purpose of holding the Certificates and shall obtain no rights or interests in the shares represented by such Certificates. The Exchange Fund shall, pending its disbursement to the holders of shares of Company Common Stock, be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that no such investment or losses shall affect the amounts payable to such holders of Company Common Stock and Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment. Earnings from investments, subject to the immediately preceding proviso, shall be the sole and exclusive property of Parent and the Surviving Corporation. Except as contemplated by Section 2.4, the Exchange Fund shall not be used for any other purpose.

2.2 Exchange Procedures.

(a) Promptly after the Effective Time (but in no event later than two (2) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail to each individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or other entity (“Person”) who was at the Effective Time a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.5(a) (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates that formerly evidenced the shares of Company Common Stock shall pass, only upon proper delivery of such Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which shall have such customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates pursuant to such letter of transmittal in exchange for the Merger Consideration (which instructions shall provide that, at the election of the surrendering holder, such Certificates (including, as applicable, any book-entry shares) may be surrendered and the Merger Consideration in exchange therefor collected by hand delivery), in each case in form and substance reasonably agreed to by Parent and the Company.

(b) Upon the (i) surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto or (ii) receipt of an “agent’s message” by the Paying Agent, as applicable, in the case of shares held in book-entry form, and such other documents as may be reasonably required by the Paying Agent and reasonably approved by Parent and the Company, the holder of such Certificate (including, as applicable, book-entry shares) shall be entitled to receive in respect of each share previously represented thereby cash in the amount of the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Sections 1.5(a).

(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be an obligation of payment that (i) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Paying Agent that such tax either has been paid or is not payable.

(d) Until surrendered as contemplated by this Section 2.2, each Certificate (including, as applicable, book-entry shares) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the number of shares previously represented thereby. From and after the Effective Time, holders of Certificates (including, as applicable, book-entry shares) shall cease to have any rights as stockholders of the Company, except as provided herein or by applicable Law.

2.3 Termination of Exchange Fund.  Any portion of the Exchange Fund (including any interest or earnings from investments received with respect thereto) that remains undistributed to the holders of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand by the Surviving Corporation, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their respective claims for the Merger Consideration that may be payable upon due surrender of their Certificates, as determined pursuant to this Agreement (subject to abandoned property, escheat or other similar Laws), without any interest thereon and less any required withholding of taxes. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any holder of a Certificate for Merger Consideration that was required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law and was so delivered.

2.4 Withholding Rights.  Each of the Surviving Corporation, Parent and the Paying Agent, without double counting, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder of Company Common Stock such amounts any of them reasonably determines as are required to be deducted and withheld with respect to the making of such payments under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, shall be conclusively treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

2.5 Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement with respect to each share of Company Common Stock formerly represented by such Certificate; provided, however, the Surviving Corporation may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in a form reasonably satisfactory to the Surviving Corporation, or a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate alleged to have been lost, stolen or destroyed.

2.6 Transfer Books.  The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.5, if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Disclosure Letter (it being understood that any information set forth on one section or subsection of the Disclosure Letter shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection) or (b) the Company SEC Reports, other than disclosures in the Company SEC Reports contained in the “Risk Factors” and “Forward Looking Statements” sections or any other disclosures in the Company SEC Reports to the extent they are general, nonspecific, forward-looking or cautionary in nature, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company and, except as would not reasonably be expected to have a Material Adverse Effect, each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate of incorporation, bylaws or other equivalent organizational documents except for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, as the case may be, does not have or is not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation of the Company as amended to date (the “Company Certificate”) and the Bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have been furnished or otherwise made available to Parent.

(b) As used in this Agreement, the term “Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any circumstance, event, change, effect or development that, individually or in the aggregate together with all other circumstances, events, changes, effects or developments, has had or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, liabilities, properties or business of the Company and its Subsidiaries, taken as a whole; provided, however, none of the following, and no circumstance, event, change, effect or development, alone or in combination, related to or arising out of any of the following shall be taken into account in determining whether a Material Adverse Effect has occurred or may occur: (i) changes in GAAP or regulatory accounting requirements or changes in Laws (or interpretations thereof) applicable to the Company or any of its Subsidiaries, (ii) changes, effects or circumstances in the industries or markets in which the Company or any of its Subsidiaries operates, (iii) changes in general economic, political or financial market conditions, (iv) any suit, claim, request for indemnification or proceeding brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of the securities Laws or otherwise in connection with this Agreement or the transactions contemplated hereby, (v) any declines or other changes in the Company’s stock price or the trading volume of the Company’s stock or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance, credit rating or results of operations for any period or any failure by the Company to meet any internal budgets, projections, plans or forecasts of its revenues, earnings or other financial performance or results of operations, (vi) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, (vii) any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the announcement of any of the foregoing, (viii) the public disclosure of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (ix) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters or (x) actions or omissions taken with the prior written consent of the other Parties hereto or expressly required or permitted by this Agreement; provided, further, that any circumstance, event, change, effect or development referred to in clauses (i), (ii) and (iii) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such circumstance, event, change, effect or development has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been or may be a Material Adverse Effect).

3.2 Subsidiaries.  All of the Subsidiaries of the Company are set forth in the Company SEC Reports. Except as disclosed in the Company SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (“Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid except as permitted under applicable Law, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary. As used in this Agreement, the term “Subsidiary” means any entity in which the Company owns, directly or indirectly, at least a majority of capital stock or holds at least a majority of equity or similar interest and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

3.3 Authorization, Special Committee and Fairness.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by it of the Merger and other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and, except for the Stockholder Approval, no further action is required on the part of the Company in connection therewith. This

Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or the NASDAQ Global Select Market (“NASDAQ”), as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time (“Law”).

(b) The Special Committee is composed of three (3) members of the Company Board who are not members of the Company’s management. The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to make the Company Board Recommendation to the holders of Company Common Stock. The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement be submitted to the holders of Company Common Stock for their adoption.

(c) The affirmative vote (in person or by proxy) of the holders of both (i) a majority of the outstanding shares of Company Common Stock and (ii) a majority of the outstanding shares of Company Common Stock other than the shares of Company Common Stock owned by Parent, Merger Sub, the Rollover Holders, and their respective Affiliates at the Stockholders’ Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the “Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

3.4 No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the Company Certificate or Company Bylaws, or the certificate of incorporation, bylaws or other equivalent organizational documents of any Subsidiary of the Company, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than any Liens created as a result of any actions by Parent or Merger Sub) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Requisite Regulatory Approvals, conflict with or result in a violation of any Law applicable to the Company or a Subsidiary, or by which any property or asset of the Company or a Subsidiary is bound or affected except, in the case of clauses (b) and (c), as would not reasonably be expected to result in a Material Adverse Effect.

3.5 Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, $0.001 par value per share (“Company Preferred Stock”), of which, as of the date of this Agreement, 37,209,344 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding. As of the date of the Agreement, there were Company Options to purchase 787,000 shares of Company Common Stock in the aggregate outstanding. The representations in this Section 3.5 concerning the number of shares of Company Common Stock outstanding and the number of Company Common Stock subject to Company Options are accurate and correct, except for any inaccuracy that is de minimis. Except as set forth in this Section 3.5 or as disclosed in the Company SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Company Common Stock or Company Preferred Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Company Common Stock or Company Preferred Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws in all material respects, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party. As used in this Agreement, the term “Knowledge” means the knowledge of and the individuals listed in Section 3.5 of the Disclosure Letter.

3.6 Consents and Approvals.  Assuming that the Filings and Regulatory Approvals referred to in Section 4.5 are duly made and obtained, as applicable, and except for (a) filings of applications, notices, petitions, filings, registrations, declarations, submissions and other documentation (“Filings”) with, and permits, consents, approvals, authorizations, clearances, exemptions, nonobjections, waivers or orders (collectively, the “Regulatory Approvals”) from, each federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental, regulatory, self-regulatory or enforcement authority or instrumentality, whether domestic, foreign or supranational (each, a “Governmental Entity”) set forth in the Disclosure Letter, (b) the filing with the United States Securities and Exchange Commission (the “SEC”) of a Proxy Statement in definitive form relating to the meeting of the Company’s stockholders to be held in connection with adoption by the Company’s stockholders of this Agreement and the transactions contemplated hereby (together with any supplements or amendments thereto, the “Proxy Statement”) and a Schedule 13E-3, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (d) any Filings or Regulatory Approvals in connection with compliance with the rules of NASDAQ, and (e) such other Filings or Regulatory Approvals the failure of which to be made or obtained, as applicable, as would not have a Material Adverse Effect, no Filings with, or Regulatory Approvals from, any Governmental Entity are necessary in connection with the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

3.7 Company SEC Reports; Financial Statements.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2010, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company SEC Reports”, on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Reports prior to the expiration of any such extension. As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act (and to the extent such Company SEC Report was amended, then as of the date of effectiveness of such amendment), the Company SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the Company SEC Reports, as of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act (and to the extent such Company SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

3.8 Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Company SEC Reports to the date of this Agreement, except as specifically disclosed in a subsequent Company SEC Report filed prior to the date of this Agreement, (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) in excess of $2,000,000 (or an equivalent amount in RMB) other than (i) liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting other than changes required by GAAP or applicable Law, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except, in the case of clause (b) as would not reasonably be expected to have a Material Adverse Effect, or clause (c) insofar as it would not have an adverse effect on the Company's financial statements reported or to be reported. Except for the Merger or other transactions contemplated hereby or as disclosed in the Company SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities Laws. For purposes of this Agreement, “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

3.9 Legal Proceedings.  As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, and there are no pending or, to the Company’s Knowledge, threatened in writing, any action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) (“Proceeding”) of any nature against the Company or any of its Subsidiaries or to which any of their material properties or assets is subject other than any such Proceedings that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, there is no material judgment, order, injunction or decree (“Judgment”) (other than those of general application that apply to similarly situated companies) outstanding against the Company, any of its Subsidiaries or any of their material properties or assets other than any such Judgments that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

3.10 Compliance.  Neither the Company nor any Subsidiary (a) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or Governmental Entity, or (c) is in violation of any statute, rule or regulation of any Governmental Entity, including without limitation, (i) any Law applicable to its business, (ii) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering Laws, rules or regulations, and (iii) any Laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances except for any such default or violation in respect of clauses (a), (b) or (c) which would not reasonably be expected to result in a Material Adverse Effect.

3.11 Regulatory Permits.  The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses as described in the Company SEC Reports (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit, except where the failure to possess a Material Permit or the revocation or modification of a Material Permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.12 Title to Assets.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have valid land use rights for all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; (ii) Liens that are not reasonably likely to have a Material Adverse Effect, (iii) Liens for the payment of any taxes, the payment of which is neither delinquent nor subject to penalties, (iv) mechanics’, carriers’, workmen’s, repairmen’s, material men’s or other Liens or security interests arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries or that secure a liquidated amount that are being contested in good faith and by appropriate Proceedings, (v) Liens imposed by applicable Law, (vi) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (vii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (viii) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries, (ix) Liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date of this Agreement, and (x) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber. Except as would not reasonably be expected to have a Material Adverse Effect, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

3.13 Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Company SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); provided, however, that the foregoing representation shall be subject to the Knowledge of the Company in respect of Intellectual Property Rights owned by third parties. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the intellectual property rights of any Person. To the Knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their confidential intellectual properties.

3.14 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are in accordance with normal industry practice for companies in the PRC engaged in businesses similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance), and neither the Company nor any Subsidiary is in material breach or default, and neither the Company nor any Subsidiary has taken any action or failed to take action which, with notice or the lapse of time, would constitute a material breach or default, or permit termination or modification, of any of such insurance policies. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.15 Contracts.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports filed prior to the date hereof. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a) is referred to herein as a “Company Contract.”

(b) (i) Except as would not reasonably be expected to have a Material Adverse Effect, each Company Contract is valid and binding on the Company and/or its applicable Subsidiary, enforceable against the Company and its applicable Subsidiaries in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, preference or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or at law)), and is in full force and effect, (ii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Contract is in breach of or default under the terms of any Company Contract, and (iii) as of the date of this Agreement, to the Knowledge of the Company, the Company has not received any notice in writing from any person that such person intends to terminate any Company Contract.

3.16 Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries which would be required to be reported under Item 404 of Regulation S-K promulgated under the Exchange Act (other than for services as employees, officers or directors), including any (a) contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than for transactions described in the Company SEC Reports, (b) payment of salary or consulting fee for services rendered, (c) reimbursement for reasonable expenses incurred on behalf of the Company and (d) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.17 Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the United States Sarbanes-Oxley Act of 2002 which are applicable to it and the applicable listing and corporate governance rules and regulations of NASDAQ. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and reasonably designed such disclosure controls and procedures to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.18 Company Information.  None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the meeting of stockholders for the purpose of considering and taking action upon this Agreement (the “Stockholders’ Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation with respect to information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

3.19 Tax Status.  The Company and each Subsidiary has timely filed all necessary federal, state and foreign income and franchise tax returns (the “Tax Returns”) required to be filed by it and has paid and discharged all federal, state and foreign income and franchise taxes (the “Taxes”) required to be paid or discharged (whether or not shown to be due on any Tax Return), other than such payments as are being contested in good faith by appropriate Proceedings. All such Tax Returns are true, accurate and complete in all material respects. The Company and the Subsidiaries have complied with all applicable Laws relating to the payment and withholding of all material amounts of Taxes and all material amounts of Taxes required to be withheld by the Company or any Subsidiary have been timely withheld and paid over to the appropriate Governmental Entity. No Governmental Entity is now asserting or, to the Knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. There are no pending or, to the Knowledge of the Company, threatened Proceedings for the assessment or collection of Taxes against the Company or any Subsidiary. The provisions for Taxes payable, if any, shown on the financial statements filed with or as part of the Company SEC Reports are sufficient for all accrued and unpaid Taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. There are no Liens for material Taxes (other than Taxes not yet due and payable or Taxes being contested in good faith) upon any of the assets of the Company or any Subsidiary.

3.20 Environmental Matters.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance in all respects with applicable Laws relating to (a) the protection of the environment, human health or natural resources, (b) the handling, use, disposal, release or threatened release of any hazardous substance and (c) pollution, contamination or any injury to Persons or property involving any hazardous substance (“Environmental Laws”). Except as would not reasonably be expected to have a Material Adverse Effect, there are no Proceedings pending before, or, to the Company’s Knowledge, threatened in writing by, any Governmental Entity against the Company or its Subsidiaries relating to any noncompliance under Environmental Law and, to the Knowledge of the Company, there is no reasonable basis for any such Proceeding. Except as would not reasonably be expected to have a Material Adverse Effect, there are no Judgments by or with any Governmental Entity which could reasonably be expected to result in any liabilities or obligations under or in respect of any Environmental Law. Except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there are no hazardous substances at any property (currently or formerly owned or leased by the Company or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against the Company or its Subsidiaries relating to any Environmental Law.

3.21 Foreign Corrupt Practices.  Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, any of its Subsidiaries, any director or officer of the Company or its Subsidiaries, nor, to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has violated in any respect any provision of (a) any company contribution or bribery Laws, (b) the Foreign Corrupt Practices Act of 1977, as amended, or (c) any similar domestic or foreign Laws applicable to the Company.

3.22 OFAC.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3.23 Disclosure Letter.  Simultaneously with the execution of this Agreement, the Company delivered to Parent a letter (the “Disclosure Letter”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission or evidence of materiality of such item or that such item has had or, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor shall it establish any standard of materiality for any purpose whatsoever. Disclosure of any fact, circumstance or information in any Section of the Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other Section of the Disclosure Letter if it is reasonably apparent that such disclosure relates to such Section.

3.24 Application of Takeover Protections.  There is no control share acquisition, business combination, rights plan (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the Laws of the state of Delaware that is, or could become, applicable to the Company as a result of the Parties fulfilling their obligations or exercising their rights hereunder.

3.25 Broker’s Fees.  Other than as set forth in the Disclosure Letter, none of the Company or any of its Subsidiaries nor any of their officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement.

3.26 Opinions.  The Special Committee has received the opinion of each of Cowen and Company (Asia) Limited and Duff & Phelps Securities, LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their Affiliates, and the Rollover Holders) pursuant to the Merger is fair, from a financial point of view, to such holders.

3.27 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, none of the Company, its Affiliates or any of its or their respective directors, officers, employees, advisors, representatives or agents (collectively, “Representatives”) makes any representation or warranty, express or implied, at law or in equity, with respect to the Company or its Subsidiaries or their businesses, assets or properties, or with respect to any other information provided to Parent, Merger Sub, their Affiliates or their Representatives in connection with the transactions contemplated hereby. None of the Company, its Affiliates or their Representatives will have or be subject to any liability or indemnification obligation to Parent, Merger Sub, their Affiliates or their Representatives resulting from the distribution, or making available, to such Persons, or such Persons’ use of, any such information, including any documents, projections, forecasts or other materials made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Each of Parent and Merger Sub hereby acknowledges that the Company makes no representations or warranties except for the representations and warranties contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Company as follows:

4.1 Corporate Organization.

(a) Each of Parent and Merger Sub is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and, except as would not have a Parent Material Adverse Effect, has all requisite corporate power and authority to carry on its business as presently conducted.

(b) As used in this Agreement, the term “Parent Material Adverse Effect” means any circumstance, event, change, effect or development that, individually or in the aggregate, prevents or materially impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement on a timely basis, including the Merger.

4.2 Authorization.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger and the Financing. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the Merger and the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each of Parent and Merger Sub, and no further action is required on the part of Parent or Merger Sub in connection therewith. The Board of Directors of each of Parent and Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Financing, are advisable and in the best interests of their stockholders, and has approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by any applicable Law.

4.3 No Conflicts.  The execution, delivery and performance of this Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or other equivalent organizational documents of Parent or its Subsidiaries or Merger Sub, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of Parent or Merger Sub or otherwise) or other understanding to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound or affected, or (c) subject to the Requisite Regulatory Approvals, conflict with or result in a violation of any Law applicable to Parent or Merger Sub, or by which any property or asset of Parent or Merger Sub is bound or affected.

4.4 Capitalization.  Except as disclosed on Schedules 13D filed with the SEC on December 6, 2012 and in the Rollover Agreement, none of Parent, Merger Sub, or Mr. Xianfu Zhu beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire any Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.5 Consents and Approvals.  Except for Filings required under and in compliance with the applicable requirements of the Exchange Act and the DGCL, no Filings with, or Regulatory Approvals from, any

Governmental Entity are necessary in connection with the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by this Agreement.

4.6 Operation and Ownership of Parent and Merger Sub.  Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will not have engaged in any business activities or conducted any operations, other than pursuant to this Agreement. As of the date of this Agreement, Mr. Xianfu Zhu beneficially owns all of the outstanding shares of Parent, free and clear of all Liens. As of the date of this Agreement, Parent owns beneficially and of record, all of the outstanding shares of Merger Sub Common Stock, free and clear of all Liens. As of the Effective Time, Mr. Xianfu Zhu will beneficially own at least 60.61% of all of the outstanding shares of Jinqiao Investments Limited, which owns, beneficially and of record, all of the outstanding shares of Parent, and Parent will own, beneficially and of record, all of the outstanding shares of the Surviving Corporation Common Stock, in each case, free and clean of all Liens (other than Liens created pursuant to the Financing).

4.7 Legal Proceedings.  As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Parent or Merger Sub, threatened in writing against Parent, Merger Sub or any of their respective Affiliates that would reasonably be expected to have a Parent Material Adverse Effect. As the date of this Agreement, there is no Judgment outstanding against Parent, Merger Sub or any of their respective Affiliates that would reasonably be expected to have a Parent Material Adverse Effect.

4.8 Parent Information.  None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of its Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation with respect to information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

4.9 Financing.  Parent has delivered to the Company (a) a true and complete copy of the Facility Agreement, dated as of November 26, 2012 between Parent and China Development Bank Corporation Hong Kong Branch (the “Facility Agreement”), pursuant to which China Development Bank Corporation Hong Kong Branch has agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided the debt amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”), (b) a true and complete copy of the equity commitment letter, dated November 26, 2012, to Jinqiao Investments Limited, a British Virgin Islands limited liability company (“Holdco”) from China Wealth Growth Fund I L.P. (the “Equity Financing Commitment”) and together with the Facility Agreement, the “Financing Commitments”), pursuant to which China Wealth Growth Fund I L.P. has committed, subject to the terms and conditions set forth therein, to invest in Holdco the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”) and (c) the executed Rollover Agreement. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, no such amendment or modification is contemplated and none of the respective commitments contained in the Financing Commitments have been withdrawn or rescinded in any respect. As of the date of this Agreement, the Financing Commitments are in full force and effect and are the legal, valid and binding obligations of Parent and the other parties thereto. As of the date of this Agreement, there are no side letters or other agreements, contracts or arrangements related to the funding or investment, as applicable, of the Financing or otherwise relating to the Merger other than as expressly set forth in the Financing Commitments or other related documents delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date of this Agreement. The net proceeds contemplated by the Financing (less any amounts of the Financing to be used by Parent to repay any outstanding debt of the Company) will be sufficient for Merger Sub and the Surviving Corporation to fund and pay, as applicable, on the Effective Date

(i) the Exchange Fund and (ii) any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement upon the terms contemplated hereby and all related fees and expenses associated therewith. As of the date of this Agreement, Parent and Merger Sub do not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub at the Effective Time or that the Financing (less any amount of the Financing to be used by Parent to repay any outstanding debt of the Company) will not be sufficient for Merger Sub and the Surviving Corporation fund and to pay, as applicable, on the Effective Date (A) the Exchange Fund and (B) any other amounts required in connection with the consummation of the transactions contemplated by this Agreement upon the terms contemplated hereby and all related fees and expenses associated therewith. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein. The parties hereto agree that it shall not be a condition to Closing for Parent or Merger Sub to obtain the Financing. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Financing Commitments.

4.10 Broker’s Fees.  Neither Parent nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement, other than Credit Suisse (Hong Kong) Limited, the fees and expenses of which will be paid by Parent.

4.11 Voting Agreement; Rollover Agreement.  Parent has delivered to the Company a true, complete and correct copy of (a) the Voting Agreement and (b) the Rollover Agreement. Each of the Voting Agreement and the Rollover Agreement is in full force and effect as of the date of this Agreement and constitutes legal, valid and binding obligations of Parent, and, to the Knowledge of Parent, the other parties hereto.

4.12 Limited Guaranties.  Mr. Xianfu Zhu has delivered to the Company the duly executed Limited Guaranty and China Wealth Growth Fund I L.P. has delivered to the Company the duly executed China Wealth Limited Guaranty. Each of the Limited Guaranties is in full force and effect and is a legal, valid and binding obligation of Mr. Xianfu Zhu and China Wealth Growth Fund I L.P., respectively, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by any applicable Law, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of Mr. Xianfu Zhu or China Wealth Growth Fund I L.P., respectively, under the Limited Guaranty or the China Wealth Limited Guaranty, respectively.

4.13 Solvency.  Neither Parent nor Merger Sub has taken any steps to seek protection pursuant to any bankruptcy Law and neither Parent nor Merger Sub has any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Parent and Merger Sub, individually and on a consolidated basis, are not as of the date of this Agreement, and immediately after giving effect to the transactions contemplated hereby to occur at the Closing, including the Financing and the payment of the Exchange Fund and all other amounts, fees and expenses required to be paid in connection with the consummation of the transactions contemplated by this Agreement will not be, Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (d) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For the purposes of this Agreement, “ Indebtedness” means (i) any liabilities for borrowed money or amounts; (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Person’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in under leases required to be capitalized in accordance with GAAP.

4.14 Certain Actions.  As of the date hereof, there are no contracts or other agreements, arrangements or understandings (whether oral or written), other than the Rollover Agreement and the Voting Agreement, pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Merger or has agreed to vote against any Superior Proposal.

4.15 Business of China Wealth Growth Fund I L.P. and ZT China Wealth Management Limited, its General Partner.  Parent hereby represents that each of China Wealth Growth Fund I L.P. and ZT China Wealth Management Limited, the general partner of the former, is a financial investor in each of its investments, and does not control or manage any entity it invests in.

4.16 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub, their Affiliates or their respective Representatives makes any representation or warranty, express or implied, at law or in equity, with respect to Parent or Merger Sub or their respective businesses, assets or properties, or with respect to any other information provided to the Company, its Affiliates or their respective Representatives in connection with the transactions contemplated hereby. None of Parent, Merger Sub, their Affiliates or their Representatives will have or be subject to any liability or indemnification obligation to the Company, its Affiliates or their Representatives resulting from the distribution, or making available, to such Persons, or such Persons’ use of, any such information, including any documents, projections, forecasts or other materials made available in certain “data rooms” or management presentations in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business Prior to the Effective Time.  Except for matters set forth in Section 5.1 of the Disclosure Letter, as expressly contemplated by or permitted by this Agreement (or as would result naturally from the transactions contemplated hereby) or with the written consent of Parent, which consent shall not be unreasonably conditioned, withheld or delayed, during the period from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course in all material respects and (b) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and keep available the services of its current key officers and employees.

5.2 Company Forbearances.

(a) During the period from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1, except as set forth in Section 5.2 of the Disclosure Letter, as expressly contemplated by or permitted by this Agreement or as required by applicable Law or a Governmental Entity, the Company shall not, and shall not permit any of its Subsidiaries to, without the written consent of Parent, which shall not be unreasonably conditioned, withheld or delayed:

(i) issue, sell, pledge, dispose, encumber, grant, or authorize any shares of Company Common Stock or any other capital stock of the Company or its Subsidiaries, provided that the Company may issue shares of Company Common Stock as required to be issued upon the exercise of settlement of Company Options or other equity awards under the Company Option Plan and the Company and any of its Subsidiaries may issue Company Common Stock or any other capital stock of the Company or its Subsidiaries to the Company or another Company Subsidiary;

(ii) (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or (B) directly or indirectly adjust, split, combine, redeem, reclassify, repurchase or otherwise acquire any shares of its stock (other than repurchases of Company Common Stock in the ordinary course of business to satisfy obligations under equity incentive, deferred compensation, employee benefit plans or other similar plans or arrangements including the withholding of shares in connection with the exercise or vesting of equity incentive awards in accordance with the terms and conditions of such awards);

(iii) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances not in excess of US$10,000,000 (or an equivalent amount in RMB) or in the ordinary course of business;

(iv) acquire (including by merger, consolidation or acquisition of stock or assets) all or any portion of the assets, business, deposits or properties of any other entity, except for acquisitions in the ordinary course of business;

(v) amend or otherwise change the Company Certificate or the Company Bylaws or amend or otherwise change the equivalent governing documents of any of the Subsidiaries of the Company in any material respect;

(vi) implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

(vii) except as required pursuant to existing company benefit plan or other contracts in effect as of the date hereof or as otherwise required by applicable Law, grant any material increase in the compensation of any of its or its Subsidiaries’ directors or executive officers (it being understood that any increase compensation equal to or less than 10% of such director’s or executive officer’s compensation as of the date hereof carried out in the ordinary course of business shall not be deemed a “material increase” for purposes of this Section 5.2(a)(vii));

(viii) (A) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, (B) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company option or restricted stock grant plan, except as permitted under Section 1.6, (C) enter into, terminate or materially amend any Company option or restricted stock grant plan (or any plan, program, agreement, or arrangement that would constitute a Company option or restricted stock grant plan if in effect on the date hereof), (D) enter into any employment agreement with any officer or employee of the Company or any Subsidiary of the Company other than in the ordinary course of business consistent with past practice with respect to employees with an annual base salary of less than US$50,000 (or an equivalent amount in RMB), (E) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or its Subsidiaries or any of their beneficiaries, or (F) issue or grant any options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Company Common Stock or Company Preferred Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Company Common Stock or Company Preferred Stock;

(ix) incur or guarantee any long-term indebtedness for borrowed money except for the incurrence or guarantee of indebtedness (A) under the Company’s or any Company Subsidiary’s existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such indebtedness, (B) in the ordinary course of business or (C) in an amount not in excess of US$10,000,000 (or an equivalent amount in RMB);

(x) other than with respect to any contracts relating to the incurrence or guarantee of long-term indebtedness for borrowed money, enter into, terminate, modify or amend any Company Contract that calls for annual aggregate payments of US$5,000,000 (or an equivalent amount in RMB) or more with a term longer than one (1) year which cannot be terminated without material penalty upon notice of ninety (90) days or less, other than in the ordinary course of business; or

(xi) authorize or agree to take any of the actions prohibited by this Section 5.2(a).

(b) Notwithstanding anything in Section 5.2(a) or otherwise in this Agreement to the contrary, nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement and Schedule 13E-3; Stockholder Approval.

(a) Subject to Section 6.6, promptly following the date of this Agreement, the Company, with the assistance and cooperation of the Parent and the Merger Sub, shall prepare and cause to be filed with the SEC the Proxy Statement relating to the Stockholders’ Meeting and the Company and Parent shall jointly prepare and cause to be filed with the SEC the Schedule 13E-3. Each of the Company and Parent shall, and shall cause its Subsidiaries and Representatives to, provide such information specifically for inclusion or incorporation by reference in the Proxy Statement and Schedule 13E-3 as may be necessary or appropriate so that, at the date it is first mailed to the Company’s stockholders and at the time of the Stockholders’ Meeting or filed with the SEC (as applicable), the Proxy Statement and Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Parties shall use its reasonable best efforts so that the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any information relating to Parent, Merger Sub or the Company or any of their respective Subsidiaries, officers or directors should become known to Parent, Merger Sub or the Company which should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3, so that any of such documents would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company agrees to promptly (i) notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement or Schedule 13E-3 and of any request by the SEC for amendments of, or supplements to, the Proxy Statement or Schedule 13E-3, and (ii) provide Parent with copies of all correspondence between such Party and the SEC with respect to the Proxy Statement and Schedule 13E-3. Prior to filing or mailing (as applicable) the Proxy Statement and Schedule 13E-3 (or any amendment of supplement thereto), or responding to any comments from the SEC with respect thereto, Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement, Schedule 13E-3 and any proposed responses to any SEC comments or communications, and the Company shall consider all additions, deletions or changes suggested thereto by Parent and its counsel in good faith. Each of the Company and Parent shall use its reasonable best efforts to resolve all comments from the SEC with respect to the Proxy Statement and Schedule 13E-3 as promptly as reasonably practicable.

(b) As promptly as reasonably practicable after the Proxy Statement and Schedule 13E-3 shall have been cleared by the SEC, the Company shall (i) establish a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting and (ii) mail a Proxy Statement to the holders of Company Common Stock as of the record date established for the Stockholders’ Meeting. Subject to Section 6.6(c), the Company shall include in the Proxy Statement the recommendation of the Company Board that the Company’s stockholders adopt this Agreement.

6.2 Reasonable Best Efforts.

(a) The Parties shall cooperate with each other, and shall cause each of their respective Subsidiaries or Representatives to, as the case may be, (i) promptly prepare and file all Filings with Governmental Entities that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Merger; and (ii) use its reasonable best efforts promptly to (A) obtain all Regulatory Approvals of all Governmental Entities, and to comply with the terms and conditions thereof, and (B) take, or cause to be taken, all actions, and do, or cause to be done, all other things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, including the Merger, in the most expeditious manner practicable (and, in any event, by no later than the End Date). Each Party shall furnish all information reasonably required for any Filing to be made pursuant to this Section 6.2 and shall have the right to review in advance, and each will consult the other on, in each case subject to applicable Laws relating to the confidentiality of information, all of the information relating to such Party or any of its Subsidiaries or Representatives, or otherwise relating to the transactions contemplated by this Agreement, that appears in any such Filing made with, or other written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the foregoing, each Party shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts to avoid (i) the entry of, or to have vacated, lifted, reversed or overturned, any Judgment, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including vigorously defending any Proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (ii) or eliminate each and every impediment under any applicable Law so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of businesses or assets of Parent, the Company or their respective Subsidiaries or otherwise taking or committing to take actions that limit Parent’s or its Subsidiaries’ freedom of action with respect to, or their ability to retain, any of their respective businesses or assets or those of the Company or its Subsidiaries, in each case, as may be required in order to avoid the entry of, or to effect the dissolution or lift of, any injunction, temporary restraining order, or other order in any Proceeding, which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by this Agreement. No Party shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the request of any Governmental Entity without the consent of the other Parties to this Agreement.

6.3 Access to Information.

(a) From the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1, upon reasonable notice and subject to applicable Laws relating to the confidentiality of information or requirements of Governmental Entities, the Company shall, and shall cause each of its Subsidiaries to, afford Parent’s Representatives reasonable access, during normal business hours, upon reasonable advance notice, to all of its properties, books, contracts, commitments, analyses, projections, plans and records, and, during such period, each of Parent and the Company shall, and shall cause its Subsidiaries to, make available to the other Party (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as may reasonably be requested by the other Party. Neither the Company, nor Parent, nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) jeopardize the attorney-client or other privilege of such Party or such Subsidiaries or (ii) contravene any applicable Law or requirements of Governmental Entities or binding agreement entered into prior to the date of this Agreement.

(b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the Company and Mr. Xianfu Zhu, dated as of April 20, 2012 (the “Confidentiality Agreement”).

6.4 Indemnification; Advancement of Expenses; Exculpation and Insurance.

(a) Parent shall, and shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matter in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries or fiduciaries of the Company or any of its Subsidiaries under benefit plans of the Company and its Subsidiaries (collectively, the “Indemnified Parties”), as provided in the Company Certificate or the Company Bylaws (or equivalent organizational documents of the Company’s Subsidiaries) or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. Without limiting the foregoing, Parent shall cause the certificate of incorporation and bylaws and indemnification or similar agreements of the Surviving Corporation (or any successor) to contain provisions no less favorable to the Indemnified Parties with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions than are set forth as of the date of this Agreement in the Company Certificate and the Company Bylaws and indemnification or similar agreements in effect as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification shall be required by applicable Law.

(b) Without limiting the provisions of Section 6.4(a), following the Effective Time, Parent shall, and shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless each Indemnified Party, and any Person who becomes an Indemnified Party between the date of this Agreement and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened Proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable Law (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law); provided that if required by applicable Law, the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Notwithstanding anything to the contrary contained in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation and its other Subsidiaries not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by such Proceeding from all liability arising out of such Proceeding, and does not include an admission of fault or wrongdoing by any Indemnified Party.

(c) Except as provided below, for at least six (6) years after the Effective Time, (i) Parent shall, and shall cause the Surviving Corporation and its other Subsidiaries to, maintain in full force and effect, on terms and conditions no less advantageous to the Indemnified Parties, or any other Person entitled to the benefit of this Section 6.4, as applicable, than, the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of this Agreement, covering, without limitation, claims arising from facts or events that occurred on or before the Effective Time, including the transactions contemplated hereby (provided that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premiums currently paid by the Company on an annualized basis (the “D&O Premium”), but in such case shall purchase as much of such coverage as possible for such amount); and

(ii) Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. In lieu of such insurance, prior to the Effective Time, the Company may, following consultation with Parent, purchase a six (6) year “tail” prepaid policy on such terms and conditions (provided that the premium for such “tail” policy shall not exceed an amount equal to the D&O Premium), in which event Parent shall cease to have any obligations under the first sentence of this Section 6.4(c).

(d) The obligations of Parent and the Surviving Corporation and its other Subsidiaries under this Section 6.4 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party, or any other Person entitled to the benefit of this Section 6.4, to whom this Section 6.4 applies, without the consent of the affected Indemnified Party or such other Person, as the case may be. If Parent or the Surviving Corporation or any of their respective Subsidiaries or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to and assume all of the obligations set forth in this Section 6.4.

(e) The provisions of this Section 6.4 shall survive the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation and their respective Subsidiaries, and are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party and each other Person entitled to the benefit of this Section 6.4, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

6.5 Stock Exchange Delisting.  Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.6 No Solicitation.

(a) The Company agrees that, except as permitted by Section 6.6(b) and 6.6(c), from the date of this Agreement until the earlier of the Effective Time or the date on which this Agreement is terminated pursuant to Section 8.1 hereof, it shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their Representatives to directly or indirectly: (i) solicit, initiate, encourage or induce an Alternative Transaction Proposal (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to Alternative Transaction Proposals), including, without limitation, by way of public disclosure and by way of providing access to non-public information to any Person; (ii) provide any material non-public information concerning the Company or its Subsidiaries to any Person in connection with an Alternative Transaction Proposal; or (iii) engage in any discussion or negotiation with any third party concerning an Alternative Transaction Proposal (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to Alternative Transaction Proposals) or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations. Notwithstanding the foregoing, the Company agrees that it shall, and shall cause its Subsidiaries and its and their respective Representatives to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with such Person conducted theretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any Alternative Transaction Proposal and shall use reasonable best efforts to require such Person to promptly return or destroy any confidential information previously furnished by the Company, any of its Subsidiaries or any of their respective Representatives.

(b) Notwithstanding anything to the contrary contained in Section 6.6(a), in the event that, prior to the receipt of Stockholder Approval, the Company receives an unsolicited written Alternative Transaction Proposal that the Special Committee determines in good faith (after consultation with the Company’s outside financial and legal advisors) constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may take the following actions:

(i) furnish information concerning the Company and its Subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; and

(ii) engage in discussions or negotiations (including, as a part thereof, making counterproposals) with such Person (and its Representatives) which respect to such Alternative Transaction Proposal; provided, however, that the Company shall promptly (and, in any event, within forty-eight (48) hours) provide or make available to Parent any material non-public information concerning the Company or any of the Subsidiaries that is provided to the Person making such Alternative Transaction Proposal or its Representatives which was not previously or concurrently provided or made available to Parent. As used in this Agreement, the term “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and shall not prohibit the Company from providing information to Parent which the Company is required to provide pursuant to Section 6.6(c).

(c) The Company shall promptly (and in any event within forty-eight (48) hours) advise Parent, orally or in writing, of (i) any Alternative Transaction Proposal, (ii) any initial request for non-public information concerning the Company or any of its Subsidiaries related to, or from any Person or group who would reasonably be expected to make an Alternative Transaction Proposal or (iii) any initial request for discussions or negotiations related to any Alternative Transaction Proposal and in connection with such notice, provide the material terms and conditions thereof and the identity of the Person making such Alternative Transaction Proposal or request. The Company shall (i) keep Parent informed in all material respects of the status and details (including material amendments to the terms thereof) of such Alternative Transaction Proposal or request and (ii) provide to Parent as soon as practicable after receipt thereof copies of all material written correspondence relating to such Alternative Transaction Proposal or request exchanged between the Company or any of its Subsidiaries, on the one hand, and the Person making such Alternative Transaction Proposal or request, on the other hand, concerning the material terms and conditions thereof.

(d) Except as otherwise provided in this Agreement, the Company Board shall not (i) (A) withdraw (or modify in a manner adverse to Parent and Merger Sub), or propose publicly to withdraw (or modify in a manner adverse to Parent and Merger Sub), the Company Board Recommendation or (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Alternative Transaction Proposal (any action in this clause (i) being referred to as a “Change of Recommendation”) or (ii) adopt, approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (each, a “Company Acquisition Agreement”) constituting or related to, or that would reasonably be expected to result in, any Alternative Transaction Proposal (other than an Acceptable Confidentiality Agreement referred to in Section 6.6(b)(i)). Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of Stockholder Approval, (x) if the Special Committee determines in good faith (after consultation with the Company’s outside legal advisors) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, then the Company Board, acting upon the unanimous recommendation of the Special Committee, may make a Change of Recommendation; and (y) if the Company Board determines in good faith (after consultation with the Company’s outside financial and legal advisors) that an Alternative Transaction Proposal constitutes a Superior Proposal, then the Company may enter into a definitive written agreement with respect to such Superior Proposal and terminate this Agreement in accordance with Section 8.1(d)(ii).

(e) The Company shall not be entitled to effect a Change of Recommendation or terminate this Agreement as permitted under Section 6.6(d) unless (i) the Company has provided written notice (a “Notice of Superior Proposal”) at least four (4) Business Days in advance to Parent and Merger Sub advising Parent that the Company Board intends to make a Change of Recommendation or enter into a definitive written agreement with respect to such Superior Proposal, as applicable, and specifying the reasons therefor, and, if such Change of Recommendation is being made as a result of a Superior Proposal, the terms and conditions of such Superior Proposal that is the basis of the proposed action by the Company Board (including the identity of the third party making the Superior Proposal and any financing materials related thereto, if any), and (ii) during the four (4) Business Day period following Parent’s and Merger Sub’s receipt of the Notice of Superior Proposal, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Financing Commitments so that such Superior Proposal ceases to constitute a Superior Proposal or obviates the need for the Change of Recommendation, as applicable; and (iii) following the end of the four (4) Business Day period, the Company Board and the Special Committee shall have determined in good faith, taking into account any changes to this Agreement and the Financing Commitments proposed in writing by Parent and Merger Sub in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal or that a failure to make a Change of Recommendation would be inconsistent with its fiduciary duties. Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.6(e).

(f) Nothing in this Agreement shall restrict the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to its stockholders any position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to its stockholders to comply with applicable Law.

(g) As used in this Agreement, the following terms shall have the following meanings:

(i) As used in this Agreement, the term “Alternative Transaction Proposal” means any proposal or offer made by any Person (other than Parent, Merger Sub or any Affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (B) any one or more assets or businesses of the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole.

(ii) As used in this Agreement, the term “Superior Proposal” means a written Alternative Transaction Proposal (provided that for purposes of this definition, references to “twenty percent (20%)” in the definition of Alternative Transaction Proposal shall be deemed to be references to “fifty percent (50%)”) on terms which the Company Board (acting through the Special Committee) determines in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s stockholders (other than the Rollover Holders) than the terms of this Agreement (taking into account such factors as the Company Board deems appropriate, including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise) and to be reasonably capable of being consummated on the terms proposed.

6.7 Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other written communication received by such party from any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, or could have a

Parent Material Adverse Effect, and (b) any Proceedings commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Affiliates which relate to this Agreement or the transactions contemplated hereby.

6.8 Financing.

(a) Each of Parent and Merger Sub shall use, and cause its Affiliates to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments, including using (and causing their Affiliates to use) their respective reasonable best efforts to (i) satisfy, or cause their Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Sub or their Representatives in the Financing Commitments, (ii) cause the lenders and any other Persons providing the Debt Financing (“Debt Financing Sources”) to fund the Debt Financing at the Effective Time and (iii) subject to the terms and conditions of the Equity Commitment Letter, cause the Equity Financing to be funded at the Effective Time. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent and Merger Sub shall use their respective reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from alternative sources, on terms not in the aggregate less favorable to Parent and Merger Sub (and their Affiliates) than those set forth in the Financing Commitments as in effect on the date of this Agreement, in an amount sufficient, when added to the portion of the Financing that is available, to consummate the transactions contemplated by this Agreement (the “ Alternative Financing”); provided, that, notwithstanding anything to the contrary in this Section 6.8 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required to amend or waive any of the terms or conditions hereof. Parent shall deliver to the Company as promptly as practicable (and no later than two (2) Business Days) after such execution, true and complete copies of all agreements or other arrangements pursuant to which any such alternative sources shall have committed to provide any such Alternative Financing (the “Alternative Financing Agreements”).

(b) To the extent applicable and subject to the terms and conditions of this Agreement, Parent and Merger Sub shall use their respective reasonable best efforts to obtain the Alternative Financing on the terms and conditions described in the Alternative Financing Agreements. Each of Parent and Merger Sub shall use its reasonable best efforts to: (i) maintain in effect the Alternative Financing Agreements, (ii) satisfy on a timely basis all conditions in the Alternative Financing Agreements within its control, (iii) cause the financing sources for the Alternative Financing to fund the Alternative Financing at the Effective Time and (iv) enforce its rights under the Alternative Financing Agreements.

(c) Neither Parent nor Merger Sub shall permit any amendment or modification to be made to, or consent to any waiver of any provisions or remedy under, the Financing Commitments, if such amendment, modification or waiver (i) reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount) contemplated in the Financing Commitments (unless the Equity Financing or Debt Financing, as the case may be, is increased by an amount corresponding to such reduction), (ii) imposes new or additional conditions that would reasonably be expected to (x) prevent or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated hereby or (y) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments. For purposes of clarification, the foregoing shall not prohibit Parent from amending the Facility Agreement to add additional lender(s) (and Affiliates of such additional lender(s)) as a party thereto. Parent shall not release or consent to the termination of the obligations of any party to provide the Financing under the Financing Commitments and, if applicable, the Alternative Financing Agreements. Parent shall give the Company notice promptly (i) upon becoming aware of any breach of any material provisions of, or termination by any party to, the Financing Commitments and, if applicable, the Alternative Financing Agreements or (ii) upon the receipt of any written or oral notice or other communication from any Person with respect to any threatened breach or threatened termination by any party to the Financing Commitments and, if applicable, the Alternative Financing Agreements. Parent shall keep the Company reasonably informed on a reasonably current basis of the status of Parent’s efforts to arrange any Alternative Financing, if applicable.

(d) The Company shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its Representatives to, use their reasonable best efforts to cooperate with Parent’s reasonable requests in connection with the arrangement, consummation, funding or draw-down of the Financing and, if applicable, the Alternative Financing Arrangements; provided that (i) the Company and its Subsidiaries shall not be required to pay or agree to pay any fees or reimburse any expenses or give any indemnities to any Person prior to the Effective Time and (ii) such cooperation by the Company or its Subsidiaries shall not be required to the extent such cooperation unreasonably interferes with the Company’s or its Subsidiaries’ ongoing operations.

(e) All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent, Merger Sub, its Affiliates or their respective Representatives pursuant to this Section 6.8 shall be kept confidential in accordance with the terms of the Confidentiality Agreement. Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not, prior to the Effective Time, incur any indebtedness to any person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.8.

6.9 Takeover Statutes.  If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Parties shall use their reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and its board of directors, grant all necessary approvals) so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

6.10 Resignations.  To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Subsidiaries designated by Parent.

6.11 Participation in Litigation.  Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Proceedings commenced or, to such Party’s knowledge, threatened against such Party which relate to this Agreement and the transactions contemplated hereby. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.12 Publicity.  Each of the Company, Parent and Merger Sub shall consult with the other prior to issuing any press release or making other similar public disclosures with respect to this Agreement, the Merger or the other transactions contemplated hereby and prior to making any Filings with any Governmental Entity with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system on which such Party’s securities are listed or traded, in which case the Party required to make the release or other similar public disclosure or filing shall consult with each other Party to the extent practicable. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form heretofore agreed to by the Parties.

6.13 Merger Sub.  Parent will take all reasonable best actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub will not have engaged in any business activities or conducted any operations, other than pursuant to this Agreement.

6.14 Parent’s Knowledge of Inaccuracies.  Each of Parent and Merger Sub shall promptly notify the Company if at any time before the Closing, Parent or Merger Sub becomes aware of any material inaccuracy in any of the representations and warranties made by the Company in Article III; provided, that, such notification shall be for informational purposes only, and a failure to provide such notification shall not be grounds for termination pursuant to Section 8.1(f)(i).

6.15 Mr. Xianfu Zhu’s Knowledge of Inaccuracies.  As of the date of this Agreement, Mr. Xianfu Zhu has reviewed the terms and conditions of this Agreement, including each of the representations and warranties made by the Company in Article III, and is not aware of any inaccuracy or breach in the representations and warranties made by the Company in Article III and has no knowledge of any circumstance, event, change, effect or development, the existence or magnitude of which has or would reasonably be expected to have a Material Adverse Effect.

6.16 Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act, any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligations of the Parties to consummate the Merger shall be subject to the satisfaction or waiver (to the extent permissible under applicable Law and only with the approval of the Special Committee, except with respect to the Stockholder Approval required under Section 7.1(a) which is not waivable) by Parent and the Company prior to the Effective Time of the following conditions:

(a) Stockholder Approval.  The Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

7.2 Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction, or waiver (to the extent permissible under applicable Law) by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) each of Sections 3.1 (Organization and Qualification), 3.3 (Authorization, Special Committee and Fairness), 3.5 (Capitalization), 3.8 (Material Changes; Undisclosed Events, Liabilities or Developments) and 3.24 (Application of Takeover Protections) (together, the “Excluded Sections”) shall be true and correct in all respects (except in the case of 3.5 (Capitalization) for such inaccuracies as are de minimis in the aggregate) as of the date hereof and as of the Closing Date as though made on or as of such date and (ii) all other representations and warranties of the Company (other than the Excluded Sections) shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the date hereof and the Effective Time as though made on or as of such date, except, in each case, (x) those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, that need to be correct as of such date or with respect to such period, or (y) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) No Material Adverse Effect.  Since the date hereof, there shall not have been any circumstance, event, change, effect or development that has had or would reasonably be expected to have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(d) Dissenting Shareholders.  No more than ten percent (10%) of the outstanding Company Common Stock shall constitute Dissenting Shares.

7.3 Conditions to Obligations of the Company.  The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver (to the extent permissible under applicable Law) by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, except for such failures to be true and correct as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect, both as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date) and disregarding for this purpose all qualifications or limitations set forth in any representations or warranties as to “materiality,” “Parent Material Adverse Effect” and words of similar import. The Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent.  Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination.

(a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approval, by the mutual written agreement of the Company and Parent duly authorized by their boards of directors (in the case of the Company, acting upon the recommendation of the Special Committee).

(b) This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approval, by either the Company or Parent, if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable or any Governmental Entity of competent jurisdiction shall have issued a final order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger contemplated by this Agreement; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, primarily resulted in or materially contributed to such denial of approval, order, injunction or decree or denial of a Requisite Regulatory Approval.

(c) This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approval, by either the Company or Parent if the Merger shall not have been consummated on or before November 26, 2013 (as may be extended pursuant to this Section 8.1(c), the “End Date”); provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, primarily resulted in or materially contributed to the failure of the Closing to occur by such date; provided, further, that if, as of the Business Day immediately preceding the End Date (without any extension thereto, or in the event any Party has extended the End Date pursuant to this Section 8.1(c), as of the Business Day immediately preceding the end of such extension) the condition in Section

7.1(c) has not been satisfied or waived, and all other conditions set forth in Article VII have been satisfied or waived (or, in the case of those conditions that by their nature may only be satisfied at the Closing, such conditions would be satisfied if such Business Day were the Closing Date), then the Company or Parent may extend the End Date for periods of additional thirty (30) calendar days, by delivery to the other Parties of written notice of such extension signed by a senior executive officer of the Company or Parent, as applicable.

(d) This Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent if the Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Stockholder Approval contemplated by this Agreement shall not have been obtained.

(e) This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approval, by the Company, if:

(i) Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) has given rise to or would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured or, if capable of being cured, is not cured by Parent or Merger Sub, as applicable, within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from the Company (or, if the End Date is less than sixty (60) calendar days from the date of receipt of such notice, by the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(e)(i) shall not be available to the Company if a material breach of this Agreement by the Company has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition capable of satisfaction;

(ii) the Company enters into a Company Acquisition Agreement with respect to a Superior Proposal after (A) complying with the applicable provisions of Section 6.6(d) and (B) paying to Parent the Company Termination Fee payable pursuant to Section 8.3(b); or

(iii) if (A) all the conditions to Closing set forth in Section 7.1 and Section 7.2 have been waived or satisfied (other than those conditions that by their nature are to be satisfied at the Closing), (B) Parent and Merger Sub fail to complete the Closing within ten (10) Business Days following the date the Closing should have occurred, (C) the Company has notified Parent in writing that stands and will stand ready, willing and able to consummate the Merger at such time and (D) the Company shall have given Parent written notice of at least one (1) Business Day prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e)(iii).

(f) This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approval, by Parent, if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) has given rise to or would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) of this Agreement and (B) is incapable of being cured or, if capable of being cured, is not cured by the Company within sixty (60) calendar days following receipt of written notice of such breach or failure to perform from Parent (or, if the End Date is less than sixty (60) calendar days from the date of receipt of such notice, by the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(f)(i) shall not be available to Parent if a material breach of this Agreement by Parent or Merger Sub has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition capable of satisfaction; or

(ii) the Company Board effects and has not withdrawn a Change of Recommendation.

The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other Party in accordance with Section 9.2, specifying the provision or provisions hereof pursuant to which such termination is being effected. For the purpose of the preceding sentence, Parent and Merger Sub shall be deemed as one Party.

8.2 Effect of Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Company, Parent, any of their respective Subsidiaries or any of their respective Representatives shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated hereby, except that (a) Sections 6.3(b), 6.12 (only with respect to any press release or public disclosures of the termination of this Agreement and not any other press releases issued or public disclosures made thereafter), 8.2 and 8.3 and Article IX shall survive any termination of this Agreement, and (b) no Party shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement.

8.3 Fees and Expenses.

(a) Except as provided otherwise in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the Merger, shall be paid by the party incurring such fees or expenses, whether or not any of the transactions contemplated hereby, including the Merger, is consummated.

(b) In the event that

(i) the Company terminates this Agreement pursuant to Section 8.1(e)(ii);

(ii) (A) prior to the Stockholders’ Meeting and after the date hereof, any Person shall have made an Alternative Transaction Proposal, which proposal has been publicly disclosed and not withdrawn, and thereafter the Company or Parent terminates this Agreement pursuant to Section 8.1(c) without the Stockholder Approval having been obtained or Section 8.1(d) or (f)(i), except for any breach or failure of which Mr. Xianfu Zhu has knowledge as at the date of this Agreement or any breach or failure which is the proximate result of action or inaction taken by the Company at the direction of Mr. Xianfu Zhu, and (B) within twelve (12) months after such termination, such Alternative Transaction Proposal shall have been consummated or any definitive written agreement with respect to such Alternative Transaction Proposal shall have been entered into; or

(iii) Parent terminates this Agreement pursuant to Section 8.1(f)(ii),

then the Company shall pay Parent a fee in the amount of $4,750,000 (the “Company Termination Fee”) no later than ten (10) Business Days after such termination, in the case of a termination described in clause (i) or (iii) above, or no later than ten (10) Business Days after the consummation of such transaction, in the case of a termination described in clause (ii) above.

For the purposes of the foregoing, the term “Alternative Transaction Proposal” shall have the meaning assigned to such term in Section 6.6(g)(i) except that the references to “twenty percent (20%)” shall be deemed to be references to “fifty percent (50%).” Notwithstanding the foregoing, in no event shall the Company be required to pay the Company Termination Fee (x) on more than one (1) occasion or (y) if, at the time this Agreement is terminated, this Agreement could have been terminated by the Company pursuant to Section 8.1(d)(i). The Parties agree that the payment of the Company Termination Fee shall constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy available to the Parent or Merger Sub with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable and, upon payment of the Company Termination Fee, that Company (and its Subsidiaries and their Representatives) shall have no further liability to the Parent or Merger Sub (or its Subsidiaries or Representatives) hereunder, provided however, nothing in this Section 8.3(b) shall limit the rights of Parent and Merger Sub under Section 9.8.

(c) In the event that the Company terminates this Agreement pursuant to Section 8.1(e)(i) or Section 8.1(e)(iii), then Parent shall pay a termination fee to the Company in an amount equal to $12,500,000 (the “Parent Termination Fee”). The Parties agree that the payment of the Parent Termination Fee shall constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable and, upon payment of the Parent Termination Fee, that Parent (and its Subsidiaries, including Merger Sub, and their Representatives) shall have no further liability to the Company (or its Subsidiaries or Representatives) hereunder. Nothing in this Section 8.3(c) shall limit the rights of the Company under Section 9.8.

(d) The payments of the Company Termination Fee and the Parent Termination Fee contemplated by Sections 8.3(b) and 8.3(c), respectively, shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable, and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of taxes. The Company and Parent acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. In the event that either Party fails to pay when due any amounts payable under this Section 8.3, then such Party shall (i) reimburse the other Party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) pay to the other Party interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made.

8.4 Amendment.  Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, with the approval of the boards of directors of the Parties at any time; provided, however, that (a) in the case of the Company, the Company Board, acting upon the recommendation of the Special Committee, has approved such amendment in writing, and (b) after the Stockholder Approval has been obtained, no amendment shall be made which changes the Merger Consideration or adversely affects the rights of the Company’s stockholders hereunder or is otherwise required under any applicable Law to be approved by such stockholders without, in each case, the approval of such stockholders.

8.5 Extension; Waiver.  At any time prior to the Effective Time, any Party may, to the extent permitted under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or (c) waive compliance with any of the agreements or conditions of the other Party contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. For the purpose of this Section 8.5, Parent and Merger Sub shall be deemed as one Party.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Sections 6.3 (Access to Information), 6.4 (Indemnification; Advancement of Expenses; Exculpation and Insurance), 8.2 (Effect of Termination) and this Article IX, and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2 Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to the Company, to:

21 Changshe Road
Changge City, Henan Province
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: +86 37 4621 9306

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
3605-07, 36/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gregory D. Puff
Facsimile: +852 3694 3001

and

O’Melveny & Myers LLP
Yin Tai Centre, Office Tower, 37th Floor
No. 2 Jianguomenwai Ave.
Chao Yang District
Beijing 100022
Attention: David J. Roberts
Facsimile: +86 10 6563 4201

if to Parent or Merger Sub, to:

21 Changshe Road
Changge City, Henan Province
People’s Republic of China
Attention: Jiangtao Jing
Facsimile: +86 0374 6277819

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004 China
Attention: Peter X. Huang
Facsimile: +86 10 6535 5577

9.3 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Sections of the Disclosure Letter, such reference shall be to an Article or Section of or Exhibit or Section of the Disclosure Letter to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “herewith,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. All Sections of the Disclosure Letter and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement.

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.4 Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the Parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

9.5 Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

9.6 Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles. The Parties agree that any Proceeding brought by any Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the Parties submits to the jurisdiction of any such court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each Party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum.

9.7 Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. The Parties hereby agree that except as expressly set forth in Section 6.4, this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.8 Specific Performance. Notwithstanding anything in this Agreement to the contrary, the Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed by the Company in accordance with their specific terms or are otherwise breached. Accordingly, Parent and Merger Sub shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Company agrees to waive (a) any defense in any action for specific performance that a remedy at Law would be adequate, and (b) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity or pursuant to this Agreement. Notwithstanding the foregoing, each of the Parties hereby acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedies with respect to any such breach shall be the remedies set forth in Sections 8.1, 8.2 and 8.3, except that notwithstanding the foregoing, it is agreed that the Company shall be entitled to enforce specifically Parent’s and Merger Sub’s obligation to send a drawdown notice under the Facility Agreement (or the Alternative Financing Agreement, if applicable) to be funded if the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than conditions which by their nature cannot be satisfied until Closing) and the funds contemplated by the Facility Agreement shall be available.

9.9 WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.10 Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

IN WITNESS WHEREOF, Parent, Merger Sub, Mr. Xianfu Zhu and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

GOLDEN BRIDGE HOLDINGS LIMITED

By:	/s/ Xianfu Zhu Name: Xianfu Zhu Title: Director

GOLDEN BRIDGE MERGER SUB LIMITED

By:	/s/ Xianfu Zhu Name: Xianfu Zhu Title: Director

ZHONGPIN INC.

By:	/s/ Raymond Leal Name: Raymond Leal Title: Director

MR. XIANFU ZHU
solely for the purposes of Section 6.15

By:	/s/ Xianfu Zhu

[Signature Page to Amended and Restated Agreement and Plan of Merger]

Summary of Disclosure Letter

The disclosure letter to the merger agreement provides lists of Company specific information and certain exceptions made to the representations and warranties of the Company in the merger agreement. These lists, information and exceptions relate to the following sections of the merger agreement:

Section 3.1(a) — Organization and Qualification

3.2 — Subsidiaries

3.5 — Capitalization

3.7(a) — Company SEC Reports; Financial Information

3.8 — Material Changes; Undisclosed Events; Liabilities or Developments

3.9 — Legal Proceedings

3.10 — Compliance

3.12 — Title to Assets

3.14 — Insurance

3.24 — Application of Takeover Protections

3.25 — Broker’s Fees

5.2(a)(iii) — Company Forbearances

Cowen and Company (Asia) Limited Unit 1401 Henley Building No. 5 Queen’s Road Central, Hong Kong Type 1, Type 4 & Type 6 Licensed Person CE No. AFP 819

February 8, 2013

The Special Committee of the Board of Directors
Zhongpin Inc.
21 Changshe Road
Changge City, Henan Province
461500, People’s Republic of China

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.001 per share (“Company Common Stock”), of Zhongpin Inc. (the “Company”), other than the Excluded Holders (as defined below), of the Merger Consideration (as defined below) to be received by the stockholders of the Company pursuant to the terms of the draft Amended and Restated Agreement and Plan of Merger as of February 8, 2013 (the “Merger Agreement”), by and among Golden Bridge Holdings Limited, a Cayman Islands exempt company with limited liability (“Parent”), Golden Bridge Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mr. Xianfu Zhu and the Company. We were not engaged to, and did not, assist the Special Committee or the Company in negotiating any terms of the Merger Agreement.

We understand that, pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the “Merger”), and each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, excluding any shares of Company Common Stock held by (i) the Company as treasury stock and any wholly owned subsidiary of the Company, (ii) Parent, Merger Sub, Mr. Xianfu Zhu and certain other beneficial owners of Company Common Stock (collectively, the “Rollover Holders”) and (iii) stockholders of the Company who have properly exercised and perfected their appraisal rights under Delaware law (together, the “Excluded Holders”), will be converted into the right to receive $13.50 in cash (the “Merger Consideration”), without any interest thereon.

We and our affiliates, as part of our investment banking business, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Special Committee of the Board of Directors Zhongpin Inc. February 8, 2013 Page 2

We are acting as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with the Merger and we are entitled to fees for our services, a portion of which was paid upon our engagement, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities that may arise out of our engagement. In 2011, we served as an underwriter of an offering of Company Common Stock by the Company and received underwriting discounts and commissions in connection therewith. Cowen and its affiliates may in the future provide commercial and investment banking services to the Company and may receive fees for rendering such services.

In connection with our opinion, we have:

•	reviewed the financial terms and conditions of the Merger Agreement;
•	reviewed certain publicly available financial and other information relating to the Company and certain other relevant financial and operating data of the Company furnished by the Company’s management;
•	reviewed the facility agreement, dated November 26, 2012, between Parent and China Development Bank Corporation Hong Kong Branch (the “Facility Agreement”) and the equity commitment letter, dated November 26, 2012, from China Wealth Growth Fund I L.P. (the “Equity Financing Commitment” and together with the Facility Agreement the “Financing Commitments”);
•	reviewed certain internal financial and operating information with respect to the business, operations, financial condition and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Company Forecasts”);
•	discussed with certain members of the Company’s management the historical and current business, operations, financial condition and prospects of the Company;
•	compared the reported price and trading history of the Company’s Common Stock to the reported price and trading histories of the shares of certain publicly traded companies we deemed relevant;
•	compared certain operating results of the Company to the operating results of certain publicly traded companies we deemed relevant;
•	reviewed research analyst estimates and financial projections in Wall Street analyst reports for the Company and certain publicly traded companies we deemed relevant (together, “Wall Street Projections”);

Special Committee of the Board of Directors Zhongpin Inc. February 8, 2013 Page 3
•	compared certain financial terms of the Merger to the financial terms of certain selected transactions we deemed relevant; and
•	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and the Special Committee or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon, without independent verification, the assessment of the Company’s management as to the existing products and services of the Company and the viability of, and risks associated with, the future products and services of the Company. In addition, we have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company. We have further relied upon the Company’s representation that all information provided to us by the Company or the Special Committee is accurate and complete in all material respects. We have, with your consent, assumed that the Company Forecasts were reasonably prepared by the Company’s management on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future performance of the Company, and that the Company Forecasts and the Wall Street Projections provide a reasonable basis for this Opinion. We express no opinion as to the Company Forecasts, the Wall Street Projections or the assumptions on which they were made. We have assumed that the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of the Company, Parent or Merger Sub under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Our opinion does not address any legal, tax or accounting matters related to the Merger Agreement or the Merger, as to which we have assumed that the Company and the Special Committee have received such advice from legal, tax and accounting advisors as each has determined appropriate. Our opinion addresses only the fairness of the Merger Consideration, from a financial point of view to the stockholders of the Company (other than the Excluded Holders). We express no view as to any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

Special Committee of the Board of Directors Zhongpin Inc. February 8, 2013 Page 4

For purposes of rendering our opinion, we have assumed in all respects material to our analysis that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining any of those consents and approvals no restrictions or conditions will be imposed that would have an adverse effect on the contemplated benefits of the Merger.

It is understood that our opinion is intended for the benefit and use of the Special Committee and the Board of Directors of the Company in their consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. Our opinion does not constitute a recommendation to any stockholder or any other person as to how to vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, and we were not involved in the negotiation of any of the terms of the Merger. In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration or otherwise.

This opinion was reviewed and approved by our Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company (other than the Excluded Holders).

Very truly yours,

Confidential	February 8, 2013

Special Committee of the Board of Directors
Zhongpin Inc.
21 Changshe Road, Changge City, Henan Province
People’s Republic of China

Dear Members of the Special Committee:

The Special Committee of the Board of Directors (the “Special Committee”) of Zhongpin Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company (other than the Consortium Members, as defined herein, and affiliates of the Consortium Members to the extent applicable), of the Per Share Merger Consideration (as defined herein) to be received by such holders in the Proposed Transaction (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Description of the Proposed Transaction

The Proposed Transaction involves an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated February 8, 2013 among the Company, Golden Bridge Holdings Limited, Golden Bridge Merger Sub Limited and Mr. Xianfu Zhu, the Chief Executive Officer and Chairman of the Company’s Board of Directors, that proposes a “going-private” transaction involving the acquisition of all of the outstanding shares of the Company's common stock not beneficially owned by Mr. Xianfu Zhu and certain rollover investors (together, the “Consortium Members” or the “Insider ”) at a price of US$13.50 per share in cash (the “Per Share Merger Consideration”). We understand the Insider’s ownership position is approximately 26% of the Company’s issued and outstanding common stock. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

Duff & Phelps, LLC	T +1 312 697 4600	www.duffandphelps.com
311 South Wacker Drive	F +1 312 697 0112
Suite 4200
Chicago, IL 60606

Special Committee of the Board of Directors
Zhongpin Inc.

February 8, 2013

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:
a.	The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2011 and 2010 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2012 and 2011;
b.	A detailed financial projections model, prepared by and provided to us by management of the Company, upon which we have relied in performing our analysis (the “Management Projections”);
c.	Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to us by management of the Company;
d.	A letter dated February 5, 2013 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”); and
e.	Documents related to the Proposed Transaction, including the Merger Agreement;
2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;
3.	Reviewed the historical trading price and trading volume of the Company’s common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and an analysis of premiums paid in selected transactions that Duff & Phelps deemed relevant; and
5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Special Committee of the Board of Directors
Zhongpin Inc.

February 8, 2013

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Special Committee’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;
2.	Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;
3.	Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and we have relied upon such matters in performing our analysis;
4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;
5.	Assumed that the representations and warranties made in the Merger Agreement and the Management Representation Letter are substantially accurate;
6.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
7.	Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;
8.	Assumed that all of the conditions required to implement the Proposed Transaction would be satisfied and that the Proposed Transaction would be completed in accordance with the Merger Agreement, without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects will all applicable international, federal and state statutes, rules and regulations; and
9.	Assumed in our analysis, based on Company SEC filings and discussions with Company management, that the number of shares of the Company's common stock issued and outstanding is 37,209,344, and that the Company has outstanding options to purchase 787,000 shares of the Company’s common stock, 513,000 of which are in-the-money at the $13.50 per share offer price; and
10.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

Special Committee of the Board of Directors
Zhongpin Inc.

February 8, 2013

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in this Opinion including as to the reasonableness of such assumptions.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, tax advice, or accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Per Share Merger Consideration in the Proposed Transaction, or with respect to the fairness of any such compensation.

Special Committee of the Board of Directors
Zhongpin Inc.

February 8, 2013

This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Per Share Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Merger Consideration in the Proposed Transaction is fair, from a financial point of view, to certain holders of the Company’s common stock. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated December 11, 2012 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter, except that a copy of this Opinion may be included in its entirety in any filing the Company is required to make with the SEC in connection with the Proposed Transaction, if such inclusion is required by applicable law.

Disclosure of Prior Relationships

Duff & Phelps’ affiliate, Duff & Phelps Securities, LLC (“DPS”), has acted as financial advisor to the Special Committee providing such financial and market related advice and assistance as deemed appropriate in connection with the Proposed Transaction, including assisting the Special Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties pursuant to the “Go-Shop Period” provision of the Merger Agreement, and will receive a fee for its services. Pursuant to the terms of the engagement letter between the Company and Duff & Phelps, a portion of Duff & Phelps’ fee in respect of the Opinion is payable upon Duff & Phelps’ delivery of its Opinion to the Special Committee, and a portion is payable to Duff & Phelps upon consummation of the Proposed Transaction or an alternative transaction. No portion of the fees payable to Duff & Phelps in respect of the Opinion is contingent upon the conclusion reached in the Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Special Committee of the Board of Directors
Zhongpin Inc.

February 8, 2013

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the stockholders of the Company (other than the Consortium Members and affiliates of the Consortium Members to the extent applicable and shares held by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the Delaware General Corporation Law) in the Proposed Transaction is fair from a financial point of view to such holders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights.

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)	Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)	Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d)	Appraisal rights shall be perfected as follows:
(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)	If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

C123456789

ZHONGPIN INC.

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 4:00 p.m., New York Time, on June 25, 2013.

Vote by Internet

- Go to **www.investorvote.com/HOGS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors, acting upon the unanimous recommendation of the special committee, recommends you vote FOR Items 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this Proxy exactly as your name(s) appear(s) on the books of the transfer agent. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 1 6 6 1 5 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01NNDD

TO THE HOLDERS OF COMMON STOCK OF

ZHONGPIN INC.

Computershare Trust Company, N.A. (the "Transfer Agent") has received the advice that the Special Meeting of Stockholders of Zhongpin Inc. will be held at 21 Changshe Road, Changge City, Henan Province, China on June 27, 2013 at 10:00 a.m. (Beijing time), for the purposes set forth in the enclosed Notice of Meeting.

If you are desirous of having Messrs. Xianfu Zhu and Baoke Ben, or either of them, each with full power of substitution, to vote your shares of Common Stock for or against the Resolutions to be proposed, or any of them, at the Special Meeting, kindly execute and forward to the Transfer Agent the attached Proxy. The enclosed postage paid envelope is provided for this purpose. This Proxy should be executed in such manner as to show clearly whether you desire the proxies named herein, or either of them, to vote for or against the Resolutions or any of them, as the case may be. This Proxy MUST be forwarded in sufficient time to reach the Transfer Agent before 4:00 p.m., New York time, on June 25, 2013. Only the registered holders of record at the close of business on May 23, 2013 will be entitled to execute this Proxy.

Computershare Trust Company, N.A.

Dated: May 28, 2013

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — ZHONGPIN INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder of record on May 23, 2013 of Common Stock of Zhongpin Inc., hereby revokes all other proxies and appoints Messrs. Xianfu Zhu and Baoke Ben, or either of them, each with full power of substitution, as proxy for the undersigned, to attend the Special Meeting of Stockholders of Zhongpin Inc. on June 27, 2013 (the "Special Meeting"), and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast in respect of the Common Stock registered in the name of the undersigned at the Special Meeting, and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned as if personally present at the Special Meeting.

This Proxy, when properly signed and dated, will be voted in the manner directed as specified by the undersigned, but if no specification is made, this Proxy will be voted FOR items 1, 2 and 3, and will be voted in the discretion of Messrs. Xianfu Zhu and Baoke Ben, or either of them, on any other matters that may properly come before the Meeting or any adjournment or postponement thereof. A detailed explanation of the resolution within each of the items listed has been included with this Proxy.

This Proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this Proxy with the power of attorney or other authority, if any, under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on June 25, 2013 in order to be counted in the Special Meeting on June 27, 2013. You may also vote your shares in person at the Meeting.